UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Valley National Bancorp
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

1455 VALLEY ROAD
WAYNE, NEW JERSEY 07470
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD, THURSDAY, APRIL 28, 2016

To Our Shareholders:
We invite you to the Annual Meeting of Shareholders of Valley National Bancorp ("Valley") to be held at 100 Furler Street, Totowa, NJ, on Thursday, April 28, 2016 at 9:00 a.m., local time to vote on the following matters:

1.	Election of 13 directors;
2.	Ratification of the appointment of KPMG LLP as Valley's independent registered public accounting firm for the fiscal year ending December 31, 2016;
3.	An advisory vote on executive compensation;
4.	Approval of Valley National Bancorp 2016 Long-Term Stock Incentive Plan; and
5.	A shareholder proposal, if properly presented at the annual meeting.
This year, we have decided to provide access to our proxy materials to certain of our shareholders via the Internet instead of mailing paper copies of the materials. We believe this decision reduces both the amount of paper necessary to produce the materials and the costs associated with printing and mailing the materials to all shareholders. The Notice of Internet Availability of Proxy Materials (“E-Proxy Notice”), which contains instructions on how to access the notice of annual meeting, proxy statement and annual report on the Internet and how to execute your proxy is first being mailed to holders of our common stock on or about March 18, 2016. This notice will also contain instructions on how to receive a paper copy of your proxy materials.
Only shareholders of record at the close of business on February 29, 2016 are entitled to notice of, and to vote at the meeting. Your vote is very important. Whether or not you plan to attend the meeting, please vote in accordance with the instructions provided in the E-Proxy Notice. If you receive paper copies of the proxy materials, please execute and return the enclosed proxy card in the envelope provided or submit your proxy by telephone or the Internet as instructed on the enclosed proxy card. The prompt return of your proxy will save Valley the expense of further requests for proxies.
Attendance at the meeting is limited to shareholders or their proxy holders and Valley guests. Only shareholders or their valid proxy holders may address the meeting. Please allow ample time for the admission process. See information on page 3 – “Annual Meeting Attendance.”
If you accessed this proxy statement through the Internet after receiving an E-Proxy Notice, you may cast your vote by telephone or over the Internet by following the instructions in that Notice. If you received this proxy statement by mail, you may cast your vote by mail, by telephone or over the Internet by following the instructions on the enclosed proxy card.
We appreciate your participation and interest in Valley.
Sincerely,

Alan D. Eskow	Gerald H. Lipkin
Corporate Secretary	Chairman, President and Chief Executive Officer
Wayne, New Jersey
March 18, 2016
Important notice regarding the availability of proxy materials for the 2016 Annual Meeting of Shareholders: This Proxy Statement for the 2016 Annual Meeting of Shareholders, our 2015 Annual Report to Shareholders and the proxy card or voting instruction form are available on our website at: http://www.valleynationalbank.com/filings.html.

VALLEY NATIONAL BANCORP
1455 Valley Road
Wayne, New Jersey 07470
PROXY STATEMENT
Pursuant to the rules of the Securities and Exchange Commission ("SEC"), we have elected to furnish our proxy materials to certain shareholders over the Internet. Most shareholders are receiving by mail a Notice of Internet Availability of Proxy Materials ("E-Proxy Notice"), which provides general information about the annual meeting, the matters to be voted on at the annual meeting, the website on which our proxy statement and annual report are available for review, printing and downloading, and instructions on how to submit proxy votes. The E-Proxy Notice also provides instructions on how to request a paper copy of the proxy materials and how to elect to receive a paper copy of the proxy materials or electronic copy of the proxy materials by e-mail for future meetings.
Shareholders who are current employees of Valley or who have elected to receive proxy materials via electronic delivery will receive via e-mail the proxy statement, annual report and instructions on how to vote. Shareholders who elect to receive paper copies of the proxy materials will receive these materials by mail.
The 2016 notice of annual meeting of shareholders, this proxy statement, the Company’s 2015 annual report to shareholders and the proxy card or voting instruction form are referred to as our “proxy materials”, and are available electronically at the following website: http://www.valleynationalbank.com/filings.html.
GENERAL INFORMATION
We are providing this proxy statement in connection with the solicitation of proxies by the Board of Directors of Valley National Bancorp (“Valley,” the “Company,” “we,” “our” and “us”) for use at Valley’s 2016 Annual Meeting of Shareholders (the “Annual Meeting”) and at any adjournment or postponement of the meeting. You are cordially invited to attend the meeting, which will be held at 100 Furler Street, Totowa, NJ, on Thursday, April 28, 2016 at 9:00 a.m., local time. This proxy statement is first being mailed to shareholders on or about March 18, 2016.
SHAREHOLDERS ENTITLED TO VOTE
The record date for the meeting is February 29, 2016. Only holders of common stock of record at the close of business on that date are entitled to vote at the meeting.

On the record date there were 254,181,037 shares of common stock outstanding. Each share is entitled to one vote on each matter properly brought before the meeting.
HOUSEHOLDING
When more than one holder of our common stock shares the same address, we may deliver only one E-Proxy Notice or set of proxy materials, as applicable, to that address unless we have received contrary instructions from one or more of those shareholders. Similarly, brokers and other intermediaries holding shares of Valley common stock in “street name” for more than one beneficial owner with the same address may deliver only one E-Proxy Notice or set of proxy materials, as applicable, to that address if they have received consent from the beneficial owners of the stock.
We will deliver promptly upon written or oral request a separate copy of the E-Proxy Notice or set of proxy materials, as applicable, to any shareholder, including a beneficial owner of stock held in “street name,” at a shared address to which a single copy of those documents was delivered. To receive these additional copies, you may call or write Dianne M. Grenz, Executive Vice President, Director of Sales, Shareholder and Public Relations, Valley National Bancorp, at 1455 Valley Road, Wayne, New Jersey 07470, telephone (973) 305-3380 or e-mail her at dgrenz@valleynationalbank.com.

If you are a shareholder of record and are either receiving multiple E-Proxy Notices or multiple paper copies of the proxy materials, as applicable, and wish to request future delivery of a single copy or are receiving a single E-Proxy Notice or copy of the proxy materials, as applicable, and wish to request future delivery of multiple copies, please contact Ms. Grenz at the address or telephone number above.
If your shares are held in “street name”, you should contact the broker or other intermediary who holds the shares on your behalf.
PROXIES AND VOTING PROCEDURES
Your vote is important and you are encouraged to vote your shares promptly. Each proxy submitted will be voted as directed. However, if a proxy solicited by the Board of Directors does not specify how it is to be voted, it will be voted as the Board recommends—that is:

•	Item 1 – FOR the election of the 13 nominees for director named in this proxy statement;

1	2016 Proxy Statement

•	Item 2 – FOR the ratification of the appointment of KPMG LLP;

•	Item 3 – FOR the approval, on an advisory basis, of the compensation of our named executive officers;

•	Item 4 – FOR the approval of the Valley National Bancorp 2016 Long-Term Stock Incentive Plan; and

•	Item 5 – AGAINST the shareholder proposal.
We are offering you three alternative ways to vote your shares:
BY INTERNET. If you wish to vote using the internet, you can access the web page at www.voteproxy.com and follow the on-screen instructions or scan the QR code on your E-Proxy Notice or proxy card with your smartphone. Have your proxy card available when you access the web page.
BY TELEPHONE. If you wish to vote by telephone, call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow instructions. Have your E-Proxy Notice or proxy card available when you call.
BY MAIL. To vote your proxy by mail, please sign your name exactly as it appears on your proxy card, date, and mail your proxy card in the envelope provided as soon as possible.
Regardless of the method that you use to vote, you will be able to vote in person or revoke your proxy if you follow the instructions provided below in the sections entitled “Voting in Person” and “Revoking Your Proxy”. If you are a participant in the Company’s Dividend Reinvestment Plan, the shares that are held in your dividend reinvestment account will be voted in the same manner as your other shares, whether you vote by mail, by telephone or by Internet.
If you are an employee or former employee of the Company, and participate in our Savings and Investment Plan (a 401(k) plan with an employee stock ownership feature—“KSOP”), you will receive one proxy card representing the total shares you own through this plan. The proxy card will serve as a voting instruction card for the trustee of the plan where all accounts are registered in the same name. If you own shares through the KSOP and do not vote, the plan trustee will vote the plan shares for which voting instructions are received in the proportion for which instructions for such shares were received under the plan. Therefore, if you are a participant in the KSOP and vote your shares, the trustee will use your vote when determining the proportion.
VOTING IN PERSON.  The method by which you vote will not limit your right to vote at the meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy executed in your favor from the holder of record to be able to vote at the meeting. If you submit a proxy and then wish to change your vote or vote in person at the meeting, you will need to revoke the proxy that you have submitted.
REVOKING YOUR PROXY
You can revoke your proxy at any time before it is exercised by:

•	Delivery of a properly executed, later-dated proxy; or

•	A written revocation of your proxy.
A later-dated proxy or written revocation must be received before the meeting by the Corporate Secretary of the Company, Alan D. Eskow, Valley National Bancorp, at 1455 Valley Road, Wayne, New Jersey 07470, or it must be delivered to the Corporate Secretary at the meeting before proxies are voted. You may also revoke your proxy by submitting a new proxy via telephone or the internet. You will be able to change your vote as many times as you wish prior to the Annual Meeting and the last vote received chronologically will supersede any prior votes.
QUORUM REQUIRED TO HOLD THE ANNUAL MEETING
The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote generally for the election of directors is necessary to constitute a quorum at the meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power to vote with respect to that item and has not received instructions from the beneficial owner. Brokers do not have discretionary power to vote on the following items absent instructions from the beneficial owner: the election of directors, the advisory vote on executive compensation, the approval of the Valley National Bancorp 2016 Long-Term Stock Incentive Plan, or the shareholder proposal.
REQUIRED VOTE

•
To be elected to a new term, directors must receive a majority of the votes cast (the number of shares voted “FOR” a nominee must exceed the number of shares voted “AGAINST” the nominee). Each nominee for director has tendered an irrevocable resignation that will become effective if he or she fails to receive a majority of the votes cast at the annual meeting and the Board accepts the tendered resignation. Abstentions and broker non-votes are not counted as votes cast and have no effect on the election of a director. If there is a contested election (which is not the case in 2016), directors are elected by a plurality of votes cast at the meeting.

2	2016 Proxy Statement

•	The ratification of the appointment of KPMG LLP will be approved if a majority of the votes cast are voted FOR the proposal. Abstentions and broker non-votes will have no impact on the outcome.

•
The advisory vote on executive compensation will be approved if a majority of the votes cast are voted FOR the proposal. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome.

•
The Valley National Bancorp 2016 Long-Term Stock Incentive Plan will be approved if a majority of the votes cast are voted FOR the proposal. Abstentions and broker non-votes will have no impact on the outcome.

•	The shareholder proposal will be approved if a majority of the votes cast are voted FOR the proposal. Abstentions and broker non-votes will have no impact on the outcome.
ANNUAL MEETING ATTENDANCE
Only shareholders or their proxy holders and Valley guests may attend the Annual Meeting. For registered shareholders, an admission ticket is attached to your proxy card. Please detach and bring the admission ticket with you to the meeting. For other registered shareholders, please bring your E-Proxy Notice to be admitted to the meeting.
If your shares are held in street name, you must bring to the meeting evidence of your stock ownership indicating that you beneficially owned the shares on the record date for voting and a valid form of photo identification to be allowed access.
METHOD AND COST OF PROXY SOLICITATION
This proxy solicitation is being made by our Board of Directors and we will pay the cost of soliciting proxies. Proxies may be solicited by officers, directors and employees of the Company in person, by mail, telephone, facsimile or other electronic means. We will not specially compensate those persons for their solicitation activities. In accordance with the regulations of the SEC and the New York Stock Exchange ("NYSE"), we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expense incurred in sending proxies and proxy materials to their customers who are beneficial owners of Valley common stock. We are paying Laurel Hill Advisory Group, LLC - US a fee of $8,000 plus out of pocket expenses to assist with solicitation of proxies.

ITEM 1
ELECTION OF DIRECTORS
DIRECTOR INFORMATION
We are asking you to vote for the election of directors. Under our by-laws, the Board of Directors (the “Board”) fixes the exact number of directors, with a minimum of 5 and a maximum of 25. The number of directors has been fixed by the Board at 13.
The persons named as proxies intend to vote the proxies FOR the election of the 13 persons named below (unless the shareholder otherwise directs). If, for any reason, any nominee becomes unavailable for election and the Board selects a substitute nominee, the proxies will be voted for the substitute nominee selected by the Board. The Board has no reason to believe that any of the named nominees is not available or will not serve if elected. The Board retains the right to reduce the number of directors to be elected if any nominee is not available to be elected.
Each candidate for director has been nominated to serve a one-year term until our 2017 annual meeting and thereafter until the person’s successor has been duly elected and qualified. In considering a nominee as a Valley director, the Board seeks to ensure that the Board is composed of members whose particular experience, qualifications, attributes and skills, as a whole, can satisfy its supervision responsibilities effectively. To accomplish this, guidelines are set by the Nominating and Corporate Governance Committee, further discussed below under the Corporate Governance section.
Set forth below are the names and ages of the Board’s nominees for election; the nominees’ position with the Company (if any); the principal occupation or employment of each nominee for at least the past five years; the period during which each nominee has served as our director; any other directorships during the past five years (if any) held by the nominee with companies registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or registered as an investment company under the Investment Company Act of 1940; and other biographical information for each individual director. In addition, described below is each director nominee’s particular experience, qualification, attributes or skills that has led the Board to conclude that the person should serve as a director of Valley.

3	2016 Proxy Statement

Gerald H. Lipkin, 75

Chairman of the Board, President and Chief Executive Officer of Valley National Bancorp and Valley National Bank.
Director since: 1986
Other directorships: Federal Reserve Bank of New York (FRBNY); Federal Home Loan Bank of New York (FHLBNY)

Mr. Lipkin began his career at Valley in 1975 as a Senior Vice President and lending officer, and has spent his entire business career directly in the banking industry. He became CEO and Chairman of Valley in 1989. Prior to joining Valley, he spent 13 years in various positions with the Comptroller of the Currency as a bank examiner and then Deputy Regional Administrator for the New York region. Mr. Lipkin was elected a Class A director to the Federal Reserve Bank of New York during 2013. He serves on the Federal Home Loan Bank of New York’s Board as a Member Director representing New Jersey for a four year term that commenced on January 1, 2014. Mr. Lipkin is a graduate of Rutgers University where he earned a Bachelor’s Degree in Economics. He received a Master’s Degree in Business Administration in Banking and Finance from New York University. He is also a graduate of the Stonier School of Banking. Mr. Lipkin’s education, his lending and commercial banking background for over 50 years in conjunction with his leadership ability make him a valuable member of our Board of Directors.

Andrew B. Abramson, 62

President and Chief Executive Officer, Value Companies, Inc. (a real estate development and property management firm).
Director since: 1994

Mr. Abramson is a licensed real estate broker in the States of New Jersey and New York. He graduated from Cornell University with a Bachelor’s Degree, and a Master’s Degree, both in Civil Engineering. With 36 years as a business owner, an investor and developer in real estate, he brings management, financial, and real estate market experience and expertise to Valley’s Board of Directors.

Peter J. Baum, 60

Chief Financial Officer and Chief Operating Officer, Essex Manufacturing, Inc. (manufacturer, importer and distributor of consumer products).
Director since: 2012

Mr. Baum joined Essex Manufacturing, Inc. in 1978 as an Asian sourcing manager. Essex Manufacturing, Inc. has been in business over 53 years and imports various consumer products from Asia. Essex distributes these products to large retail customers in the U.S. and globally. Mr. Baum graduated from The Wharton School at the University of Pennsylvania in 1978 with a B.S. in Economics. Mr. Baum brings over 34 years of business experience including as a business owner for 19 years. Mr. Baum also brings financial experience and expertise to Valley’s Board of Directors.

Pamela R. Bronander, 59

Vice President, KMC Mechanical, Inc.; President, Kaye Mechanical Contractors LLC (mechanical contractor).
Director since: 1993

Ms. Bronander has full managerial responsibility for the financial and legal aspects of two mechanical contracting companies, KMC Mechanical, Inc. and Kaye Mechanical Contractors LLC. Ms. Bronander was formerly an officer of Scandia Packaging Machinery Company. She graduated with a Bachelor’s Degree in Economics from Lafayette College. Ms. Bronander brings years of general business, managerial, and financial expertise to Valley’s Board of Directors.

4	2016 Proxy Statement

Eric P. Edelstein, 66

Consultant.
Director since: 2003

Mr. Edelstein is a former Director of Aeroflex, Incorporated and Computer Horizon Corp.; former Executive Vice President and Chief Financial Officer of Griffon Corporation (a diversified manufacturing and holding company), and a former Managing Partner at Arthur Andersen LLP (an accounting firm). Mr. Edelstein was employed by Arthur Andersen LLP for 30 years and held various roles in the accounting and audit division, as well as the management consulting division. He received his Bachelor’s Degree in Business Administration and his Master’s Degree in Professional Accounting from Rutgers University. With 29 years of experience as a practicing CPA and as a management consultant, Mr. Edelstein brings in-depth knowledge of generally accepted accounting and auditing standards as well as a wide range of business expertise to our Board. He has worked with audit committees and boards of directors in the past and provides Valley’s Board of Directors with extensive experience in auditing and preparation of financial statements.

Mary J. Steele Guilfoile, 62

Chairman of MG Advisors, Inc. (financial services merger and acquisition advisory and consulting firm).
Director since: 2003
Other directorships: Interpublic Group of Companies, Inc., CH Robinson Worldwide

Ms. Guilfoile is the former Executive Vice President and Corporate Treasurer of J.P. Morgan Chase & Co. (a global financial services firm) and a former Partner, Chief Financial

Officer and Chief Operating Officer of The Beacon Group, LLC (a private equity, strategic advisory and wealth management partnership). Ms. Guilfoile is Chairman of MG Advisors, Inc. and is also a Partner of The Beacon Group L.P. (a private investment group), a CPA, Chairman of the Audit Committee of Interpublic Group of Companies, Inc., and was Chairman of the Audit Committee of Viasys Healthcare, Inc. She received her Bachelor’s Degree in Accounting from Boston College Carroll School of Management and her Master’s Degree in Business Administration with concentrations in strategic marketing and finance from Columbia University Graduate School of Business. With her wide range of professional experience and knowledge, Ms. Guilfoile brings a variety of business experience in corporate governance, risk management, accounting, auditing, investment and management expertise to Valley’s Board of Directors.

Graham O. Jones, 71

Partner and Attorney, at law firm of Jones & Jones.
Director since: 1997

Mr. Jones has been practicing law since 1969, with an emphasis on banking law since 1980. He has been a Partner of Jones & Jones since 1982 and served as the former President and Director of Hoke, Inc., (manufacturer and distributor of fluid control products). He was a Director and General Counsel for 12 years at Midland Bancorporation, Inc. and Midland Bank & Trust Company. Mr. Jones was a partner at Norwood Associates II for 10 years and was a President and Director for Adwildon Corporation (bank holding company). Mr. Jones received his Bachelor’s Degree from Brown University and his Juris Doctor Degree from the University of North Carolina School of Law. With his business and banking affiliations, including partnerships and directorships, as well as professional and civic affiliations, he brings a long history of banking law expertise and a variety of business experience and professional achievements to Valley’s Board of Directors.

5	2016 Proxy Statement

Gerald Korde, 72

President, Birch Lumber Company, Inc. (wholesale and retail lumber distribution company).
Director since: 1989

Mr. Korde is the owner of Birch Lumber Company, Inc. and has various business interests including real estate investment projects with Chelsea Senior Living and Inglemoor Care Center of Livingston. He earned a Bachelor’s Degree in Finance from the University of Cincinnati. Mr. Korde’s background as a former owner and manager of motels provides a long history of entrepreneurship and managerial knowledge that provides value to Valley’s Board of Directors.

Michael L. LaRusso, 70

Financial Consultant.
Director since: 2004

Mr. LaRusso is a former Executive Vice President and a Director of Corporate Monitoring Group at Union Bank of California. He held various positions as a federal bank regulator with the Comptroller of the Currency for 23 years and assumed a senior bank executive role for 15 years in large regional and/or multinational banking companies (including Wachovia, Citicorp and Union Bank of California). He holds a Bachelor’s Degree in Finance from Seton Hall University and he is also a graduate of the Stonier School of Banking. Mr. LaRusso’s extensive management and leadership experience with these financial institutions positions him well to serve on Valley’s Board of Directors.

Marc J. Lenner, 50

Chief Executive Officer and Chief Financial Officer of Lester M. Entin Associates (a real estate development and management company).
Director since: 2007

Mr. Lenner became the Chief Executive Officer and Chief Financial Officer at Lester M. Entin Associates in January 2000 after serving in various other executive positions within the company. He has experience in multiple areas of commercial real estate markets throughout the country (with a focus in the New York tri-state area), including management, acquisitions, financing, development and leasing. Mr. Lenner is the Co-Director of a charitable foundation where he manages a multi-million dollar equity and bond portfolio. Prior to Lester M. Entin Associates, he was employed by Hoberman Miller Goldstein and Lesser, P.C., an accounting firm. He attended Muhlenberg College where he earned a Bachelor’s Degree in both Business Administration and Accounting. With Mr. Lenner’s financial and professional background, he provides management, finance and real estate experience to Valley’s Board of Directors.

6	2016 Proxy Statement

Barnett Rukin, 75

Chief Executive Officer, SLX Capital Management LLC (asset manager).
Director since: 1991

Mr. Rukin was the Chief Executive Officer of Short Line (a regional bus line) for 15 years and Regional Chief Executive Officer at Coach USA for two years. Since 2000 he has been Chief Executive Officer of SLX Capital Management LLC. Mr. Rukin has in-depth knowledge of real estate, federal, state and local business regulations, and human resources, investments, and insurance (including auto, property and casualty insurance). He holds a Bachelor’s Degree in Economics from Cornell University. Mr. Rukin brings 54 years of knowledge and management experience in all aspects of a service organization to Valley’s Board of Directors.

Suresh L. Sani, 51

President, First Pioneer Properties, Inc. (a commercial real estate management company).
Director since: 2007

Mr. Sani is a former associate at the law firm of Shea & Gould. As president of First Pioneer Properties, Inc., he is responsible for the acquisition, financing, developing, leasing and managing of real estate assets. He has over 24 years of experience in managing and owning commercial real estate in Valley’s lending market area. Mr. Sani received his Bachelor’s Degree from Harvard College and a Juris Doctor Degree from the New York University School of Law. He brings a legal background, small business network management and real estate expertise to Valley’s Board of Directors.

Jeffrey S. Wilks, 56

Principal and Executive Vice President of Spiegel Associates (a real estate ownership and development company).
Director since: 2012
Other directorships: State Bancorp, Inc.

Mr. Wilks served as a director of State Bancorp, Inc. from 2001 to 2011 and was appointed to Valley’s Board of Directors in connection with Valley’s acquisition of State Bancorp, Inc., effective January 1, 2012. From 1992 to 1995 Mr. Wilks was an Associate Director of Sandler O’Neill, an investment bank specializing in the banking industry. Prior thereto, Mr. Wilks was a Vice President of Corporate Finance at NatWest USA and Vice President of NatWest USA Capital Corp. and NatWest Equity Corp., each an investment affiliate of NatWest USA. Mr. Wilks serves on the board of directors of the New Cassell Business Association, is a member of the Board of Trustees of Central Synagogue, New York, and is a member of the board of the Museum at Eldridge Street. Mr. Wilks served as Director of the Banking and Finance Committee of UJA from 1991 to 2001. Mr. Wilks earned his BSBA in Accounting and Finance from Boston University. Mr. Wilks brings experience in banking, finance and investments to Valley’s Board of Directors.

RECOMMENDATION ON ITEM 1

THE VALLEY BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINATED SLATE OF DIRECTORS.

7	2016 Proxy Statement

ITEM 2
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm to audit Valley’s financial statements for 2016. We are asking you to ratify that appointment.
KPMG audited our books and records for the years ended December 31, 2015, 2014 and 2013. The fees billed for services rendered to us by KPMG for the years ended December 31, 2015 and 2014 were as follows:

	2015	2014
Audit fees	$1,395,000	$1,233,000
Audit-related fees (1)	333,200	94,863
Tax fees (2)	6,993	46,706
All other fees (3)	44,000	—
Total	$1,779,193	$1,374,569
__________
(1)	Fees paid for benefit plan audits and a review of a Form S-3 and Form S-4 registration statement and related expert consent.
(2)	Includes fees rendered in connection with tax services relating to state and local matters.
(3)	Consulting fees related to non-audit services.
The Audit Committee maintains a formal policy concerning the pre-approval of audit and non-audit services to be provided by its independent accountants to Valley. The policy requires that all services to be performed by KPMG, including audit services, audit-related services and permitted non-audit services, be pre-approved by the Audit Committee. Specific services being provided by the independent accountants are regularly reviewed in accordance with the pre-approval policy. At each subsequent Audit Committee meeting, the Committee receives updates on the services actually provided by the independent accountants, and management may also present additional services for pre-approval.
All services rendered by KPMG are permissible under applicable laws and regulations, and the Audit Committee pre-approved all audit, audit-related and non-audit services performed by KPMG during fiscal 2015. Representatives of KPMG will be available at the annual meeting and will have the opportunity to make a statement and answer appropriate questions from shareholders.

RECOMMENDATION ON ITEM 2

THE VALLEY BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG AS VALLEY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016.

8	2016 Proxy Statement

REPORT OF THE AUDIT COMMITTEE
February 22, 2016
To the Board of Directors of Valley National Bancorp:
Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s independent registered public accounting firm, KPMG LLP, performs an annual independent audit of the financial statements and expresses an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles.
The following is the report of the Audit Committee with respect to the audited financial statements for fiscal year 2015. With respect to fiscal year 2015, the Audit Committee has:

•	reviewed and discussed Valley’s audited financial statements with management and KPMG;

•	discussed with KPMG the scope of its services, including its audit plan;

•	reviewed Valley’s internal control procedures;

•	discussed with KPMG the matters required to be discussed by Auditing Standard No. 16, adopted by the Public Company Accounting Oversight Board;

•
received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence, and discussed with KPMG their independence from management and Valley; and

•	approved the audit and non-audit services provided during fiscal year 2015 by KPMG.
Based on the foregoing review and discussions, the Audit Committee approved the audited financial statements to be included in our Annual Report on Form 10-K for fiscal year 2015.
Pursuant to Section 404 of the Sarbanes-Oxley Act, management is required to prepare as part of the Company’s 2015 Annual Report on Form 10-K, a report by management on its assessment of the Company’s internal control over financial reporting, including management’s assessment of the effectiveness of such internal control. KPMG is also required by Section 404 to prepare and include as part of the Company’s 2015 Annual Report on Form 10-K, the auditors’ attestation report on management’s assessment.

During the course of 2015, management regularly discussed the internal control review and assessment process with the Audit Committee, including the framework used to evaluate the effectiveness of such internal control, and at regular intervals updated the Audit Committee on the status of this process and actions taken by management to respond to issues identified during this process. The Audit Committee also discussed this process with KPMG. Management’s assessment report and the auditor’s attestation report are included as part of the 2015 Annual Report on Form 10-K.

Eric P. Edelstein, Chairman
Andrew B. Abramson
Gerald Korde
Michael L. LaRusso
Barnett Rukin
Suresh L. Sani
Jeffrey S. Wilks

9	2016 Proxy Statement

CORPORATE GOVERNANCE
Our business and affairs are managed under the direction of the Board of Directors. Members of the Board are kept informed of Valley’s business through discussions with the Chairman and our other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. In this regard, to further educate directors about Valley and assist committees in their work, committees are encouraged to invite non-member directors to attend committee meetings to learn about the workings of the Board. All members of the Board also serve as directors of our subsidiary bank, Valley National Bank (the “Bank”). It is our policy that all directors attend the annual meeting absent a compelling reason, such as family or medical emergencies. In 2015, all directors then serving attended our annual meeting.
Our Board of Directors believes that the purpose of corporate governance is to ensure that we maximize shareholder value in a manner consistent with legal requirements and safe and sound banking principles. The Board has adopted corporate governance practices which the Board and senior management believe promote this purpose. Periodically, these governance practices, as well as the rules and listing standards of the NYSE and the regulations of the SEC, are reviewed by senior management, outside expert legal counsel and the Board.
BOARD LEADERSHIP STRUCTURE AND THE BOARD’S ROLE IN RISK OVERSIGHT
Chairman and CEO Roles. Valley is led by Mr. Gerald Lipkin, who has served as our Chairman and CEO since 1989.
Our Board is currently comprised of Mr. Lipkin and 12 other directors, of whom ten are independent under NYSE guidelines. The Board has three standing independent committees with separate chairpersons – an Audit Committee, a Nominating and Corporate Governance Committee, and a Compensation and Human Resources Committee. We also have a Risk Committee which is responsible for overseeing risk management. In addition, our Audit Committee engages in oversight of financial statement risk exposures and our full Board regularly engages in discussions of risk management and receives reports on risk from our executive management, other company officers and the chairman of the Risk Committee. Each of our other Board committees also considers the risk within its area of responsibilities.
Lead Director. The Board created the position of Lead Director in 2014 and appointed Mr. Abramson as its Lead Director. In accordance with our corporate governance guidelines, our non-management directors meet in executive session regularly and our independent directors meet in executive session at least twice a year. These meetings are chaired by Mr. Abramson in his role as Lead Director.

Our corporate leadership structure is commonly utilized by other public companies in the United States. We believe that having a combined chairman/CEO, a lead director and independent chairpersons for each of the above Board committees provides the right form of leadership. We have a single leader for our Company who can present a consistent vision, and he is seen by our customers, business partners, investors and other stakeholders as providing strong leadership for Valley and to our industry. We believe that our Chairman/CEO together with the Lead Director, the Risk Committee, our Audit Committee (primarily with respect to financial risks) and the full Board of Directors, provide effective oversight of the risk management function.
DIRECTOR INDEPENDENCE
The Board has determined that a majority of the directors and all current members of the Nominating and Corporate Governance, Compensation and Human Resources, and Audit Committees are “independent” for purposes of the independence standards of the NYSE, and that all of the members of the Audit Committee are also “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934. The Board based these determinations primarily on a review of the responses of the directors to questions regarding employment and transaction history, affiliations and family and other relationships and on discussions with the directors. Our independent directors are: Andrew B. Abramson, Peter J. Baum, Pamela R. Bronander, Eric P. Edelstein, Gerald Korde, Michael L. LaRusso, Marc J. Lenner, Barnett Rukin, Suresh L. Sani and Jeffrey S. Wilks.

To assist in making determinations of independence, the Board has concluded that the following relationships are immaterial and that a director whose only relationships with the Company fall within these categories is independent:

•
A loan made by the Bank to a director, his or her immediate family or an entity affiliated with a director or his or her immediate family, or a loan personally guaranteed by such persons if such loan (i) complies with federal regulations on insider loans, where applicable; and (ii) is not classified by the Bank’s credit risk department or independent loan review department, or by any bank regulatory agency which supervises the Bank;

•
A deposit, trust, insurance brokerage, investment advisory, securities brokerage or similar customer relationship between Valley or its subsidiaries and a director, his or her immediate family or an affiliate of his or her immediate family if such relationship is on customary and usual market terms and conditions;

•	The employment by Valley or its subsidiaries of any immediate family member of the director if the

10	2016 Proxy Statement

employee serves below the level of a senior vice president;

•
Annual contributions by Valley or its subsidiaries to any charity or non-profit corporation with which a director is affiliated if the contributions do not exceed an aggregate of $30,000 in any calendar year;

•	Purchases of goods or services by Valley or any of its subsidiaries from a business in which a director or his or her spouse or minor children is a partner, shareholder or officer, if the director, his or her spouse and minor children own five percent (5%) or less of the equity interests of that business and do
not serve as an executive officer of the business; or

•
Purchases of goods or services by Valley, or any of its subsidiaries, from a director or a business in which the director or his or her spouse or minor children is a partner, shareholder or officer if the annual aggregate purchases of goods or services from the director, his or her spouse or minor children or such business in the last calendar year does not exceed the greater of $120,000 or five percent (5%) of the gross revenues of the business.

The Board considered the following categories of items for each director it determined was independent together with the information set forth under "Certain Transactions With Management":

Name	Loans*	Trust Services/ Assets Under Management	Banking Relationship with VNB	Professional Services to Valley
Andrew B. Abramson	Commercial and Residential Mortgages, Personal and Commercial Line of Credit	Trust Services	Checking, Savings, Certificate of Deposit	None
Peter J. Baum	Commercial and Personal Mortgage	None	Checking	None
Pamela R. Bronander	Commercial and Personal Line of Credit, Home Equity	None	Checking, Savings, Certificate of Deposit	None
Eric P. Edelstein	Residential Mortgage	None	Checking	None
Gerald Korde	Commercial, Commercial Mortgage and Personal Line of Credit	None	Checking, Money Market	None
Michael L. LaRusso	Personal Line of Credit	None	Checking, Money Market	None
Marc J. Lenner	Commercial Mortgage, Residential Mortgage, Personal Line of Credit and Home Equity	Trust Services	Checking, Money Market, Certificate of Deposit, IRA	None
Barnett Rukin	Commercial and Residential Mortgages, Commercial Line of Credit	Assets Under Management	Checking, Safe Deposit Box	None
Suresh L. Sani	Commercial Mortgage	None	Checking, Money Market	None
Jeffrey S. Wilks	Personal Line of Credit	None	Checking	None
____________
* In compliance with Regulation O.

EXECUTIVE SESSIONS OF NON-MANAGEMENT DIRECTORS
Valley’s Corporate Governance Guidelines require the Board to hold separate executive sessions for both independent and non-management directors.  At least twice a year, the Board holds an executive session including only independent directors and at least twice a year the Board holds an executive session including only non-management directors with the Lead Director as the presiding director for each such meeting.

SHAREHOLDER AND INTERESTED PARTIES COMMUNICATIONS WITH DIRECTORS
The Board of Directors has established the following procedures for shareholder or interested party communications with the Board of Directors or with the Lead Director of the Board:

•
Shareholders or interested parties wishing to communicate with the Board of Directors or with the Lead Director should send any communication to Valley National Bancorp, c/o Alan D. Eskow, Corporate Secretary, at 1455 Valley Road, Wayne,

11	2016 Proxy Statement

New Jersey 07470. Any such communication should state the number of shares owned by the shareholder.

•
The Corporate Secretary will forward such communication to the Board of Directors or, as appropriate, to the particular committee chairman or to the Lead Director, unless the communication is a personal or similar grievance, a shareholder proposal or related communication, an abusive or inappropriate communication, or a communication not related to the duties or responsibilities of the Board of Directors, or the non-management directors, in which case the Corporate Secretary has the authority to determine the appropriate disposition of the communication. All such communications will be kept confidential to the extent possible.

•
The Corporate Secretary will maintain a log of, and copies of, all such communications for inspection and review by any Board member or by the Lead Director, and will regularly review all such communications with the Board or the appropriate committee chairman or with the Lead Director at the next meeting.

COMMITTEES OF THE BOARD OF DIRECTORS; BOARD OF DIRECTORS MEETINGS
In 2015, the Board of Directors maintained an Audit Committee, a Nominating and Corporate Governance Committee, and a Compensation and Human Resources Committee. Only independent directors serve on these committees. In addition to these committees, the Company and the Bank also maintain a number of committees to oversee other areas of Valley’s operations. These include an Executive Committee, Community Reinvestment Act ("CRA") Committee, Investment Committee, Pension/Savings & Investment Trustees Committee, Risk Committee, Strategic Planning Committee and a Trust Committee, all of which have both independent and non-independent directors, as permitted by the SEC and the NYSE.
Each director attended at least 89% or more of the meetings of the Board of Directors, the Bank Board and of each committee on which he or she served for the year ended December 31, 2015, except for one who attended 83% of the meetings. Our Board met eight times during 2015 and the Bank’s Board met eight times during 2015.
The following table presents 2015 membership information for each of our Audit, Nominating and Corporate Governance, and Compensation and Human Resources Committees.

Name	Audit	Nominating and Corporate Governance	Compensation and Human Resources
Andrew B. Abramson	X	X	X
Peter J. Baum		X
Pamela R. Bronander			X
Eric P. Edelstein	(Chair)	X	X
Gerald Korde	X	X	(Chair)
Michael L. LaRusso	X		X
Marc J. Lenner		(Chair)	X
Barnett Rukin	X
Suresh L. Sani	X	X	X
Jeffrey S. Wilks	X	X
2015 Number of Meetings*	5	4	5
____________
* Includes telephonic meetings.
AUDIT COMMITTEE.  The Audit Committee formally met five times during 2015. In addition, the Committee Chairman and Risk Committee Chairman met with the Chief Audit Executive and Chief Risk Officer of Valley monthly for the purpose of communicating closely with those officers and receiving updates on significant developments. The Board of Directors has determined that each member of the Audit Committee is financially literate and that more than one member of the Audit Committee has the accounting or related financial management expertise required by the NYSE. The Board of Directors has also determined that Mr. Edelstein, Mr. LaRusso, Mr. Rukin and Mr. Wilks meet the SEC criteria of an “Audit Committee Financial Expert.” The charter for the Audit Committee can be viewed at our website www.valleynationalbank.com/charters. The charter gives the Audit Committee the authority and responsibility for the appointment, retention, compensation and oversight of our independent registered public accounting firm, including pre-approval of all audit and non-audit services to be performed by our independent registered public accounting firm. Each member of the Audit Committee is independent under the NYSE listing rules. Other responsibilities of the Audit Committee pursuant to the charter include:

•	Reviewing the scope and results of the audit with Valley’s independent registered public accounting firm;

•	Reviewing with management and Valley’s independent registered public accounting firm Valley’s interim and year-end operating results including SEC periodic reports and press releases;

•	Considering the appropriateness of the internal accounting and auditing procedures of Valley;

12	2016 Proxy Statement

•	Considering the independence of Valley’s independent registered public accounting firm;

•	Overseeing the internal audit function;

•	Reviewing the significant findings and recommended action plans prepared by the internal audit function, together with management’s response and follow-up; and

•	Reporting to the full Board on significant matters coming to the attention of the Audit Committee.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE.  The Nominating and Corporate Governance Committee met four times during 2015. This Committee reviews qualifications of and recommends to the Board candidates for election as director of Valley and the Bank, considers the composition of the Board, recommends committee assignments, and discusses management succession for the Chairman and the CEO positions. The Nominating and Corporate Governance Committee develops corporate governance guidelines which include:

•	Director qualifications and standards;

•	Director responsibilities;

•	Director orientation and continuing education;

•	Limitations on Board members serving on other boards of directors;

•	Director access to management and records; and

•	Criteria for the annual self-assessment of the Board, and its effectiveness.
The Nominating and Corporate Governance Committee is also charged with overseeing adherence to our corporate governance standards, the Code of Conduct and Ethics and overseeing changes to all committee charters. The Nominating and Corporate Governance Committee reviews recommendations from shareholders regarding corporate governance and director candidates. The procedure for submitting recommendations of director candidates is set forth below under the caption “Nomination of Directors.” Each member of the Nominating and Corporate Governance Committee is independent under NYSE listing rules. The charter for the Nominating and Corporate Governance Committee can be viewed at our website www.valleynationalbank.com/charters.
COMPENSATION AND HUMAN RESOURCES COMMITTEE.  The Compensation and Human Resources Committee formally met five times during 2015. This Committee determines CEO compensation, sets general compensation levels for directors, all officers and sets specific compensation for named executive officers ("NEOs") and other executive officers. It also administers our non-equity and equity incentive plans, including the 2009 Long-Term Stock Incentive Plan, and makes awards pursuant to those plans. The Board has approved its charter, available under our website located at www.valleynationalbank.com/charters. Each member of the Compensation and Human Resources Committee is independent under NYSE listing rules.
EXECUTIVE OFFICER COMPENSATION
COMMITTEE PROCESSES AND PROCEDURES
The Board has delegated the responsibility for executive compensation matters to the Compensation and Human Resources Committee. The minutes of the Committee meetings are provided at Board meetings and the chairman of the Committee reports to the Board significant issues dealt with by the Committee.
In undertaking its responsibilities, annually, the Committee receives from the CEO recommendations (except those that relate to his compensation) for salary, non-equity incentive awards, restricted stock and restricted stock unit awards for NEOs and other executive officers. After considering the possible payments and discussing the recommendations with the CEO, the Committee meets in executive session to make the final decisions on these elements of compensation.
Under authority delegated by the Committee, all other employee salaries and non-equity compensation are determined by executive management. For stock awards, based on operational considerations, prior awards and staff numbers, a block of shares is allocated by the Committee. The individual stock option, restricted stock and restricted stock unit awards are then allocated by the CEO and his executive staff to these non-executive officers and employees.
Under authority delegated by the Committee, during the year, the CEO is authorized to make stock awards in specific circumstances: special incentive awards for non-officers, retention awards, awards to new employees and grants on completion of advanced degrees.
All awards not specifically approved in advance by the Committee, but awarded under the authority delegated, are reported to the Committee at its next meeting at which time the Committee ratifies the action taken.

13	2016 Proxy Statement

COMPENSATION CONSULTANTS
In 2015 the Committee in its sole discretion employed Fredrick W. Cook & Co. ("F.W. Cook") as compensation consultants. F.W. Cook was employed to review compensation and performance data of a peer group of comparable financial organizations that had been selected by the Committee and in relationship to these data provide an overview and comments on Valley’s executive compensation. Also, F.W. Cook was requested to provide trend information relating to executive compensation matters. F.W. Cook has reviewed and provided comments on the compensation disclosures contained in this proxy statement.
COMPENSATION AS IT RELATES TO RISK MANAGEMENT
The Chief Risk Officer evaluated all incentive-based compensation for all employees of the Company and reported to the Compensation and Human Resources Committee that none individually, or taken together, was reasonably likely to have a material adverse effect on Valley. None of the other forms of compensation or incentives for Valley employees were considered as encouraging undue or unwarranted risk. The Compensation and Human Resources Committee accepted the Chief Risk Officer’s report.
AVAILABILITY OF COMMITTEE CHARTERS
The Audit Committee, Nominating and Corporate Governance Committee, and Compensation and Human Resources Committee each operate pursuant to a separate written charter adopted by the Board. Each committee reviews its charter at least annually. All of the committee charters can be viewed at our website www.valleynationalbank.com/charters. Each charter is also available in print to any shareholder who requests it. The information contained on the website is not incorporated by reference or otherwise considered a part of this document.
NOMINATION OF DIRECTORS
Nominations of directors may be made only by the Board of Directors, the Nominating and Corporate Governance Committee of the Board, or by a shareholder of record entitled to vote. The Board of Directors has established minimum criteria for members of the Board. These include:

•
The maximum age for an individual to join the Board shall be age 60, except that such limitation is inapplicable to a person who, when elected or appointed, is a member of senior management (Executive Vice President or higher), or who was serving as a member of the Board of Directors of another company at the time of its acquisition by Valley;

•
A director is eligible for reelection if the director has not attained age 76 before the time of the annual meeting of the Company’s shareholders. However, the Board in its discretion may extend this age limit for not more than one year at a time for any director, if the Board determines that the director’s service for an additional year will benefit the Company;

•	Each Board member must demonstrate that he or she is able to contribute effectively regardless of age;

•	Each Board member must be a U.S. citizen and comply with all qualifications set forth in 12 USC §72;

•	Board members must maintain their principal residences in New Jersey, New York, Florida or 100 miles from our corporate headquarters;

•
Board members may not stand for re-election to the Board for more than four terms following the establishment of a principal legal residence outside of New Jersey, New York, Florida or 100 miles from our corporate headquarters;

•
Each Board member must own a minimum of 20,000 shares of our common stock of which 5,000 shares must be in his or her own name (or jointly with the director’s spouse) and none of these 20,000 shares may be pledged or hypothecated;

•
Unless there are mitigating circumstances (such as medical or family emergencies), any Board member who attends less than 85% of the Board and assigned committee meetings for two consecutive years, will not be nominated for re-election;

•
Each Board member must prepare for meetings by reading information provided prior to the meeting. Each Board member should participate in meetings, for example, by asking questions and by inquiring about policies, procedures or practices of Valley;

•	Each Board member should be available for continuing education opportunities throughout the year;

•	Each Board member is expected to be above reproach in their personal and professional lives and their financial dealings with Valley, the Bank and the community;

•
If a Board member (a) has his or her integrity challenged by a governmental agency (indictment or conviction), (b) files for personal or business bankruptcy, (c) materially violates Valley’s Code of Conduct and Ethics, or (d) has a loan made to or

14	2016 Proxy Statement

guaranteed by the director classified as doubtful, the Board member shall resign upon the request of the Board. If a loan made to a director or guaranteed by a director is classified as substandard and not repaid within six months, the Board may ask the director to resign;

•
No Board member should serve on the board of any other bank or non-government sponsored financial institution or on more than two boards of other public companies while a member of Valley’s Board without the approval of Valley’s Board of Directors;

•	Board members should understand basic financial principles and represent a variety of areas of expertise and diversity in personal and professional backgrounds and experiences;

•	Each Board member should be an advocate for Valley within the community; and

•	It is expected that the Bank will be utilized by the Board member for his or her personal and business affiliations.
The Nominating and Corporate Governance Committee has adopted a policy regarding director candidates recommended by shareholders. The Nominating and Corporate Governance Committee will consider nominations recommended by shareholders. In order for a shareholder to recommend a nomination, the shareholder must provide the recommendation along with the additional information and supporting materials to our Corporate Secretary no later than 90 days and no earlier than 120 days prior to the anniversary of the date of the preceding year’s annual meeting. The shareholder wishing to propose a candidate for consideration by the Nominating and Corporate Governance Committee must own at least 1% of Valley’s outstanding common stock. In addition, the Nominating and Corporate Governance Committee has the right to require any additional background or other information from any director candidate or the recommending shareholder as it may deem appropriate. For Valley’s annual meeting in 2017, we must receive this notice on or after December 29, 2016, and on or before January 28, 2017.
The following factors, at a minimum, are considered by the Nominating and Corporate Governance Committee as part of its review of all director candidates and in recommending potential director candidates to the Board:

•	Appropriate mix of educational background, professional background and business experience to make a significant contribution to the overall composition of the Board;

•	If the Nominating and Corporate Governance Committee deems it applicable, whether the candidate would be considered a financial expert or financially literate as described in SEC and NYSE rules;

•
If the Nominating and Corporate Governance Committee deems it applicable, whether the candidate would be considered independent under NYSE rules and the Board’s additional independence guidelines set forth in the Company’s Corporate Governance Guidelines;

•	Demonstrated character and reputation, both personal and professional, consistent with that required for a bank director;

•	Willingness to apply sound and independent business judgment;

•	Ability to work productively with the other members of the Board;

•	Availability for the substantial duties and responsibilities of a Valley director; and

•	Meets the additional criteria set forth in Valley’s Corporate Governance Guidelines.
Diversity is one of the factors that the Nominating and Corporate Governance Committee considers in identifying nominees for a director. In selecting director nominees the Nominating and Corporate Governance Committee considers, among other factors, (1) the competencies and skills that the candidate possesses and the candidate’s areas of qualification and expertise that would enhance the composition of the Board, and (2) how the candidate would contribute to the Board’s overall balance of expertise, perspectives, backgrounds and experiences in substantive matters pertaining to the Company’s business. The Nominating and Corporate Governance Committee has not adopted a formal diversity policy with regard to the selection of director nominees.

15	2016 Proxy Statement

COMPENSATION AND HUMAN RESOURCES COMMITTEE PROCESSES AND PROCEDURES
The Board has delegated the responsibility for executive compensation matters to the Compensation and Human Resources Committee. The minutes of the Committee meetings are provided at Board meetings and the chairman of the Committee reports to the Board significant issues dealt with by the Committee.
CODE OF CONDUCT AND ETHICS AND CORPORATE GOVERNANCE GUIDELINES
We have adopted a Code of Conduct and Ethics which applies to our chief executive officer, principal financial officer, principal accounting officer and to all of our other directors, officers and employees. The Code of Conduct and Ethics is available and can be viewed on our website at

www.valleynationalbank.com/charters. The Code of Conduct and Ethics is also available in print to any shareholder who requests it. We will disclose any substantive amendments to or waiver from provisions of the Code of Conduct and Ethics made with respect to the chief executive officer, principal financial officer or principal accounting officer or any other executive officer or a director on that website.
We have also adopted Corporate Governance Guidelines, which are intended to provide guidelines for the governance by the Board and its committees. The Corporate Governance Guidelines are available on our website at www.valleynationalbank.com/charters. The Corporate Governance Guidelines are also available in print to any shareholder who requests them.

DIRECTOR COMPENSATION
COMPENSATION OF DIRECTORS.  Annual compensation of non-employee directors for 2015 was in the form of cash compensation consisting of annual retainer and meeting and committee fees. As disclosed below, the Board of Directors terminated the Directors Restricted Stock Plan and froze the Directors Retirement Plan. Each of these compensation components is described in detail below. The total 2015 compensation of the non-employee directors is shown in the following table.

2015 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash(2)	Stock Awards(3)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings(4)	All Other Compensation(5)		Total
Andrew B. Abramson	$162,500	$0	$0	$10,049		$172,549
Peter J. Baum	105,500	0	0	0		105,500
Pamela R. Bronander	101,000	0	0	3,098		104,098
Eric P. Edelstein (1)	138,500	0	0	0		138,500
Mary J. Steele Guilfoile	136,000	0	0	896,306	(6)	1,032,306
Graham O. Jones	121,000	0	3,262	0		124,262
Walter H. Jones, III	19,500	0	16,365	0		35,865
Gerald Korde (1)	137,500	0	6,062	0		143,562
Michael L. LaRusso	116,000	0	1,304	5,121		122,425
Marc J. Lenner (1)	117,000	0	0	0		117,000
Barnett Rukin	112,500	0	9,208	7,145		128,853
Suresh L. Sani	113,000	0	0	0		113,000
Robert C. Soldoveri*	85,000	0	0	0		85,000
Jeffrey S. Wilks	117,500	0	0	3,572		121,072
____________

*	Mr. Soldoveri is currently a Valley director who has not been nominated for re-election to the Board at the upcoming 2016 annual meeting of shareholders.
(1)	Bancorp Committee Chairman (see Committees of the Board on page 12 in this Proxy Statement).
(2)	Includes annual retainer, meeting fees and committee fees and fees for chairing board committees earned and paid for 2015.

16	2016 Proxy Statement

(3)
As disclosed below, the Board of Directors has terminated the Directors Restricted Stock Plan. The aggregate number of restricted shares of common stock outstanding at December 31, 2015, for each of the following participants were: Mr. Abramson 22,814 shares; Mrs. Bronander 7,031 shares; Mrs. Guilfoile 14,312 shares; Mr. LaRusso 11,625 shares; Mr. Rukin 16,224 shares; and Mr. Wilks 8,111 shares.

(4)
Represents the change in the present value of pension benefits year to year under the Directors Retirement Plan for 2015 taking into account the age of each director, a present value factor, an interest discount factor and time remaining until retirement. As disclosed below, the Board of Directors pension plan was frozen for purposes of benefit accrual in 2013. The annual change in the present value of the accumulated benefits of Messrs. Abramson, Baum, Edelstein, Lenner, Sani, Soldoveri, Wilks and Mses. Bronander and Guilfoile was a net decrease of $2,440, $366, $102, $1,697, $1,660, $609, $457, $3,661 and $1,433 from the present value reported as of December 31, 2014, respectively; therefore the amount reported is zero. This decrease is attributable to the increase in the discount rate from 4.015% to 4.325%.

(5)	Except as noted for Ms. Guilfoile, this column reflects the cash dividend and interest on deferred dividends earned on restricted stock during 2015, under the 2004 Directors Restricted Stock Plan.
(6)
This includes $800,000 in consulting fees in connection with Valley's acquisition of CNL Bancshares, Inc., and $90,000 in consulting fees pursuant to a long-standing investment banking retainer consulting agreement, paid to MG Advisors, Inc. in 2015. Ms. Guilfoile is the Chairperson of MG Advisors. The amount also includes $6,306 in cash dividends and interest on deferred dividends earned on restricted stock during 2015, under the 2004 Directors Restricted Stock Plan.

ANNUAL BOARD RETAINER
Non-employee directors receive an annual retainer of $50,000 per year, paid quarterly. This retainer is paid to recognize expected ongoing dialogue of Board members with our executives and employees, for being available to provide their professional expertise as needed, for attending various Bank functions, for undertaking continuing education, and for interfacing with customers as appropriate.
BOARD MEETING FEES
In recognition of the preparation time, travel time, attendance and providing professional expertise at the Board meetings, non-employee directors receive a Board meeting fee of $3,000 for each meeting attended of the Bank and Bancorp combined.
BOARD COMMITTEE FEES AND COMMITTEE CHAIRMEN RETAINER
The Chairman of the Audit Committee receives an annual retainer of $15,000. The Chairman of the Compensation and Human Resources Committee receives an annual retainer of $15,000. The Chairman of the Nominating and Corporate Governance Committee receives an annual retainer of $7,500. The Lead Director receives an annual retainer of $25,000. These retainers are to recognize the extensive time that is devoted to serve as Committee Chairman or Lead Director and to committee matters including meetings with management, auditors, attorneys and consultants and preparing committee agendas.
All members of these committees are paid for attending each committee meeting as follows: $2,500 for Audit, $2,000 for Compensation and Human Resources, and $1,000 for Nominating and Corporate Governance.
The Company and the Bank also have a number of other committees (other than the corporate governance committees listed on page 12) that are not required to be disclosed under SEC or NYSE rules. These committees generally deal with oversight of various operating matters. Valley’s Risk Committee Chairman receives a $15,000 retainer. All other committee chairmen other than Trust receive a retainer of $7,500. Valley's Trust committee chairman receives a retainer of $5,000. There is an attendance fee of $2,500 for each Risk and CRA committee meeting, as well as $1,000 for each other committee meeting.
DIRECTORS RETIREMENT PLAN
We maintain a retirement plan for non-employee directors which was frozen to new participants and for additional benefit accruals in 2013. The plan provides 10 years of annual benefits to participating directors with five or more years of service. The benefits commence after a director has retired from the Board and reached age 65. The annual benefit is equal to the director’s years of service, multiplied by 5%, multiplied by the final annual retainer paid to the director at the time of retirement. In the event of the death of the director prior to receipt of all benefits, the payments continue to the director’s beneficiary or estate. As a result of amendments to the plan adopted in 2013, described below, participants will not accrue further benefits.
DIRECTORS RESTRICTED STOCK PLAN
Until January 2014, we also maintained the 2004 Director Restricted Stock Plan ("2004 Directors Plan"). The 2004 Directors Plan provided the non-employee members of the Board of Directors with the opportunity to forego some or all of their annual cash retainer and meeting fees in exchange for shares of Valley restricted stock granted at 75% of the market value at the date of grant. The discount recognized the exchange of immediate cash fees for a five year vesting and possible forfeiture prior to vesting, with vesting occurring earlier than the five years due to retirement, death, disability, the participant’s inability to stand for re-election due to age restrictions, or the participant’s failure to be re-elected after standing for re-election, and the occurrence of a change in control prior to the vesting date. There were 80,117 shares outstanding under this plan as of December 31, 2015.
On January 29, 2014, the Board of Directors approved an amendment to terminate the plan. Effective April 1, 2014, no additional fees could be contributed by a plan participant and no further contributions of shares could be made to the plan. The plan will terminate after the shares remaining in the plan vest and the shares are distributed to the plan participants.

17	2016 Proxy Statement

STOCK OWNERSHIP OF MANAGEMENT
AND PRINCIPAL SHAREHOLDERS
STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS.  The following table contains information about the beneficial ownership of our common stock at December 31, 2015 by each director and by each of our named executive officers ("NEOs") named in this proxy statement, and by directors and all executive officers as a group.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percent of Class (2)
Directors and Named Executive Officers:
Andrew B. Abramson	235,376	(3)	0.09%
Peter J. Baum	40,267	(4)	0.02
Pamela R. Bronander	34,275	(5)	0.01
Peter Crocitto	509,657	(6)	0.20
Eric P. Edelstein	28,388		0.01
Alan D. Eskow	431,331	(7)	0.17
Mary J. Steele Guilfoile	456,237	(8)	0.18
Graham O. Jones	963,667	(9)	0.38
Gerald Korde	2,329,147	(10)	0.91
Michael L. LaRusso	43,585	(11)	0.02
Marc J. Lenner	205,634	(12)	0.08
Gerald H. Lipkin	1,089,104	(13)	0.43
Ira D. Robbins	98,067	(14)	0.04
Barnett Rukin	124,976	(15)	0.05
Suresh L. Sani	58,351	(16)	0.02
Rudy E. Schupp	185,866	(17)	0.07
Robert C. Soldoveri	922,880	(18)	0.36
Jeffrey S. Wilks	420,508	(19)	0.16
Directors and Executive Officers as a group (30 persons)	9,754,435	(20)	3.82
____________

(1)
Beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power. It also includes shares owned (i) by a spouse, minor children or by relatives sharing the same home, (ii) by entities owned or controlled by the named person, and (iii) by the named person if he or she has the right to acquire such shares within 60 days by the exercise of any right or option. Unless otherwise noted, all shares are owned of record and beneficially by the named person.

(2)
The number of shares of our common stock used in calculating the percentage of the class owned includes 253,787,561 shares of our common stock outstanding as of December 31, 2015. For purposes of calculating each individual’s percentage of the class owned, the number of shares underlying stock options held by that individual are also taken into account to the extent such options were exercisable at December 31, 2015 or became exercisable within 60 days of December 31, 2015.*

(3)
This total includes 13,437 shares held by Mr. Abramson’s wife, 11,852 shares held by his wife in trust for his children, 9 shares held by a family trust of which Mr. Abramson is a trustee, 33,380 shares held by a family foundation, 9,755 shares held in self-directed IRA, 2,463 shares in a self-directed IRA held by his wife and 22,814 restricted shares pursuant to the director restricted stock plan. Mr. Abramson disclaims beneficial ownership of shares held by his wife and shares held for his children.

(4)	This total includes 6,150 shares held by a trust for the benefit Mr. Baum’s children of which Mr. Baum is the trustee.

(5)	This total includes 5,992 shares held by Ms. Bronander’s children, 7,031 restricted shares pursuant to the director restricted stock plan; and of this total, 972 shares were pledged as security.

(6)
This total includes 41,002 shares held by Mr. Crocitto’s wife, 4,816 shares held in Mr. Crocitto’s KSOP, 6,088 shares held by Mr. Crocitto as custodian for his child, 169,797 restricted shares, and 64,342 shares purchasable pursuant to stock options exercisable within 60 days of December 31, 2015*.

(7)
This total includes 51,796 shares held by Mr. Eskow’s wife, 5,065 shares held in Mr. Eskow’s KSOP, 10,578 shares held in his Roth IRA, 1,405 shares held in his IRA, 6,249 shares held jointly with his wife, 1,370 shares in an IRA held by his wife, 169,797 restricted shares and 64,342 shares purchasable pursuant to stock options exercisable within 60 days of December 31, 2015*.

(8)	This total includes 201,606 shares held by Ms. Guilfoile’s spouse and 14,312 restricted shares pursuant to the director restricted stock plan.

(9)	This total includes 7,124 shares owned by trusts for the benefit of Mr. Jones’ children of which his wife is co-trustee.

(10)
This total includes 72,133 shares held jointly with Mr. Korde’s wife, 342,697 shares held in the name of Mr. Korde’s wife, 893,352 shares held by his wife as custodian for his children, 315,378 shares held by a trust of which Mr. Korde is a trustee and 126,438 shares held in Mr. Korde’s self-directed IRA.

(11)	This total includes 14,506 shares held jointly with Mr. LaRusso’s wife and 11,625 restricted shares pursuant to the director restricted stock plan.

(12)
This total includes 17,849 shares held in a retirement pension, 541 shares held by Mr. Lenner’s wife, 27,775 shares held by his children, 122,150 shares held by a trust of which Mr. Lenner is 50% trustee (Mr. Lenner is an indirect beneficiary of only 25% of the trust and disclaims any pecuniary interest in the ownership of the other portion of the trust), and 17,560 shares held by a charitable foundation.

(13)
This total includes 324,760 shares held in the name of Mr. Lipkin’s wife, 6,946 shares held in Mr. Lipkin’s wife’s Roth IRA, 154 shares held jointly with his wife, 68,889 shares held in a Roth IRA, 52 shares held in his KSOP, and 28,253 shares held by a family charitable foundation of which Mr. Lipkin is a co-trustee. This total also includes Mr. Lipkin’s 344,061 restricted shares and 170,769 shares purchasable pursuant to stock options exercisable within 60 days of December 31, 2015*.

(14)
This total includes 272 shares held in trusts for benefit of Mr. Robbins' children, 65,490 restricted shares and 9,736 shares purchasable pursuant to stock options exercisable within 60 days of December 31, 2015*.

(15)
This total includes 5,000 shares held in Mr. Rukin’s IRA, 27,683 shares held by Mr. Rukin’s wife, as custodian and Mr. Rukin, as trustee, in various accounts for their children, 12,624 shares held by a private foundation of which Mr. Rukin is an officer and 16,224 restricted shares pursuant to the director restricted stock plan.

18	2016 Proxy Statement

Mr. Rukin disclaims beneficial ownership of the shares held by his wife, shares held by his wife as custodian for their children, and shares held by a private foundation.

(16)	This total includes 5,705 shares held in Mr. Sani’s Keogh Plan, 5,705 shares held in trusts for benefit of his children, and 44,390 shares held in pension trusts of which Mr. Sani is co-trustee.

(17)	This total includes 12,814 shares held in Mr. Schupp's IRA, 1,780 shares held by Mr. Schupp's wife's IRA, 1,398 shares as custodian for his children and 43,716 restricted shares.

(18)
This total includes 19,368 shares held in partnerships of which Mr. Soldoveri is part owner, 512,712 shares held by his mother and the estates of his father of which Mr. Soldoveri has investing and voting rights, and 157,185 shares held by a foundation of which Mr. Soldoveri is a trustee.

(19)
This total includes 74,026 shares held by Mr. Wilks’ wife, 10,058 shares held by his wife in trust for one of their children, 2,747 shares held jointly with his wife for a family foundation, 20,346 shares as trustee for the benefit of their children, 12,187 shares as trustee for the benefit of his wife, 266,804 shares held by the estates of his mother and father-in-law, of which Mr. Wilks' wife is a beneficiary and is one of three executors. This total also includes Mr. Wilks’ 8,111 restricted shares pursuant to the director restricted stock plan. Mr. Wilks disclaims beneficial ownership of shares held by his mother and father-in-law’s estates.

(20)
This total includes 1,577,119 shares owned by 12 executive officers who are not directors or named executive officers, which total includes 24,879 shares in KSOP and/or IRA, 24,610 indirect shares, 405,241 restricted shares, and 229,970* shares purchasable pursuant to stock options exercisable within 60 days of December 31, 2015. The total does not include shares held by the Bank’s trust department.

*
All exercisable options outstanding have exercise prices that are higher than Valley’s market price at December 31, 2015 of $9.85. See the Outstanding Equity Awards table below for each of the NEO’s outstanding awards; and as of the record date of February 29, 2016, all exercisable options outstanding have exercise prices that are higher than Valley’s market price of $9.00.

PRINCIPAL SHAREHOLDERS. The following table contains information about the beneficial ownership at December 31, 2015 by persons or groups that beneficially own 5% or more of our common stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class(1)
BlackRock, Inc.(2) 40 East 52nd Street, New York, NY 10022	24,536,362	9.67%
The Vanguard Group(3) 100 Vanguard Blvd., Malvern, PA 19355	15,683,793	6.34%
____________

(1)	For purposes of calculating these percentages, there were 253,787,561 shares of our common stock outstanding as of December 31, 2015.

(2)
Based on a Schedule 13G/A Information Statement filed January 8, 2016 by BlackRock, Inc. The Schedule 13G/A discloses that BlackRock has sole voting power as to 23,934,032 shares, shared voting power as to 28,275 shares, sole dispositive power as to 24,508,087 shares, and shared dispositive power as to 28,275 shares.

(3)
Based on a Schedule 13G Information Statement filed February 11, 2016 by The Vanguard Group. The Schedule 13G/A discloses that The Vanguard Group has sole voting power as to 289,172 shares, shared voting power as to 10,400 shares, sole dispositive power as to 15,397,643 shares, and shared dispositive power as to 286,150 shares.

19	2016 Proxy Statement

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS ("CD&A")

EXECUTIVE SUMMARY
Say-on-Pay Vote
At the 2015 Annual Meeting of Shareholders, 91% of the votes cast were in favor of the advisory vote to approve executive compensation. This result is a sharp increase from the results of the 2014 Annual Meeting at which 71% of the votes were cast in favor of the advisory vote. We believe that the 2015 results reflect our commitment to providing our executives with compensation that is in alignment with our shareholders’ short and long term interests. The results also reflected favorably on our outreach program in 2014 and 2015 to certain large institutional shareholders and the significant changes that we made to our compensation program as a result of those conversations. In January 2016, the Compensation and Human Resources Committee (the "Committee") made compensation decisions based on 2015 results and with a mind toward the input we received from shareholders in 2014 and 2015. In addition, the Committee reviewed the reports of major proxy advisory firms on the say on pay vote and again asked the Committee’s independent compensation consultant, Frederic W. Cook & Co. (“F.W. Cook”), to provide an analysis of the executive compensation program.
Below are some of the things we heard from our shareholders in 2014 and 2015 which continued to influence our compensation decisions in 2016:

•	Continue to emphasize performance stock awards which constituted two-thirds or more of the stock awards;

•	Be specific on factors affecting compensation of our executive officers;

•	Explain the long term view of our compensation program;

•	Eliminate the true-up provision and annual vesting in the growth in tangible book value performance stock awards; and

•	Emphasize Total Shareholder Return ("TSR") in making compensation determinations;
Key Compensation Decisions and Actions
As discussed below under "Our Company's Perfromance," our management made a number of difficult choices in 2015 which, adversely affected Valley’s 2015 financial performance but which we believe will pave the way for increased performance in 2016 and in future years. The Committee believes that TSR should be a significant factor in making our compensation decisions. The following is a brief summary of how we approached our compensation program based on 2015 results and the shareholder feedback listed above:

•
The CEO’s target total direct compensation increased to approximately the level of his compensation in 2013, a 16.1% increase compared to 2014 and a 2.8% increase from 2013. 89% of such increase from 2014 and 100% of such increase since 2013 was structured to be in the form of long-term performance based equity awards to ensure alignment with our pay for performance philosophy;

•
The CEO's cash bonus awarded represented a modest $50,000 increase from last year in light of Valley’s overall financial performance, including the strengthening of our TSR and our strong asset quality performance;

•	The CEO's time based equity compensation was consistent with last year;

•
Increased the percentage of performance based equity awards for the CEO to approximately 75% (up from two-thirds in 2014), and maintained the percentage of performance based equity awards for other NEOs at two-thirds;

•	Did not increase the salary of our top three NEOs for the fifth year in a row;

•	Did not increase the overall compensation of the next two highly compensated NEOs after the CEO from 2014;

•	Continued to make the tangible book value performance equity awards cliff vest at the end of three years;

•	Continued to limit the maximum payout on the TSR portion of the performance equity awards to target if the relative TSR is negative.
The Company’s “TSR” refers to the Company’s share price performance (and dividends) ranked relative to the performance of our peer group during the relevant period. In reviewing compensation, the Committee did not take into consideration, and the preceding bullet points ignore the change, in the pension value and “all other compensation” which is included in compensation for each NEO as determined under SEC rules and set forth in the Summary Compensation Table on page 31. To highlight the difference,

20	2016 Proxy Statement

the Summary Compensation Table shows all our NEOs’ total compensation both with and without the change in pension value.
Our Company’s Performance
Valley’s net income in 2015 was $103.0 million, or $0.42 per diluted common share, compared to 2014 net income of $116.2 million, or $0.56 per diluted common share. The primary reason for the decrease in net income was the prepayment in the fourth quarter of 2015 of high cost borrowings mostly from the Federal Home Loan Bank of New York. The prepaid borrowings of $795 million and $50 million had contractual maturities in 2017 and 2018, respectively, and a total average cost of 3.72%. The settlement of such borrowings resulted in the recognition of pre-tax prepayment penalties totaling $51.1 million in the fourth quarter of 2015. As a result of these actions, we expect our cost of borrowings to decrease in future periods.
Other factors that adversely affected 2015 performance include:

•
an increase in shares outstanding at year-end due to the closing in December of our CNLBancshares, Inc. ("CNL") acquisition and the costs of that acquisition with only the benefit of one month of CNL earnings in 2015; and

•	the low interest rate levels negatively impacting our net interest income and net income.
Key Governance Features
We have implemented the following governance features:
Independent compensation consultant. F.W. Cook, our compensation consultant, reports directly to the Committee and provides no services to Valley or management.
Risk management. We focus on risk management and design our plans to discourage unnecessary or excessive risk taking.
No hedging or pledging. We do not allow hedging or pledging of Valley securities by executive officers.
Clawback policy. We imposed a clawback policy that allows for the recovery of previously paid cash and equity-based incentive compensation in the event of a financial restatement.
Hold-past termination. If an NEO terminates employment for any reason and such termination results in the acceleration of equity awards, 50% of the shares of common stock underlying the equity awards must be held for a period of 18 months following the date of termination.
Stock ownership guidelines. We impose ownership guidelines on our executives.

OUR COMPENSATION PHILOSOPHY
We believe that Valley’s executive compensation should be structured so as to balance the expectations of our shareholders, our regulators and our executives. We have adopted a compensation philosophy that seeks to achieve this balance by taking into consideration the following:
Pay-for-Performance: Rewarding qualitative achievements by management which contribute to our operational and strategic performance;
Benchmarking: Making compensation awards after taking into account the executive compensation programs and practices of our peer group; and
Balanced Pay Mix: Providing a mixture of short-term and long-term financial rewards to our executives.
The Committee uses a balanced approach in making compensation-related decisions. The important factors the Committee considered this year include:

•	Our performance over different periods with respect to total shareholder return relative to our peers and growth in tangible book value plus dividends;

•	Accountability to meet or exceed a realistic, but challenging budget, with consideration given to both unusual charges and unusual gains;

•	National and regional economic conditions;

•	Maintaining Valley’s strong commitment to credit quality;

•	Development of a long term strategic plan which supports Valley’s franchise growth;

•	Maintaining Valley’s dividend at or above the mid-point of our peer group;

•	Maintaining a satisfactory liquidity position and minimizing interest rate exposure;

•	Meeting or exceeding regulatory requirements, including regulatory capital requirements, in all facets of our business; and

•	Training and developing staff for succession planning purposes and for maintaining business continuity.

21	2016 Proxy Statement

OUR COMPENSATION PROCESS
Our Committee sets the compensation of our CEO and all our NEOs. We met six times during 2015 and early 2016 to discuss NEO compensation for 2015. At almost all meetings the Committee holds in-depth executive sessions at which our independent compensation consultant is present and provides advice, and at which no members of management are present.
The Committee has the authority to directly retain the services of independent compensation consultants and other experts to assist in fulfilling its responsibilities. The Committee engaged the services of F.W. Cook, a national executive compensation consulting firm, to review and provide recommendations concerning all of the components of the Company’s executive compensation program. F.W. Cook performs services solely on behalf of the Committee and has no relationship with the Company or management except as it may relate to performing such services. F.W. Cook assists the Committee in defining the appropriate market of Valley’s peer companies for executive compensation and practices and in benchmarking our executive compensation program against the peer group. The Committee assessed the independence of F.W. Cook and concluded that no conflict of interest existed that prevented F.W. Cook from independently representing the Committee.
A representative of F.W. Cook was present and provided advice at all our meetings, including executive sessions. Pre-meetings were held with the Chairman of the Committee to establish with management the agenda for each meeting. Our compensation consultant attended the pre-meetings.
The CEO and other NEOs attended portions of the meetings. The CEO presented and discussed with the Committee his recommendations for compensation for the NEOs and the management team without the other NEOs present. The CEO did not make a recommendation to the Committee with regard to his compensation. The CEO was not present when his compensation was discussed or set by the Committee. The Committee sought input from other directors with experience in executive compensation and from outside counsel. The Committee sets executive compensation with only Committee members, consultants and outside counsel present.
OUR PEER GROUP
In setting compensation for our executives, we compare total compensation, each compensation element, and Valley’s financial performance to a peer group. For purposes of determining 2014 compensation, our peer group consisted of 16 bank holding companies in the NY/NJ/CT metropolitan area with assets within a reasonable range above and below Valley’s asset size. For purposes of determining 2015 compensation, our peer group consisted of 17 bank holding companies in the NY/NJ/CT metropolitan area plus Florida (to take into account our expansion into Florida in 2014) with assets within a reasonable range above and below Valley’s asset size. The Committee believes that this new peer group is an appropriate group for comparison with Valley for two primary reasons:

•	The companies in the peer group are all located in our market areas; and

•	The companies in the peer group are, on average, similar in size to Valley.
Appendix A, on page 62 lists all financial institutions in the peer group. BankUnited, Inc. and EverBank Financial Corp. were added to our peer group for 2015 because of the addition of Florida to our market area, and Susquehanna Bancshares, Inc. was removed due to its acquisition. The peer group consists of companies with assets between $5 billion and $50 billion and market capitalization between $600 million and $8 billion with Valley approximating peer group medians.
The Committee compares the salaries, equity compensation and non-equity incentive compensation we pay to our NEOs with the same compensation elements paid to executives of the peer group companies available from public data. The Committee refers to this peer group information when setting our CEO compensation and that of our other NEOs and generally targets setting CEO and NEO total compensation at levels that are at the median of our peer group.
The table below presents Valley’s performance relative to our peer group with respect to various financial measures over the 1-year and 3-year periods ended December 31, 2015.

22	2016 Proxy Statement

Performance Relative To Our Peers

(1)	Financial measures shown above:
	NCO/Avg Loans	Net loan chargeoffs to average loans.
	Price/TBV	Valley stock price to tangible book value.
	ROAA	Return on average assets.
	ROATCE	Return on average tangible common equity.
	GITBV	Tangible book value plus dividends.
	TSR	Total shareholder return.

(2)	Most of the financial measures were negatively impacted by the recognition of pre-tax prepayment penalties totaling $51.1 million on certain long-term borrowings during the fourth quarter of 2015.

23	2016 Proxy Statement

ELEMENTS OF PAY
Summary
The following table summarizes the key components of our compensation program for our NEOs and the purpose of each component:

Component		Key features		Purpose
Salary	è	Certain cash payment based on position, responsibilities and experience.	è	Offers a stable source of income.
EIP Cash Awards	è	Annual cash awards with target awards at 50% of salary (CEO) and 35% and 25% of salary for other NEOs which are tied to achievement of both company and individual goals.	è	Intended to motivate and reward executives for achievements of short-term (one year) company and individual goals.
EIP Time Vested Equity Awards	è	Equity incentives earned based on time.	è	Intended to create alignment with shareholders and promote retention.
2016 Stock Plan Performance Equity Awards	è	Equity incentives earned based upon meeting targets.	è	Intended to focus on achievement of company performance objectives, improved relative TSR and growth in tangible book value (as defined below).
Salary
Salaries are determined by an evaluation of individual NEO responsibilities, compensation history, as well as peer comparison.
Executive Incentive Plan (EIP)
The Executive Incentive Plan ("EIP") provides for awards, payable in cash and stock awards, from a pool equal to 5% of our net income before income taxes. Allocations of the percentages under the EIP among the NEOs from the 5% pool (discussed below) are made by the Committee within the first 90 days of each calendar year with respect to the current year. EIP awards are determined after the year-end financial results are finalized. The Committee awards less than the entire amount of the 5% pool as permitted by the EIP. We intend to maximize our tax deductible awards under the EIP.
EIP Cash Awards
We award the cash bonus under the EIP in January or February and pay the initial 50% portion of cash EIP awards at the time of award. The 50% balance is paid in eight equal quarterly installments, to allow time for possible clawback of cash awards if necessary.

EIP Time Vested Equity Awards
We award time vested restricted stock awards under the EIP in January or February. Awards granted in January 2016 vest pro rata over a three year period.
Performance Based Equity Awards
The Company’s 2016 Long-Term Stock Incentive Plan (the “2016 Stock Plan”) which shareholders are asked to approve this year, includes provisions for performance awards.
Beginning in 2016, we awarded performance based restricted stock unit awards under the Company’s 2016 Stock Plan, subject to shareholder approval. The 2016 Stock Plan provides for certain performance based awards, which allows for these awards to be qualified under Internal Revenue Code Section 162(m) for tax deductibility. The awards made in 2016 are conditioned upon the approval by Company shareholders of the 2016 Stock Plan at the 2016 Annual Meeting of Shareholders. As with last year’s awards, the 2016 performance based awards vest based on the Company’s adjusted Growth in Tangible Book Value and TSR performance.

24	2016 Proxy Statement

OVERALL DESIGN AND MIX OF EQUITY GRANTS
Consistent with 2014 awards, the following table summarizes the overall design and mix of our annual long-term equity incentives granted for 2015:

Form of Award	Percentage of Total Target Equity Award Value for Mr. Lipkin	Percentage of Total Target Equity Award Value for Other NEOs	Purpose	Performance Measured	Earned and Vesting Periods
Time Vested Award (time-vested restricted stock)	25%	33.3%	Encourages retention Fosters shareholder mentality among the executive team.	N/A	Vests on the first, second, and third anniversaries of the grant date.
Growth in Tangible Book Value Performance Award (restricted stock units)	56%	50%	Encourages retention ties executive compensation to our operational performance.	Growth in Tangible Book Value (as defined)	Earned and vests after three-year performance period based on Growth in Tangible Book Value.
TSR Performance Award (restricted stock units)	19%	16.7%	Encourages retention ties executive compensation to our long-term market performance.	Relative TSR	Earned and vests after three-year performance period based on TSR.
The percentage mixes described in the chart above are based on the dollar value of the awards granted. The dollar value is translated into number of shares using the closing price the day before the Committee makes the grant.
2015 TIME VESTED AWARDS
For Mr. Lipkin, approximately 25% of the aggregate dollar value of his annual equity awards granted for 2015 was in the form of time-based vesting restricted stock awards. For the other NEOs, one-third of the aggregate dollar value of our NEOs’ annual equity awards granted for 2015 was in the form of time-based vesting restricted stock awards. Once granted, the awards vest based solely on continued service with the Company, with one third vesting on each anniversary of the grant date.
2015 GROWTH IN TANGIBLE BOOK VALUE AWARDS
Growth in Tangible Book Value when used in this CD&A means year over year growth in tangible book value, plus dividends on common stock declared during the year, excluding other comprehensive income ("OCI") recorded during the year. For the awards granted for 2015 performance, the Committee has the discretion to provide for adjustments to the growth in tangible book value calculation as it deems appropriate, established at the time of grant. The Committee chose growth in tangible book value because it believes that this metric is a good indicator of the performance of a commercial bank. The adjustment for dividends allows the Committee to compare our performance to our peers which pay different amounts of dividends. The exclusion of OCI avoids changes in tangible book value not viewed as related to financial performance. The Committee made adjustments for acquisitions because acquisitions typically result in dilution of tangible book value and the Committee did not wish to disincentivize management from seeking acquisitions that management believes are in the best interests of shareholders.
For Mr. Lipkin, approximately 56% of the aggregate dollar value of his equity awards granted for 2015 were in the form of performance restricted stock units ("RSUs") to be earned based upon Growth in Tangible Book Value (each, a Growth in Tangible Book Value Performance Award). For the other NEOs, approximately 50% of the aggregate dollar value of our NEOs’ equity awards granted for 2015 were in the form of Growth in Tangible Book Value Performance Awards. The Growth in Tangible Book Value Performance Awards are earned based on average annual Growth in Tangible Book Value against target during the years 2016 through 2018. Earned Growth in Tangible Book Value Performance Awards vest at the end of the 3-year performance period and will be settled as soon as administratively feasible thereafter. The number of shares that can be earned may range from 0% to 150% of the target, depending on performance (with linear interpolation between performance levels) as follows:

Average Annual Growth in Tangible Book Value 2016-2018	Percentage of Target Shares Earned
Below 9.5%	None
9.5% (Threshold)	50%
11% (Target)	100%
12.5% or higher (Maximum)	150%
Growth in Tangible Book Value Performance Awards are settled in the form of common stock.

25	2016 Proxy Statement

2015 RELATIVE TSR PERFORMANCE AWARDS
For Mr. Lipkin, approximately 19% of the aggregate dollar value of our NEOs’ annual equity awards granted for 2015 was in the form of RSUs to be earned based on the Company’s relative TSR for the 3-year performance period from January 2016 through December 2018 against the KRX (a TSR Performance Award). For the other NEOs, 16.7% of the aggregate dollar value of our NEOs’ annual equity awards granted for 2015 was in the form of a TSR Performance Award. The KRX is used instead of our compensation peer group to provide a broader indication of Valley's relative market performance and because similar size and geography are less relevant criteria for performance comparisons than compensation comparisons. Earned TSR Performance Awards vest at the end of the 3-year performance period and will be settled as soon as administratively feasible thereafter. The number of shares that may be earned may range from 0% to 150% of the target, depending on performance (with linear interpolation between performance levels) as follows:

TSR	Percentage of Target Shares Earned
Below 25th percentile of peer group	None
25th percentile of peer group (Threshold)	25%
50th percentile of peer group (Target)	100%
75th percentile of peer group (Maximum)	150%

In the event that the Company has a negative TSR on an absolute basis at the end of the three-year performance period, then the maximum number of shares that could be earned, regardless of the Company’s TSR relative to its peer group, would be 100% of target. TSR Performance Awards will settle in the form of common stock.

The table below shows the status of the performance based equity awards subject to vesting based on growth in tangible book value granted in 2014 (for 2013 performance) and in 2015 (for 2014 performance) based on fiscal 2015 financial performance. Please note that the status reported in the below tables is not necessarily indicative of what will ultimately be paid out to our NEOs as these awards are based on cumulative performance results for the respective full three-year performance periods.

Growth in Tangible Book Value

Grant Date	Actual Performance in 2014	Adjustments	Adjusted Performance in 2014	Actual Performance in 2015	Adjustments	Adjusted Performance in 2015	Cumulative Performance Measured to Date as Adjusted
1/31/2014(1)	6.63%	Acquisition of 1st United Bancorp in 4Q 2015.	10.82%	7.03%	Acquisition of CNL in 4Q 2015; Penalties related to prepayment of long-term borrowings in 4Q 2015.(2)	11.28%	11.05%
1/30/2015	N/A	N/A	N/A	7.03%	Acquisition of CNL in 4Q 2015; Penalties related to prepayment of long-term borrowings in 4Q 2015.(2)	11.28%	11.28%

__________
(1)
The terms of the awards granted in 2014 provided for an annual payout of a certain portion of the award based on achievement of Growth in Tangible Book Value performance goals measured annually. Based on 2015 performance, the following NEOs earned a payout of shares in 2016 following certification of performance achievement as follows: Mr. Lipkin, 18,902 shares; Mr. Eskow, 7,560 shares; Mr. Crocitto, 7,560 shares; and Mr. Robbins, 2,520 shares. This feature allowing for potential annual payout was eliminated from performance based awards commencing with those granted in 2015.

(2) A corresponding adjustment in future years will also be made to include the interest that would have been paid absent prepayment of these long-term borrowings.
The Committee adjusted the Growth in Tangible Book Value calculation for the 2013 awards due to (i) the acquisition of 1st United Bancorp in November 2014, (ii) the acquisition of CNL in December 2015 and (iii) the $51.1 million in prepayment penalties related to the prepayment of long-term borrowings in the fourth quarter of 2015. The 2014 awards were adjusted only for items (ii) and (iii) as these awards were granted subsequent to the 1st United acquisition. As adjusted, the 2015 Growth in Tangible Book Value was calculated to be 11.05% and 11.28% for 2013 and 2014 awards, respectively, each of which is above target.
PAY DETERMINATIONS
Summary
The Committee increased Mr. Lipkin’s target total direct compensation (i.e., salary, equity awards and EIP cash awards) by $451,500, or approximately 16.1%, from last year and by $88,000, or 2.8%, from 2013 compensation. Of the

26	2016 Proxy Statement

increase in the CEO's total compensation from 2014, $401,500, or 89%, was the result of an increase in his performance based equity awards. More specifically, the Committee made the following compensation determinations with respect to Mr. Lipkin:

•	Maintained his salary of $1,123,500 for the fifth consecutive year;

•	Increased his total target equity awards to $1,526,500 for 2015 from $1,125,000 for 2014, all of such increase being performance based awards;

•	Increased to 75.4% (from two-thirds) the proportion of target equity awards that are performance based; and

•	Increased his EIP cash award to $600,000 for 2015 from $550,000 for 2014 with such 2015 cash award being equal to his EIP cash award in 2013.
The Committee and Mr. Lipkin believe that, as Chairman, President and CEO, Mr. Lipkin’s compensation, more than any other NEO, should reflect the relative performance of the Company rather than individual achievements. The Committee believes that the compensation determination that it made reflects the Company’s financial performance and in particular its TSR performance. Given the improvement in the Company’s TSR relative to its peers in 2015 the Committee believed it appropriate to increase Mr. Lipkin’s compensation to approximately what his compensation was in 2013. However, the Committee determined that the vast majority of the increase in compensation over 2014 (89%) should be in the form of performance based equity awards.
With respect to our other NEOs, the Committee made the following determinations:

•	Maintained the total direct compensation of Messrs. Eskow and Crocitto (including all elements of compensation) consistent with 2014;

•	Maintained the salary of Messrs. Eskow and Crocitto at $545,750 for the fifth consecutive year;

•	Maintained Messrs. Eskow and Crocitto at two-thirds the proportion of target equity awards that are performance based;

•	Set total direct compensation for Ira Robbins and Rudy Schupp (who this year replaced Messrs. Engel and Meyer as NEOs) at $1,281,250;

•	Set the salary of Messrs. Robbins and Schupp at $525,000 for 2016, an increase of $100,000 from prior year levels;

•	Set the EIP cash awards for Messrs. Robbins and Schupp at $200,000; and

•	Awarded time ($218,750) and target performance based ($437,500) equity awards for Messrs. Robbins and Schupp which represents a two-thirds proportion of equity awards that are performance based.
Discussion
Salaries. For the fifth consecutive year, the Committee determined not to increase the base salaries for Messrs. Lipkin, Eskow and Crocitto. These NEOs will have the same base salary for six consecutive years. Messrs. Robbins’ and Schupp’s salaries were each set at $525,000, or slightly below the levels of Messrs. Eskow and Crocitto.
Cash EIP Awards.  Under the EIP, Valley may pay incentive compensation to its NEOs in an aggregate amount equal to 5% of its net income before taxes for the calendar year with the exact amounts to be determined by the Committee. In January 2015, the Committee began the process of determining awards under the EIP by:

•	Identifying the NEOs as the EIP participants; and

•	Allocating a share of the EIP pool to each participant, as shown in the first column of the table "EIP Awards for 2015".
In January 2016, the Committee certified the amount of the 2015 pool as $6,344,750, which was 5% of 2015 net income before taxes. The Committee had established (i) cash award targets for our NEOs, expressed as percentages of their respective salaries, and (ii) a range from 0% to 200% of target for the actual cash award. Based on Valley’s 2015 financial results and the 2015 goals accomplished by each NEO, the Committee granted cash awards to the NEOs. The following table shows the target cash awards for each NEO shown both as the percentage of base salary and on a potential dollar amount basis and the actual cash awards.

27	2016 Proxy Statement

Cash Award Targets and Actual Cash Awards

Named Executive Officer	2015 Base Salary	EIP Target Cash Award as % of 2015 Base Salary	EIP Target Cash Award	EIP Cash Award Range (0% -200% of Target)	Actual Cash EIP Awards for 2015
Gerald H. Lipkin	$1,123,500	50%	$561,750	$0 - $1,123,500	$600,000
Alan D. Eskow	545,750	35%	191,013	0 - 382,025	200,000
Peter Crocitto	545,750	35%	191,013	0 - 382,025	200,000
Ira D. Robbins	425,000	25%	106,250	0 - 212,500	200,000
Rudy E. Schupp	425,000	25%	106,250	0 - 212,500	200,000
The cash EIP award for Mr. Lipkin was moderately higher than his target amount and higher than last year’s award by $50,000. The Committee believes that this award was appropriate given Valley’s increased TSR performance, as well as by the maintenance of Valley’s strong credit culture and quality, as well as the continued expansion of the franchise into a strong growth area. The cash awards for Messrs. Eskow and Crocitto were consistent with 2014 and slightly above target. The cash awards for Messrs. Robbins and Schupp were 88% above target and 94% of the maximum. The Committee believed that the performance of Messrs. Robbins and Schupp was excellent and these executives were deserving of a substantial EIP cash award.
EIP - Time Based Equity Awards
In January 2016, the Committee granted equity awards to our NEOs under the EIP. These awards consisted of time-vested shares of restricted stock. The time vested awards are granted under the EIP and the 2009 Stock Plan. The following table shows the time-based restricted stock issued to our NEOs in 2016 and the grant date fair value of each award.

Named Executive Officer	Time Based Restricted Shares	Value of Shares at Grant Date
Gerald H. Lipkin	44,379	$375,000
Alan D. Eskow	26,627	225,000
Peter Crocitto	26,627	225,000
Ira D. Robbins	25,888	218,750
Rudy E. Schupp	25,888	218,750
Total EIP Awards
The table below shows the maximum EIP awards permitted for 2015 as well as the actual cash, time vested equity and total EIP award made to each NEO for 2015 performance.
EIP Awards for 2015

NEO	Allo-cation of EIP Pool	Maximum Permitted Aggregate EIP Award	Cash Award Paid	Time Vested Equity Award Granted	Total Aggr-egate Award Granted
Lipkin	35%	$2,220,663	$600,000	$375,000	$975,000
Eskow	17.5%	1,110,331	200,000	225,000	425,000
Crocitto	17.5%	1,110,331	200,000	225,000	425,000
Robbins	10%	634,475	200,000	218,750	418,750
Schupp	10%	634,475	200,000	218,750	418,750
		$5,710,275	$1,400,000	$1,262,500	$2,662,500

The aggregate total EIP award (both cash and equity) to all NEOs was $2,662,500, or approximately 46.6% of the total maximum amount available for grant under the EIP to the five NEOs. Mr. Lipkin received a total award of $975,000, or approximately 43.9% of his maximum award under the EIP.
Performance Based Equity Awards
In January 2016, the Committee granted performance based restricted stock units to our NEOs under our 2016 Stock Plan. These awards are subject to shareholder approval of the 2016 Stock Plan at our upcoming annual meeting. Of these performance based units, 75% are subject to vesting based on the attainment of adjusted Growth in Tangible Book Value and the remaining 25% are based on relative total shareholder return, or TSR, as discussed more detail above under “Overall Design and Mix of Equity Grants.” The following table shows the performance based equity awards that were made under the 2016 Stock Plan, subject to stockholder approval:

28	2016 Proxy Statement

	Performance Based Stock Awards at Target			Performance Based Stock Awards at Maximum
Named Executive Officer	Based on TSR	Based on Growth in TBV	Total	Based on TSR	Based on Growth in TBV	Total
Gerald H. Lipkin	$287,875	$863,625	$1,151,500	$431,812	$1,295,438	$1,727,250
Alan D. Eskow	112,500	337,500	450,000	168,750	506,250	675,000
Peter Crocitto	112,500	337,500	450,000	168,750	506,250	675,000
Ira D. Robbins	109,375	328,125	437,500	164,062	492,188	656,250
Rudy E. Schupp	109,375	328,125	437,500	164,062	492,188	656,250
Pension and Other Compensation
Until 2014, our NEOs participated in two pension plans, a tax-qualified plan and a non-tax qualified plan. The latter plan is a supplemental, non-tax qualified pension plan, known as the Benefit Equalization Plan. We provided these benefits in order to make available to the recipients an income stream that will assist in meeting post-retirement expenses. Each of these plans were frozen as of December 31, 2013 as described in more detail in “2014 Pension Benefits - Pension Plan” and “2014 Pension Benefits - Benefit Equalization Plan”.
We also provide perquisites to all senior officers.  We offer them the use of a company-owned automobile, and in limited instances, use of a driver, primarily for business use.  The automobile facilitates NEO travel between our offices, to business meetings with customers and vendors and to investor presentations.  NEOs may use the automobile for personal transportation.  Personal use of the automobile or driver, if not reimbursed by the NEO, results in taxable income to the NEO, and we include this in the amounts of income we report to the NEO and the Internal Revenue Service.
We also support and encourage our NEOs to hold a membership in a local country club for which we pay admission costs, dues and other business related expenses. We find that the club membership is an effective means of obtaining business as it allows NEOs to interact with present and prospective customers in a relaxed, informal environment. We require that any personal use of the country club facilities for golf or food be paid directly by the NEO. Because the club memberships are used at our expense only for business entertainment, we do not include them as perquisites in our Summary Compensation Table.
We also provide change in control agreements to our NEOs, which provide for “double trigger” cash payments in the event of a change of control of Valley. These severance benefits provide the NEOs with a reasonable range of income protection in the event employment is terminated without cause following a change in control, support our executive retention goals and encourage their independence and objectivity in considering potential change in control transactions. The terms of these agreements are described more fully in this Proxy Statement under “Other Potential Post-Employment Payments.”
OTHER PROGRAM FEATURES
Hold Past Termination: If an NEO terminates employment for any reason and such termination results in the acceleration of equity awards, 50% of the shares of common stock underlying those equity awards must be held for a period of 18 months following the date of termination.
Clawback: Under our “clawback” policy, if any incentive award (cash or equity) is found by our Committee to have been based on materially inaccurate information that resulted in a material restatement of our financial statements, or on misrepresentation by the award recipient, we have instituted a “clawback” policy that will allow recapture of the award within specified time periods.
No Hedging or Pledging: Valley adopted a policy prohibiting executive officers from entering into hedging and pledging transactions involving Valley’s common stock. The Board believes that such transactions, which have the effect of mitigating the risks and rewards of ownership, may result in the interests of management and shareholders of Valley being misaligned.
Stock Ownership: To better align the interests of our NEOs with those of our common shareholders, we require each NEO to own a minimum number of shares of our common stock. The table below shows the minimum holdings. Each NEO owns a substantial number of shares in excess of the minimums.

29	2016 Proxy Statement

NEO Minimum Stock Ownership Requirements

Title (Name)	Minimum Required Common Stock Ownership*
CEO (Mr. Lipkin)	200,000
Senior EVP (Messrs. Eskow, Crocitto, Robbins and Schupp)	50,000
____________

*	Includes all shares each NEO is required under SEC rules to report as beneficially owned.
INCOME TAX CONSIDERATIONS
Our federal income tax deduction for non-performance based compensation paid to certain of our NEOs is limited by Section 162(m) of the Internal Revenue Code (IRC) to $1 million annually. Compensation paid to any of them exceeding $1 million is non-deductible for federal income tax purposes unless paid under a performance based plan pre-approved by our shareholders. At our annual shareholders meeting in 2010, the EIP was adopted, which allows the Committee to grant awards under the EIP which are intended to comply with the restrictions of Section 162(m). In addition, the 2016 Stock Plan allows the Committee to grant awards which are also intended to comply with the restrictions of Section 162(m) and the Committee intends to grant performance based equity awards under the 2016 Stock Plan. However, the Compensation Committee retains the authority to authorize payments that may not qualify under Section 162(m). With the exception of a small portion of Mr. Lipkin’s salary, we believe that all compensation granted to our NEOs in 2015 is deductible for federal income tax purposes.
COMPENSATION COMMITTEE REPORT AND CERTIFICATION
The Compensation and Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on that review and those discussions, it has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Gerald Korde, Committee Chairman
Andrew B. Abramson
Pamela R. Bronander
Eric P. Edelstein
Michael L. LaRusso
Marc J. Lenner
Suresh L. Sani

30	2016 Proxy Statement

SUMMARY COMPENSATION TABLE
The following table summarizes all compensation in 2015, 2014 and 2013 earned by our chief executive officer, chief financial officer and the three most highly paid executive officers (NEOs) for services performed in all capacities for Valley and its subsidiaries.

Name and Principal Position	Year	Salary	Stock Awards(1)	Non-Equity Incentive Plan Compen-sation(2)	Change in Pension Value and Non-Qualified Deferred Compen-sation Earnings(3)	All Other Compen-sation(4)	Total	Total Without Change in Pension Value*
Gerald H. Lipkin	2015	$1,123,500	$1,526,500	$600,000	$513,382	$156,389	$3,919,771	$3,406,389
Chairman of the Board, President and	2014	1,123,500	1,125,000	550,000	1,159,621	153,129	4,111,250	2,951,629
CEO	2013	1,123,500	1,438,386	600,000	0	105,742	3,267,628	3,267,628
Alan D. Eskow	2015	545,750	675,000	200,000	45,342	107,034	1,573,126	1,527,784
Director, Senior EVP, CFO and	2014	545,750	675,000	200,000	178,041	94,518	1,693,309	1,515,268
Corporate Secretary	2013	545,750	575,356	225,000	112,434	67,253	1,525,793	1,413,359
Peter Crocitto	2015	545,750	675,000	200,000	0	91,891	1,512,641	1,512,641
Director, Senior EVP and COO	2014	545,750	675,000	200,000	445,076	78,494	1,944,320	1,499,244
	2013	545,750	575,356	225,000	123,724	51,221	1,521,051	1,397,327
Ira D. Robbins	2015	425,000	656,250	200,000	0	48,295	1,329,545	1,329,545
Senior EVP and Treasurer
Rudy E. Schupp	2015	425,000	656,250	200,000	0	37,478	1,318,728	1,318,728
Senior EVP, President, Florida Division
___________

*
The amounts reported in this column differ, in certain cases substantially, from the amounts reported in the “Total” column required under SEC rules and should not be considered a substitute for the “Total” column of the Summary Compensation Table.

(1)
Stock awards reported in 2015 reflect the grant date fair value of the restricted stock and performance based restricted stock unit awards under Accounting Standards Codification Topic No. 718, Compensation-Stock Compensation ("ASC Topic 718") granted by the Compensation Committee based on 2015 results. The performance-based awards reported here are subject to shareholder approval of the 2016 Stock Plan. The grant date fair value of time based restricted stock awards reported in this column for each of our NEOs was as follows: Mr. Lipkin, $375,000; Mr. Eskow, $225,000; Mr. Crocitto, $225,000; Mr. Robbins, $218,750; Mr. Schupp, $218,750. Restrictions on time based restricted stock awards lapse at the rate of 33% per year. Restrictions on performance based awards lapse based on achievement of the performance goals set forth in the performance restricted stock unit award agreement. Any shares earned based on achievement of the specific performance goals vest when the Compensation Committee certifies the payout level as a result of such performance achievement following the three-year performance period. The value of the performance based restricted stock unit awards reported in this column based on probable outcome of performance goal achievement (target) for each NEO and the value of these awards on the grant date assuming maximum achievement of performance goals for each NEO are as follows:

Name	Target Value at Grant Date	Maximum Value at Grant Date
Gerald H. Lipkin	$1,151,500	$1,727,250
Alan D. Eskow	450,000	675,000
Peter Crocitto	450,000	675,000
Ira D. Robbins	437,500	656,250
Rudy E. Schupp	437,500	656,250

31	2016 Proxy Statement

(2)
Non-Equity awards earned for the year ended 2015 were, or will be distributed as follows: 50% of the non-equity award was paid in February 2016 and the remaining balance will be paid in eight equal quarterly installments, beginning April 2016 to January 2018.

(3)
Represents the change in the present value of pension benefits from year to year, taking into account the age of each NEO, a present value factor, and interest discount factor and their remaining time until retirement. For Mr. Lipkin, the increase in value under the Pension Plan and BEP is attributable to the following sources:  1) actuarial increases received for late retirement past age 70 1/2 and 2) an update in mortality table basis. The annual change in the present value of Messrs. Crocitto and Robbins accumulated benefits as of December 31, 2015 was a net decrease of $9,524 and $3,973 from the present value reported as of December 31, 2014, respectively; therefore, the amount reported for 2015 is zero. This decrease is attributable to the increase in the discount rate from 4.015% to 4.325%.

(4)
All other compensation includes perquisites and other personal benefits paid in 2015 including automobile and driver (if applicable), accrued dividends on nonvested restricted stock, 401(k) contribution payments by Valley and group term life insurance (see table below).

Name	Auto (1)	Accrued Dividends & Interest Earned on Nonvested Stock Awards (2)	401(k) (3)	GTL (4)	Other (5)	Total
Gerald H. Lipkin	$15,973	$120,927	$15,900	$0	$3,589	$156,389
Alan D. Eskow	16,296	58,923	15,900	14,479	1,436	107,034
Peter Crocitto	12,165	58,923	15,900	4,903	0	91,891
Ira D. Robbins	11,517	19,946	15,900	932	0	48,295
Rudy E. Schupp	2,695	12,025	15,900	6,858	0	37,478
____________

(1)	Auto represents the portion of personal use of a company-owned vehicle by the NEO and driving services (if applicable), during 2015.
(2)	Accrued dividends and interest on non-vested restricted stock awards and restricted stock units until such time as the vesting takes place.
(3)
The Company provides up to 100% of the first 4% of pay contributed 50% of the next 2% of pay contributed and one must save at least 6% to get the full match (5%) although contribution of any lesser amount will also be matched, under the defined contribution 401(k) Plan to all full time employees in the plan including our NEOs.

(4)
GTL or Group Term Life Insurance represents the taxable amount for over $50,000 of life insurance for benefits equal to two times salary.
This benefit is provided to all full time employees. Mr. Lipkin has a $50,000 life insurance policy with the Company and is not subject to a taxable amount.

(5)	Anniversary award.

32	2016 Proxy Statement

2015 GRANTS OF PLAN-BASED AWARDS
The following table represents the grants of awards to the NEOs in 2016 for 2015 performance under the Executive Incentive Plan and Long-Term Stock Incentive Plan.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards (#)(2)			All Other Stock Awards: Number of Shares of Stock(2)	Grant Date Fair Value of Stock Awards(3)
Name	Grant Date(1)	Threshold	Target	Maximum	Threshold	Target	Maximum
Gerald H. Lipkin	1/29/2016	$—	$561,750	$1,123,500	67,656	135,311	202,967		$1,151,500
	1/27/2016							44,379	375,000
Alan D. Eskow	1/29/2016	—	191,013	382,025	26,440	52,879	79,319		450,000
	1/27/2016							26,627	225,000
Peter Crocitto	1/29/2016	—	191,013	382,025	26,440	52,879	79,319		450,000
	1/27/2016							26,627	225,000
Ira D. Robbins	1/29/2016	—	106,250	212,500	25,705	51,410	77,115		437,500
	1/27/2016							25,888	218,750
Rudy E. Schupp	1/29/2016	—	106,250	212,500	25,705	51,410	77,115		437,500
	1/27/2016							25,888	218,750
____________

(1)
The time vested restricted stock awards and the cash bonuses were approved by our Compensation Committee on January 27, 2016. The performance based restricted stock units were approved by our Compensation Committee on January 29, 2016 subject to shareholder approval of the 2016 Long-Term Incentive Stock Plan at the 2016 annual meeting.

(2)
As discussed in the Compensation Discussion and Analysis, in January 2015, the Compensation Committee assigned a percentage share of the 2015 EIP bonus pool of 5% of our 2015 net income before income taxes to each of our NEOs. The EIP permits the Compensation Committee to determine to pay earned awards, in whole or in part, in the form of cash or equity awards granted under our Long-Term Stock Incentive Plan. For 2015, the Compensation Committee determined that any cash awards that may be earned under the 2015 EIP bonus pool would be limited to a pre-established range set as a percentage of the particular NEO’s base salary. Each NEO could earn between 0% to 200% of his target cash award as reported under “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” above. See table (“Cash Award Targets and Actual Cash Awards”) above in the Compensation Discussion and Analysis for information regarding the salary amount used to determine the range of each NEO’s potential cash awards under the 2015 EIP bonus pool. After certifying the results of the 2015 EIP bonus pool calculation on January 27, 2016, the Compensation Committee awarded each NEO the cash amount reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for 2015. The Compensation Committee also determined to grant each NEO an award of time-based restricted stock out of the 2015 EIP bonus pool (reported above under “All Other Stock Awards: Number of Shares of Stock”). On January 29, 2016, at a subsequent meeting, the Compensation Committee made grants to the NEOs under our new 2016 Long-Term Incentive Stock Plan in the form of performance based restricted stock units at target (reported above under “Estimated Possible Payouts Under Equity Incentive Plan Awards”). The threshold amounts reported above for the performance based restricted stock unit awards represent the number of shares that would be earned based on achievement of threshold amounts under both the growth in tangible book value and TSR performance metrics measured over the cumulative three-year performance period. See “Pay Determinations - Time Based and Performance Based Equity Awards” and “Overall Design and Mix of Equity Grants” in our Compensation Discussion and Analysis for information regarding these time-based restricted stock and performance based restricted stock unit awards.

(3)	See grant date fair value details under footnote (1) of the Summary Compensation Table above.
Restrictions on performance based awards lapse based on achievement of the performance goals set forth in the performance restricted stock unit award agreement. Any shares earned based on achievement of the specific performance goals vest when the Compensation Committee certifies the payout level as a result of such performance achievement. Restrictions on time based restricted stock awards lapse at the rate of 33% per year.
Dividends are credited on restricted stock and restricted stock units at the same time and in the same amount as dividends paid to all other common shareholders. Credited dividends are accumulated and paid upon vesting, and are subject to the same time based and performance based restrictions as the underlying restricted stock and units. Upon a “change in control,” as defined in that plan, all restrictions on shares of time based restricted stock will lapse and restrictions on shares of performance based restricted stock units will lapse at target.
The per share grant date fair values under ASC Topic 718 of each share of time based restricted stock was $8.45 per share awarded on January 27, 2016 and performance based restricted stock units (with no market condition vesting requirement) awarded on January 29, 2016 was $8.51. Performance based restricted stock units with market condition vesting requirements (i.e., TSR) awarded on January 29, 2016 had a $7.75 per share grant date fair value.

33	2016 Proxy Statement

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table represents stock option, restricted stock and restricted stock unit awards outstanding for each NEO as of December 31, 2015. All awards have been adjusted for stock dividends and stock splits, as applicable.

		Option Awards(1)				Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(3)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units That Have Not Vested(3)
Gerald H. Lipkin	1/29/2016							202,967	$1,999,225
	1/27/2016					44,379	$437,133
	1/30/2015					40,984	403,692	122,951	1,211,067
	1/31/2014					50,403	496,470	95,640	942,054
	1/31/2013					34,083	335,718
	11/15/2010	44,015	0	$11.91	11/15/2020
	2/12/2008	44,671	0	14.65	2/12/2018
	2/13/2007	46,904	0	19.36	2/13/2017
	2/15/2006	35,178	0	17.23	2/15/2016
Total awards (#)		170,768	0			169,849	$1,673,013	421,558	$4,152,346
Market value of in-the-money options ($) (3)		0	0
Alan D. Eskow	1/29/2016							79,319	$781,292
	1/27/2016					26,627	$262,276
	1/30/2015					24,590	242,212	73,770	726,635
	1/31/2014					20,161	198,586	38,256	376,822
	1/31/2013					13,020	128,247
	11/15/2010	21,170	0	$11.91	11/15/2020
	2/12/2008	21,059	0	14.65	2/12/2018
	11/13/2006	22,112	0	19.19	11/13/2016
Total awards (#)		64,341	0			84,398	$831,321	191,345	$1,884,749
Market value of in-the-money options ($) (3)		0	0
Peter Crocitto	1/29/2016							79,319	$781,292
	1/27/2016					26,627	$262,276
	1/30/2015					24,590	242,212	73,770	726,635
	1/31/2014					20,161	198,586	38,256	376,822
	1/31/2013					13,020	128,247
	11/15/2010	21,170	0	$11.91	11/15/2020
	2/12/2008	21,059	0	14.65	2/12/2018
	11/13/2006	22,112	0	19.19	11/13/2016
Total awards (#)		64,341	0			84,398	$831,321	191,345	$1,884,749
Market value of in-the-money options ($) (3)		0	0
Ira D. Robbins	1/29/2016							77,115	$759,583
	1/27/2016					25,888	$254,997
	1/30/2015					10,929	107,651	32,787	322,952
	1/31/2014					6,721	66,202	12,752	125,607
	1/31/2013					2,301	22,665
	11/17/2008	1,216	0	$14.24	11/17/2018
	11/14/2007	3,829	0	14.93	11/14/2017
	11/13/2006	4,691	0	19.19	11/13/2016
Total awards (#)		9,736	0			45,839	$451,515	122,654	$1,208,142
Market value of in-the-money options ($) (3)		0	0
Rudy E. Schupp	1/29/2016							77,115	$759,583
	1/27/2016					25,888	$254,997
	1/30/2015					10,929	107,651	32,787	322,952
Total awards (#)		0	0			36,817	$362,648	109,902	$1,082,535
____________

34	2016 Proxy Statement

(1)
All stock option awards are currently exercisable, however, exercise prices are higher than Valley's market price at December 31, 2015 of $9.85. These awards were made pursuant to the Valley National Bancorp Long-Term Stock Incentive Plans; and will accelerate in the event of retirement (as defined), death or a change in control, as defined under the Plans.

(2)
Restrictions on time based restricted stock awards (reported above under “Number of Shares or Units of Stock That Have Not Vested”) lapse at the rate of 33% per year commencing with the first anniversary of the date of grant. The 2016 awards represent the time-based restricted stock granted out of the 2015 EIP bonus pool.

Restrictions on performance based restricted stock and performance based restricted stock unit awards (reported above under “Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested”) lapse based on achievement of the performance goals set forth in the award agreement. Dividends are credited on these awards at the same time and in the same amount as dividends paid to all other common shareholders. Credited dividends are accumulated and paid upon vesting, and are subject to the same time based or performance based restrictions as the underlying restricted stock or restricted stock unit. The 2016 awards represent the restricted stock units granted under our 2016 Stock Plan subject to shareholder approval of the plan.

For the 1/3/2014 award, the amount in the "Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested" column represents the number of shares that may be earned based on maximum performance achievement over the cumulative three-year performance period with respect to both the growth in tangible book value and total shareholder return performance metrics less the shares that vested in January 2015 and 2016 based on growth in tangible book value performance achievement in fiscal year 2014 and 2015 as certified by the Compensation Committee. As a result of this vesting, the following shares were paid out to each NEO in January 2016: Mr. Lipkin, 18,902, Mr. Eskow, 7,560, Mr. Crocitto, 7,560, Mr. Robbins, 2,520.  As discussed in the Compensation Discussion and Analysis in our 2015 proxy statement, this potential for early payout of a portion of the shares under the 2014 performance share awards was intended to account for the transition from time-based restricted stock awards, which vested annually in increments, to performance-based awards which vest, if at all, following the three-year performance period. This early payout feature was eliminated from performance based awards commencing in 2015. For the 1/30/2015 award and 1/29/2016 award, the amount in this column represents the number of shares that may be earned based on maximum performance achievement over the cumulative three-year performance period with respect to both the growth in tangible book value and total shareholder return performance metrics.

(3)	At per share closing market price of $9.85 as of December 31, 2015.
2015 OPTION EXERCISES AND STOCK VESTED
The following table shows the restricted stock that vested by NEOs in 2015 and the value realized upon vesting. None of our NEOs exercised any options in 2015.

	Stock Awards
Name	Number of Shares Acquired Upon Vesting (#)	Value Realized on Vesting ($)(*)
Gerald H. Lipkin	105,460	$974,053
Alan D. Eskow	41,287	381,312
Peter Crocitto	41,287	381,312
Ira D. Robbins	22,795	210,274
Rudy E. Schupp	21,091	194,802
____________

*
The value realized on vesting of restricted stock and restricted stock unit awards represents the aggregate dollar amount realized upon vesting by multiplying the number of shares of restricted stock or units that vested by the fair market value of the underlying shares on the vesting date. Included above is the vesting of a portion of the performance-based awards granted on 1/31/2014 for Mr. Lipkin (17,767 shares), Mr. Eskow (7,107 shares), Mr. Crocitto (7,107 shares) and Mr. Robbins (2,369 shares).

35	2016 Proxy Statement

2015 PENSION BENEFITS
PENSION PLAN
Valley maintains a non-contributory, defined benefit pension plan for all eligible employees which was frozen effective January 1, 2014 as described below. The annual retirement benefit under the pension plan was (i) 0.85% of the employee’s average final compensation up to the employee’s average social security wage base plus (ii) 1.15% of the employee’s average final compensation in excess of the employee’s average social security wage base, (iii) multiplied by the years of credited service (to a maximum of 35 years). Employees who were participants in the pension plan on December 31, 1988 are entitled to the higher of the foregoing or their accrued benefit as of December 31, 1988 under the terms of the plan then in effect. An employee’s “average final compensation” is the employee’s highest consecutive five-year average of the employee’s annual salary (excluding non-equity compensation, overtime pay and other special pay), i.e., the amount listed as “Salary” in the Summary Compensation Table, subject to each year’s annual compensation limit. Employees hired on or after July 1, 2011, including Mr. Schupp, are not eligible to participate in the Pension Plan. As a result of amendments to the pension plan adopted in 2013, participants will not accrue further benefits and their pension benefits will be determined based on the compensation and service up to December 31, 2013. Plan benefits will not increase for any pay or service earned after such date.
BENEFIT EQUALIZATION PLAN
Effective January 1, 1989, Valley adopted a Benefit Equalization Plan ("BEP") which provides retirement benefits in excess of the amounts payable from the pension plan for certain highly compensated officers. The BEP was frozen effective January 1, 2014 as described below. Benefits were determined as follows: (i) the benefit calculated under Valley pension plan formula in effect prior to January 1, 1989 and without regard to the limits on recognized compensation and maximum benefits payable from a qualified defined benefit plan, minus (ii) the individual’s pension plan benefit. In general, officers of Valley who are members of the pension plan and who receive annual compensation in excess of the compensation limits under the qualified plan were eligible to participate in the BEP. Effective January 1, 1989, Mr. Lipkin became a participant in the BEP; effective January 1, 1996, Mr. Crocitto became a participant in the BEP; effective January 1, 2001, Mr. Eskow became a participant in the BEP; effective March 1, 2013, Mr. Robbins became a participant in the BEP. Four other non-NEO senior executive officers presently participate in the BEP. Executives hired on or after July 1, 2011, including Mr. Schupp, are not eligible to participate in the BEP. As a result of amendments to the BEP adopted in 2013, participants will not accrue further benefits and their benefits will be determined based on the compensation for services and years of service up to December 31, 2013. Benefits under the BEP will not increase for any pay or service earned after such date except participants may be granted three additional years of service if employment is terminated in the event of a change in control. The following table shows each pension plan that the NEO participates in, the number of years of credited service and the present value of accumulated benefits.

Name	Plan Name	# of Years Credited Service	Present Value of Accu-mulated Benefits ($)
Gerald H. Lipkin	VNB Pension Plan	35	$1,715,486
	VNB BEP	37	7,273,560
Alan D. Eskow	VNB Pension Plan	22	776,456
	VNB BEP	22	1,622,205
Peter Crocitto	VNB Pension Plan	32	1,319,166
	VNB BEP	37	3,590,066
Ira D. Robbins	VNB Pension Plan	16	344,400
	VNB BEP	16	141,191
Present values of the accumulated benefits under the BEP and Pension Plan were determined as of January 1, 2016 based upon the accrued benefits under each plan as of December 31, 2015 and valued in accordance with the following principal actuarial assumptions: (i) post-retirement mortality in accordance with the RP-2014 White Collar Tables projected generationally with Scale MP-2015, (ii) interest at an annual effective rate of 4.325% compounded annually, (iii) retirement at the earliest age (subject to a minimum age of 55 and a maximum age equal to the greater of 65 and the participant’s age on January 1, 2016) at which unreduced benefits would be payable assuming continuation of employment and (iv) for the Benefits Equalization Plan payment is on an election bases elected by the participant and for the Pension Plan it's assumed that 50% of participants will elect a joint and two-thirds survivor annuity and 50% will elect a straight life annuity (except for Mr. Lipkin whose benefits are payable in the form of a joint and two-thirds survivor annuity).
Gerald H. Lipkin. Pursuant to an agreement dated August 15, 2006, a minimum retirement benefit of $600,000 per year (currently $711,697 as of December 31,2015) will be provided to Mr. Lipkin, so long as he survives, in the form of a joint and two-thirds survivor annuity which would pay his wife $400,000 per year in the event of Mr. Lipkin’s death; the agreement was amended, in February 2011, to provide that, should Mr. Lipkin not survive past the 10 years after retirement and should his spouse survive him, she will be entitled to receive thereafter, so long as she survives, a

36	2016 Proxy Statement

minimum pension of $600,000 per year through the tenth anniversary of his retirement (Minimum Annual 10 Year Spousal Survivor Benefit) and a minimum pension of $400,000 per year thereafter (Minimum Annual Post 10 Year Spousal Survivor Benefit); and, if neither Mr. Lipkin nor his spouse survives until the 10 year anniversary of his retirement, the estate of the last-surviving one of them shall be entitled to receive a lump-sum payment equal to a minimum of $600,000 multiplied by the number of years (including fractional years) from the last survivor’s death to and including the 10 year anniversary of Mr. Lipkin’s retirement (Minimum 10 Year Estate Benefit). In case of the simultaneous death of Mr. Lipkin and his wife, the provision of his will relative to that contingency shall determine which spouse is deemed to survive the other. The agreement was further amended in November 2013, to provide that, should Mr. Lipkin’s combined benefit payable from the Pension Plan and the BEP exceed $600,000 per year, the Minimum Annual 10 Year Spousal Survivor Benefit and the Minimum 10 Year Estate Benefit will be increased to equal the benefit payable under the Pension Plan and BEP formula. The Minimum Annual Post 10 Year Survival Benefit will be increased to equal two-thirds of the amount payable under the Pension Plan and BEP formula. The agreement was further amended in November 2013 to (i) specify that if his actual benefits exceeded the guaranteed amounts, he, his spouse and his estate would be paid the higher amounts, (ii) provide special actuarial calculations in accordance with the BEP because Mr. Lipkin did not commence his Valley pension benefits at age 70 1/2; and (iii) include New York State as a restricted territory in a related non-competition agreement.
The agreement was amended in February 2013 to specify the manner in which Mr. Lipkin’s guaranteed annuity payments specified above are to be actuarially converted into a lump sum in the event of a change in control. Mr. Lipkin elected to take his BEP benefits as a lump sum in the event of a change in control and is the only NEO to have made that election. Under the BEP, the lump sum is to be calculated using the lesser of 6% or the applicable interest rate under the Pension Plan. Under the amendment the actuarial assumptions used to convert the guaranteed annuity benefit specified above are more fully defined and instead of the BEP assumption on interest rates the amendment uses the lesser of 6% or the Pension Benefit Guaranty Corporation immediate interest rate used to determine lump sum payments for the calendar month immediately preceding the month the lump sum payments is made. Assuming the current interest rate environment, the amendment increased the lump sum benefit payable upon a change in control from what it would have been using the BEP formula.
Except as contained in the description of the plan formulas above, the benefits listed in the tables are not subject to any deduction for social security or other offset amounts.
The present value of accumulated benefits shown above for Mr. Lipkin, who is retirement eligible, is based upon annual annuity amounts totaling $711,697 from the Pension Plan and BEP of $140,401 and $571,296, respectively, payable as joint and 66-2/3% survivor annuities and assuming immediate commencement of payments.
Alan D. Eskow. The present value of accumulated benefits shown above for Mr. Eskow, who is retirement eligible, is based upon annual annuity amounts from the Pension Plan and BEP of $58,890 and $123,243; respectively, payable as single life annuities and assuming immediate commencement of payments due to Mr. Eskow’s attainment of normal retirement age.
Peter Crocitto. The present value of accumulated benefits shown above for Mr. Crocitto is based upon annual annuity amounts from the Pension Plan and BEP of $83,581 and $224,124, respectively, payable as single life annuities. Mr. Crocitto is currently eligible for early retirement with unreduced benefits.
Ira D. Robbins. The present value of accumulated benefits shown above for Mr. Robbins, who is not retirement eligible, is based upon annual annuity amounts from the Pension Plan and BEP of $36,935 and $14,653, respectively, payable as single life annuities. Mr. Robbins is not currently eligible for early retirement, assuming continuation of employment, Mr. Robbins will be eligible for early retirement with unreduced benefits on July 1, 2029.
EARLY RETIREMENT BENEFITS
An NEO’s accrued benefits under the Bank’s Pension Plan and BEP are payable at age 65, the individual’s normal retirement age. If an executive terminates employment after both attainment of age 55 and completion of 10 years of service, he is eligible for early retirement. Upon early retirement, an executive may elect to receive his accrued benefit unreduced at age 65 or, alternatively, to receive a reduced benefit commencing on the first day of any month following termination of employment and prior to age 65. The amount of reduction is 0.5% for each of the first 60 months and 0.25% for each of the next 60 months that benefits commence prior to the executive’s normal retirement date (resulting in a 45% reduction at age 55, the earliest retirement age under the plans). However, there is no reduction for early retirement prior to the normal retirement date if the sum of the executive’s age and years of credited service at the benefit commencement date equals or exceeds 80.
LATE RETIREMENT BENEFITS
Effective December 31, 2013, the BEP was amended to specify the manner in which actuarial increases would be applied to benefits for executives postponing retirement beyond the April 1st of the year in which the executive reaches age 70 1/2. The only NEO who has currently postponed retirement beyond the April 1st of the year in which he reached age 70 1/2 is Mr. Lipkin.

37	2016 Proxy Statement

2014 and 2015 SAVINGS AND INVESTMENT PLAN CHANGES
Effective January 1, 2014, Valley increased benefits under the Bank’s 401(k) plan in an effort to offset a portion of the employee benefits no longer accruing under the qualified pension plan after December 31, 2013. At such date, Valley’s contributions increased to a dollar-for-dollar matching contribution of up to six percent of compensation contributed by an employee each pay period, with an annual limit of $15,900 in 2015.
OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS
EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS
Valley and the Bank entered into amended severance agreements and change in control agreements with Messrs. Lipkin, Crocitto and Eskow, each dated as of January 22, 2008, and with the other NEOs more recently. The following discussion describes the agreements in place as of December 31, 2015, which form the basis of the tabular presentation that follows.
SEVERANCE AGREEMENT PROVISIONS
In the event of termination of employment without cause, the severance agreements with the NEOs provide for a lump sum payment equal to twelve months of base salary as in effect on the date of termination, plus a fraction of the NEO’s most recent annual EIP award. That fraction is equal to (a) the number of months which have elapsed in the current calendar year divided by (b) 12. For the purpose of the severance agreements, “cause” means willful and continued failure to perform employment duties after written notice specifying the failure, willful misconduct causing material injury to us that continues after written notice specifying the misconduct, and a criminal conviction (other than a traffic violation), drug abuse or, after a written warning, alcohol abuse or excessive absence for reasons other than illness, except in the case of Mr. Lipkin, whose severance agreement defines “cause” as gross misconduct in connection with our business or otherwise. None of the NEOs would receive severance (the salary component or the non-equity incentive award component) as a result of his death, retirement, resignation or termination of employment for cause, except in the case of Mr. Lipkin, as discussed under “2015 Pension Benefits” above. No lump sum severance payment is made under the severance agreements if the NEO receives severance under a change in control agreement (described below).
Mr. Lipkin’s severance agreement contains the provision, discussed under “Pension Benefits” above, for a minimum retirement annuity benefit under our tax qualified pension plan and the BEP and a formula to calculate the actuarially equivalent lump sum payment which Mr. Lipkin elected to receive under the BEP following a change in control.
Also, under the severance agreements with the NEOs, we provide the NEOs with a lump sum cash payment in place of medical benefits. The payment is 125% of total monthly premium payments under COBRA reduced by the amount of the employee contribution normally made for the health-related benefits they were receiving at termination of employment, multiplied by 36. COBRA provides temporary continuation of health coverage at group rates after termination of employment. Except in the case of Mr. Lipkin, this cash payment is due upon the termination of the NEO (i) by the Bank other than for cause, or (ii) upon his death or disability, for Mr. Lipkin, the cash payment in place of benefits is due upon his termination of employment for any reason. Under the severance agreements with the NEOs, we also provide the NEOs with a lump sum life insurance benefit equal to 125% of our share of the premium for three years of coverage, based on the coverage and rates in effect on the date of termination.
Each NEO is required to keep confidential all confidential information that he obtained in the course of his employment with us. Each NEO is also restricted from competing with us during the term of his employment with us and for one year after termination of his employment with us, except in the case of Mr. Lipkin, who is restricted from competing with us during the term of his employment with us and for two years after termination of his employment with us.
In connection with the acquisition of 1st United Bank, where Mr. Schupp served as CEO, Valley entered into an employment agreement with Mr. Schupp for him to serve as the President of the Florida Division of the Bank. The agreement has a three year term, expiring on November 1, 2017. The agreement provides for a minimum base salary, subject to increase from time to time in the discretion of the Compensation Committee. Under the agreement if Mr. Schupp is terminated without cause or terminates his employment for good reason, he will continue to receive his base salary for the greater of 12 months or the end of the employment term. Under the agreement, Mr. Schupp is eligible for an annual bonus and equity awards in the discretion of the Compensation Committee as well as other fringe benefits and perquisites generally available to similarly situated Valley executives including the full-time use of a company car and reimbursement for two country club memberships. Because he lost certain benefits from his 1st United employment, the agreement also provides that upon termination of employment he will receive up to 15 years reimbursement, subject to dollar limitations, for post employment health insurance and life insurance.

38	2016 Proxy Statement

CHANGE IN CONTROL ("CIC") AGREEMENT PROVISIONS
If a NEO is terminated without cause or resigns for good reason following a CIC during the contract period (which is defined as the period beginning on the day prior to the CIC and ending on the earlier of (i) the third anniversary of the CIC or (ii) the NEO’s death), the NEO would receive three times the highest annual salary and non-equity incentive received in the three years prior to the change in control. The NEOs would also receive payments for medical and life insurance identical to the benefits described above under “Severance Agreement Provisions.” Mr. Robbins and Mr. Schupp, receive three times their annual salary plus only a pro-rata bonus.
Payments under the CIC Agreements are triggered by specified termination events following a “change in control.” The events defined in the agreements as changes of control are:

•
Outsider stock accumulation. We learn, or one of our subsidiaries learns, that a person or business entity has acquired 25% or more of Valley’s common stock, and that person or entity is neither our “affiliate” (meaning someone who is controlled by, or under common control with, Valley) nor one of our employee benefit plans;

•
Outsider tender/exchange offer. The first purchase of our common stock is made under a tender offer or exchange offer by a person or entity that is neither our “affiliate” nor one of our employee benefit plans;

•
Outsider subsidiary stock accumulation. The sale of our common stock to a person or entity that is neither our “affiliate” nor one of our employee benefit plans that results in the person or entity owning more than 50% of the Bank’s common stock;

•
Business combination transaction. We complete a merger or consolidation with another company, or we become another company’s subsidiary (meaning that the other company owns at least 50% of our common stock), unless, after the happening of either event, 60% or more of the directors of the merged company, or of our new parent company, are people who were serving as our directors on the day before the first public announcement about the event;

•	Asset sale. We sell or otherwise dispose of all or substantially all of our assets or the Bank’s assets;

•	Dissolution/Liquidation. We adopt a plan of dissolution or liquidation; and

•	Board turnover. We experience a substantial and rapid turnover in the membership of our Board of

Directors. This means changes in board membership occurring within any period of two consecutive years that result in 40% or more of our board members not being “continuing directors.” A “continuing director” is a board member who was serving as a director at the beginning of the two-year period, or one who was nominated or elected by the vote of at least 2/3 of the “continuing directors” who were serving at the time of his/her nomination or election.

Following a change in control, the triggering event for severance benefits is the NEO leaving our employment under the following two conditions: First, the NEO must have left before the end of the “contract period” which, under the CIC Agreement, begins the day before the change in control and continues through the third anniversary of the change in control. Second, the NEO must have left either because we (or any successor) terminated him without “cause,” or he voluntarily quit for “good reason.”
“Cause” for termination of an NEO’s employment under the CIC Agreements means his failure to perform employment duties, misconduct in office, a criminal conviction, drug or alcohol abuse or excessive absence. “Good reason” for a NEO’s voluntary termination of employment under the CIC Agreements means any of the following actions by us or our successor:

•	We change the NEO’s employment duties to include duties not in keeping with his position within Valley or the Bank prior to the change in control;

•	We demote the NEO or reduce his authority;

•	We reduce the NEO’s annual base compensation;

•
We terminate the NEO’s participation in any non-equity incentive plan in which the NEO participated before the change in control, or we terminate any employee benefit plan in which the NEO participated before the change in control without providing another plan that confers benefits similar to the terminated plan;

•	We relocate the NEO to a new employment location that is outside of New Jersey or more than 25 miles away from his former location;

•	We fail to get the person or entity who took control of Valley to assume our obligations under the NEO’s CIC Agreement; and

•	We terminate the NEO’s employment before the end of the “contract period,” without complying with all the provisions in the NEO’s CIC Agreement.

39	2016 Proxy Statement

PARACHUTE PAYMENT REIMBURSEMENT
Mr. Lipkin, Mr. Eskow and Mr. Crocitto are entitled to receive a tax “gross-up” payment in the event that payments to such executive following a change in control of Valley exceed the limit provided under Section 280G of the Internal Revenue Code.  Since the execution of the change in control agreements of these NEOs, Valley adopted a policy prohibiting tax “gross-up” payments.  The tax “gross-up” payment provisions for these NEOs were in effect prior to adoption of such policy and thus remain in effect. Mr. Robbins and Mr. Schupp are not entitled to receive tax gross-up payments under their agreements, but, rather have cut back provisions brining their total Section 280G parachute payments to below the Section 280G limits.
PENSION PLAN PAYMENTS
The present value of the benefits to be paid to each NEO who is a participant in our pension plans following termination of employment over his estimated lifetime is set forth in the table below. Each such NEO receives three years additional service under the BEP upon termination as a result of a change in control due to dismissal without cause or resignation for good reason. Present values of the BEP and pension plan were determined as of January 1, 2016 based on RP-2014 White Collar Tables projected generationally with Scale MP-2015, and interest at an annual effective rate of 4.325% compounded annually for the pension plan and the BEP.
EQUITY AWARD ACCELERATION
In the event of a change in control or termination of employment as a result of death, all restrictions on an NEO’s equity awards will immediately lapse (for performance based restricted stock, all restrictions will lapse with respect to the target amount of shares). In the case of retirement, all restrictions will lapse on outstanding time based restricted stock awards, and performance based restricted stock awards will remain outstanding and vest in accordance with the original vesting schedule based on actual performance. For awards made under the 2009 LTSIP, a minimum of 50% of any accelerated equity award must be retained by the NEO for a period of 18 months or in some cases 24 months. Upon termination of employment for any other reason (other than termination due to disability which may be treated differently), NEOs will forfeit all shares whose restrictions have not lapsed.

40	2016 Proxy Statement

SEVERANCE BENEFITS TABLE
The table set forth below illustrates the severance amounts and benefits that would be paid to each of the NEOs, if he had terminated employment with the Bank on December 31, 2015, the last business day of the most recently completed fiscal year, under each of the following retirement or termination circumstances: (i) death; (ii) retirement or resignation; (iii) dismissal without cause; and (iv) dismissal without cause or resignation for good reason following a change in control of Valley on December 31, 2015. Upon dismissal for cause, the NEOs would receive only their salary through the date of termination and their vested BEP and pension benefits. These payments are considered estimates as of specific dates as they contain some assumptions regarding stock price, life expectancy, salary and non-incentive compensation amounts and income tax rates and laws.

Executive Benefits and Payments Upon Termination	Death	Retirement or Resignation	Dismissal Without Cause (3)	Dismissal without Cause or Resignation for Good Reason (Following a Change in Control)
Mr. Lipkin
Amounts payable in full on indicated date of termination:
Severance – Salary component (1)	$1,123,500	$0	$1,123,500	$3,370,500
Severance – Non-equity incentive (1)	0	0	0	1,800,000
Restricted stock awards	1,235,880	1,235,880	0	1,235,880
Performance Restricted stock/unit awards (2)	1,377,079	1,377,079	0	1,377,079
Stock options	0	0	0	0
Welfare benefits continuation	45,275	45,275	45,275	42,133
“Parachute Penalty” Tax gross-up	N/A	N/A	N/A	3,654,012
Sub Total	3,781,734	2,658,234	1,168,775	11,479,604
Present value of annuities commencing on indicated date of termination:
Benefit equalization plan (3)	8,046,533	8,046,533	8,046,533	8,740,368
Pension plan (3)	1,899,392	1,899,392	1,899,392	1,899,392
Total	$13,727,659	$12,604,159	$11,114,700	$22,119,364

Mr. Eskow
Amounts payable in full on indicated date of termination:
Severance – Salary component	$0	$0	$545,750	$1,637,250
Severance – Non-equity incentive	0	0	0	675,000
Restricted stock awards	569,044	569,044	0	569,044
Performance Restricted stock/unit awards (2)	712,303	712,303	0	712,303
Stock options	0	0	0	0
Welfare benefits continuation	29,814	0	29,814	29,814
“Parachute Penalty” Tax gross-up	N/A	N/A	N/A	1,759,826
Sub Total	1,311,161	1,281,347	575,564	5,383,237
Present value of annuities commencing on indicated date of termination:
Benefit equalization plan (3)	1,842,290	1,842,290	1,842,290	2,213,555
Pension plan (3)	876,091	876,091	876,091	876,091
Total	$4,029,542	$3,999,728	$3,293,945	$8,472,883

Mr. Crocitto
Amounts payable in full on indicated date of termination:
Severance – Salary component	$0	$0	$545,750	$1,637,250
Severance – Non-equity incentive	0	0	0	675,000
Restricted stock awards	569,044	569,044	0	569,044
Performance Restricted stock/unit awards (2)	712,303	712,303	0	712,303
Stock options	0	0	0	0
Welfare benefits continuation	69,478	0	69,478	69,478
“Parachute Penalty” Tax gross-up	N/A	N/A	N/A	1,866,947
Sub Total	1,350,825	1,281,347	615,228	5,530,022
Present value of annuities commencing on indicated date of termination:
Benefit equalization plan (3)	4,193,488	4,193,488	4,193,488	4,660,300
Pension plan (3)	1,532,047	1,532,047	1,532,047	1,532,047
Total	$7,076,360	$7,006,882	$6,340,763	$11,722,369

41	2016 Proxy Statement

Executive Benefits and Payments Upon Termination	Death	Retirement or Resignation	Dismissal Without Cause (3)	Dismissal without Cause or Resignation for Good Reason (Following a Change in Control) (4)
Mr. Robbins
Amounts payable in full on indicated date of termination:
Severance – Salary component	$0	$0	$326,923	$189,502
Severance – Non-equity incentive	0	0	0	200,000
Restricted stock awards	196,517	196,517	0	196,517
Performance Restricted stock/unit awards (2)	303,666	303,666	0	303,666
Stock options	0	0	0	0
Welfare benefits continuation (4)	0	0	0	69,829
“Parachute Penalty” Tax gross-up	N/A	N/A	N/A	N/A
Sub Total	500,183	500,183	326,923	959,514
Present value of annuities commencing on indicated date of termination:
Benefit equalization plan (3)	0	0	0	204,325
Pension plan (3)	284,195	284,195	284,195	284,195
Total	$784,378	$784,378	$611,118	$1,448,034

Mr. Schupp
Amounts payable in full on indicated date of termination:
Severance – Salary component	$0	$0	$781,301	$1,275,000
Severance – Non-equity incentive	0	0	0	274,060
Restricted stock awards	107,651	107,651	0	107,651
Performance Restricted stock/unit awards (2)	215,301	215,301	0	215,301
Stock options	0	0	0	0
Welfare benefits continuation (4)	301,172	301,172	301,172	301,172
“Parachute Penalty” Tax gross-up	N/A	N/A	N/A	N/A
Sub Total	624,124	624,124	1,082,473	2,173,184
Present value of annuities commencing on indicated date of termination:
Benefit equalization plan	N/A	N/A	N/A	N/A
Pension plan	N/A	N/A	N/A	N/A
Total	$624,124	$624,124	$1,082,473	$2,173,184
____________

N/A	– Not applicable (a parachute penalty tax gross up is payable only upon a CIC).

(1)	Upon death, 12 months salary, offset by qualified and non-qualified retirement benefits payable in 12 months following death.
(2)
Upon death, dismissal without cause upon a change in control, or resignation for good reason upon a change in control, unearned performance restricted stock awards immediately vest at the target amount. Upon retirement, performance restricted stock awards continue to vest according to the schedules set forth in their respective award agreements; therefore, the same amount is shown in all columns assuming the target amount is earned.

(3)	Upon dismissal for cause, Messrs. Lipkin, Eskow and Crocitto would receive BEP benefits.
(4)
Mr. Robbins and Mr. Schupp have cut back provisions; the amounts of severance shown reflect the impact of those provisions. Mr. Schupp's welfare benefits continuation is equal to fifteen years of medical and dental coverage assuming cost remains at rates as of 12/31/2015 plus a lump sum payment of $23,277 in lieu of life insurance.

42	2016 Proxy Statement

ITEM 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010 (the “Dodd-Frank Act”), Valley’s shareholders are entitled to vote at the Annual Meeting to approve the compensation of our named executive officers, as disclosed in this proxy statement. Pursuant to the Dodd-Frank Act, the shareholder vote on executive compensation is an advisory vote only and is not binding on Valley or the Board of Directors. We currently hold an annual advisory vote on executive compensation.
The Company’s goal for its executive compensation program is to reward executives who provide leadership for and contribute to our financial success. The Company seeks to accomplish this goal in a way that is aligned with the long-term interests of the Company’s shareholders. The Company believes that its executive compensation program satisfies this goal.
The Compensation Discussion and Analysis beginning on page 20 of this Proxy Statement, describes the Company’s executive compensation program and the decisions made by the Compensation and Human Resources Committee in 2015 and early 2016.
The Company requests shareholder approval of the compensation of the Company’s named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and related narrative discussion).
As an advisory vote, this proposal is not binding upon the Board of Directors or the Company. However, the Compensation and Human Resources Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for named executive officers. In 2015, approximately 91% of the shares voted on the proposal voted in favor of the Company’s executive compensation program.

RECOMMENDATION ON ITEM 3

THE VALLEY BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NON-BINDING APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS DETERMINED BY THE COMPENSATION AND HUMAN RESOURCES COMMITTEE AS DISCLOSED PURSUANT TO SEC’S COMPENSATION DISCLOSURE RULES (INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND RELATED NARRATIVE DISCUSSION).

43	2016 Proxy Statement

ITEM 4
APPROVAL OF VALLEY NATIONAL BANCORP 2016 LONG-TERM STOCK INCENTIVE PLAN
We are asking you to approve the new 2016 Long-Term Stock Incentive Plan. The Board of Directors has approved for submission to our shareholders the Valley National Bancorp 2016 Long-Term Stock Incentive Plan (the “2016 Plan”) set forth in Appendix B to this Proxy Statement. The following description of the 2016 Plan is qualified in its entirety by reference to Appendix B.
We have long had in effect stock-based incentive plans that have allowed us to grant executive officers and other key employees various types of equity-based awards. These programs reflect our Board’s belief that encouraging stock ownership by these executive officers and employees serves to attract, retain and motivate them by providing a direct, financial interest in our continued success. Our Board also believes that equity-based compensation closely aligns employees’ interests with those of our shareholders and provides a strong incentive for plan participants to remain in our service. Approving the 2016 Plan would further these objectives by allowing the Company to continue to grant long-term equity compensation for approximately 8 years.
Approving the 2016 Plan would also give the Company the flexibility to grant equity awards to non-employee directors as part of our director compensation program subject to the limits set forth in the plan.
If the 2016 Plan is not approved, the Company does not expect to have sufficient shares to meet its anticipated long-term equity compensation needs after 2016 under the Company’s 2009 Long-Term Stock Incentive Plan (the “2009 Plan”). Prior to approval of the 2016 Plan by shareholders, awards may be made under the 2016 Plan subject to approval of the 2016 Plan by shareholders. Upon approval of the 2016 Plan by shareholders, we will no longer grant options or awards under the 2009 Plan.
If the 2016 Plan is approved by shareholders, we will have 9,400,000 common shares authorized for issuance as equity awards, less one share for every share granted under the 2009 Plan after December 31, 2015. The 2016 Plan provides for certain increases and decreases in the number of shares available for grant, as described below under “Shares Subject to the 2016 Plan.” The 9,400,000 shares is inclusive of, and not incremental to, the 2,170,615 shares of common stock remaining available for future grants under the 2009 Plan as of December 31, 2015.
The approval by shareholders of the 2016 Plan will be deemed to constitute approval of the material terms of performance-based compensation under the 2016 Plan for purposes of Section 162(m) of the Internal Revenue Code, as amended (“Section 162(m)”). In general, Section 162(m) places a limit on the deductibility for U.S. federal income tax purposes of the compensation paid to a company’s chief executive officer and the three other most highly compensated executive officers (other than the chief financial officer). Under Section 162(m), compensation paid to such persons in excess of $1 million in a taxable year generally is not deductible. However, compensation that qualifies as “performance-based” under Section 162(m) does not count against the $1 million deduction limit. One of the requirements of “performance-based” compensation under Section 162(m) is that the material terms of the performance-based compensation and the performance criteria under which such compensation may be paid be disclosed to and approved by shareholders every five years. For purposes of Section 162(m), material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goals may be based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goals.
The 2016 Plan will supplement our 2010 Executive Incentive Plan which also allows us to make cash and equity awards which satisfy Section 162(m).
OVERVIEW
The 2016 Plan provides us with the flexibility to develop and deliver a long-term equity incentive program that is competitive, attracts and retains key talent, and meets current and evolving compensation practices. Additionally, the 2016 Plan contains key features to protect the interests of our shareholders, which include the following:

•	No “Evergreen”: There is no annual increase in the number of shares available for issuance under the 2016 Plan.

•
Clawback Provision: Options or awards are subject to the Company’s clawback policy if the options or awards vest based upon results that are thereafter restated or in certain other circumstances as described in the Compensation Discussion and Analysis under “Other Program Features - Clawback.”

•
No Liberal Share Recycling of Options or Stock Appreciation Rights: The 2016 Plan does not allow, with respect to options and stock appreciation rights, the reuse of shares withheld or delivered to satisfy the exercise price or tax obligations.

•	Individual Participant Limits: Limitations apply to the number of options and other awards an individual participant may receive in a given calendar year under the 2016 Plan.

44	2016 Proxy Statement

•
No Discount Options or Stock Appreciation Rights: The exercise price of stock options and stock appreciation rights must equal at least 100% of the fair market value of the underlying common shares at the time of grant.

•
No “Liberal” Change in Control Definition: The Change in Control definition in the 2016 Plan is not “liberal” and, for example, would not occur merely upon shareholder approval of a transaction. A Change in Control must actually occur in order for the Change in Control provisions in the 2016 Plan to be triggered.

•
No Repricing: Except in connection with equitable adjustments or upon a Change in Control, we are not permitted to reduce the exercise price, reprice or provide cash payment for underwater stock options or stock appreciation rights without shareholder approval.

•
Shareholder Approval Required for All Material Amendments: Shareholder approval is required prior to an amendment to the 2016 Plan that would increase the number of shares available, change the class of participants eligible to participate, materially extend the term of the 2016 Plan, cause options or stock appreciation rights to be repriced, or otherwise constitute a material change requiring shareholder approval under applicable NYSE listing standards or other laws, policies or regulations.

•
Committee Administration: The 2016 Plan will be administered by the Compensation and Human Resources Committee (the “Committee”), or any other committee designated by the Board of Directors consisting entirely of independent directors.

In addition, our recent grant practices reflect a responsible use of equity as compensation for our executive officers and other key employees:

•
Our named executive officers receive a significant portion of their annual compensation in the form of performance-based equity awards, thereby aligning earned and realizable compensation with long-term shareholder interests.

•
We have a “Hold Past Termination” policy in place which currently requires our named executive officers to hold 50% of the shares of common stock received from the acceleration of equity awards for any reason for a period of 18 months following termination, other than in connection with a Change in Control.

DETERMINATION OF THE NUMBER OF SHARES SUBJECT TO THE 2016 PLAN
In setting and recommending to shareholders the number of shares issuable under the 2016 Plan, the Board considered a number of factors. These factors, among others, included:

•
the historical number of equity awards granted under the 2009 Plan in the past three years. In 2013, 2014 and 2015, the Company granted approximately 0.5 million, 1.5 million and 1.3 million, respectively, of the shares authorized under the 2009 Plan to make equity awards.

•	the Company’s three-year average burn rate (2013-2015) of approximately 1.29% is lower than the 3.10% burn rate cap for companies in our industry, as established by certain major proxy advisory firms.

•	the 2016 Plan is expected to cover awards for approximately 8 years based on historical grant practices and the recent trading price of the common stock.
As of February 29, 2016, we had 254,112,825 common shares issued and outstanding (not including treasury shares). The market value of one common share on February 29, 2016 on the NYSE, as determined by reference to the closing price, was $9.00.
The Board considered the potential dilution or “overhang” that would result by adopting the 2016 Plan, including the policies of certain institutional investors and major proxy advisory firms. Total overhang under the 2009 Plan as of December 31, 2015 (calculated as all outstanding awards plus remaining shares available for grant, divided by total shares outstanding plus all outstanding awards and remaining shares available for grant) was 2.54%. Our overhang as of December 31, 2015, on a pro forma basis assuming that the 9,400,000 share reserve under the 2016 Plan was authorized as of December 31, 2015, would have been 5.18%.
The following table sets forth the number of time-based restricted shares granted by the Company in the fiscal years ended December 31, 2015, 2014 and 2013. In addition, the table provides the number of shares of common stock issued following the vesting of earned performance-based restricted shares or units and the weighted average number of shares of common stock outstanding in the year indicated. No options were granted during the fiscal years ended December 31, 2015, 2014 and 2013.

45	2016 Proxy Statement

Fiscal Year	Number of Time-Based Restricted Shares Granted	Number of Shares of Common Stock Issued Following Vesting of Earned Performance-Based Restricted Shares or Units	Weighted Average Number of Shares of Common Stock Outstanding
2015	886,427	53,239	234,405,909
2014	1,249,388	50,043	205,716,293
2013	506,369	N/A	199,309,425
SHARES SUBJECT TO THE 2016 PLAN
Under the 2016 Plan, there are 9,400,000 shares available for options and awards, subject to certain decreases and increases as follows:

•	The number of shares available under the 2016 Plan will be reduced by each share granted under the 2009 Plan after December 31, 2015;

•	The number of shares available under the 2016 Plan will be increased by any options or awards which are forfeited, cancelled or otherwise terminated;

•	The number of shares available under the 2016 Plan will be increased by any shares underlying restricted stock awards or restricted stock unit awards which are tendered, withheld or repurchased by the Company to satisfy tax withholding requirements;

•	The number of shares available under the 2016 Plan will be increased by restricted stock awards or restricted stock unit awards that are settled in cash; and

•
The number of shares available under the 2016 Plan will be increased on the same basis as set forth in the preceding three items with respect to awards under the 2009 Plan or the Company’s 1999 Long-Term Stock Incentive Plan (collectively, the “prior plans”), if such awards were outstanding after December 31, 2015.

Shares withheld or delivered to satisfy the exercise price of options or tax withholding obligations upon exercise of an option or stock appreciation right granted under the 2016 Plan or any prior plan do not again become available again for future options or awards under the 2016 Plan.
The 2016 Plan provides that the Committee shall conclusively determine the appropriate adjustments, if any, to the number of shares available and purchase price for stock options and awards in the case of a change in capitalization (as defined in the 2016 Plan). Any such adjustment to shares subject to outstanding incentive stock options will be made in a manner so as not to constitute a modification as defined by Section 424(h)(3) of the Internal

Revenue Code of 1986, as amended (the “Code”), and only to the extent otherwise permitted by Sections 422 and 424 of the Code.
LIMITATIONS ON GRANTS TO ELIGIBLE EMPLOYEES
The limitations on awards granted to any one employee are as follows:

•	Not more than an aggregate of 1,000,000 shares may be issued or transferred pursuant to options and stock appreciation rights to any one eligible employee in any calendar year;

•	The maximum grant date fair value of shares that may be issued in awards of restricted stock and restricted stock units to any eligible employee in any calendar year is $7,000,000; and

•	Subject to the foregoing annual per employee limitations, the maximum number of shares that may be issued or transferred pursuant to incentive stock options is 9,400,000.
LIMITATIONS ON GRANTS TO DIRECTORS
The maximum grant date fair value of shares that may be issued in awards of restricted stock and restricted stock units to any one non-employee director in any calendar year is $300,000.
2009 LONG-TERM STOCK INCENTIVE PLAN
If the 2016 Plan is approved by shareholders, no further awards will be made under the 2009 Plan, and the 2009 Plan will remain in effect only so long as awards made thereunder remain outstanding.
TYPES OF OPTIONS AND AWARDS
The 2016 Plan provides that the Committee may grant eligible employees incentive stock options, non-qualified stock options, restricted stock awards, restricted stock unit awards and stock appreciation rights. The 2016 Plan further provides that the Board may grant restricted stock awards and restricted stock unit awards to non-employee directors. All options and awards to be granted under the 2016 Plan are options for or awards relating to shares of the Company’s common stock. Any incentive stock options granted under the 2016 Plan are intended to constitute “incentive stock

46	2016 Proxy Statement

options” within the meaning of Section 422 of the Code. Non-qualified stock options are those options which, when granted or due to subsequent disqualification, do not qualify as incentive stock options within the meaning of Section 422 of the Code. Any shares issued under the 2016 Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.
TERMINATION AND AMENDMENT
The 2016 Plan will terminate on the day preceding the tenth anniversary of its effective date. However, the Board of Directors has the right to terminate the 2016 Plan at any time. The Board also has the right to amend the 2016 Plan. However, except as provided under the 2016 Plan for changes in capitalization or the effects of certain transactions, shareholder approval is required prior to an amendment to the 2016 Plan that would (i) increase the number of shares available, (ii) change the class of participants eligible to participate, (iii) materially extend the term of the 2016 Plan, (iv) cause options or stock appreciation rights to be repriced, or (v) otherwise constitute a material change requiring shareholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of the NYSE.
The rights under any option or award granted under the 2016 Plan may not be adversely affected by any amendment to such award or the 2016 Plan, except with the consent of the optionee or grantee, as the case may be.
ADMINISTRATION
The 2016 Plan will be administered by the Committee with respect to eligible employees. A majority of the Committee will constitute a quorum and a majority of a quorum may authorize any action. The Committee will have the power to identify each officer or key employee qualified to receive an option or award (an “optionee” or “grantee,” respectively) and determine the number of shares subject to each option or award, the date of grant and the terms and conditions governing the option or award. The Committee will also be charged with the responsibility of interpreting the 2016 Plan and making all administrative determinations.
The Board will administer the 2016 Plan with respect to non-employee directors. All duties, powers and authority given to the Committee under the 2016 Plan, including those cited above and described elsewhere in this proposal, are deemed to be given to the Board in its sole discretion in connection with awards to non-employee directors. With respect to administration of the 2016 Plan as it relates to non-employee director awards, the term “Committee” when used in this proposal is deemed to refer to the Board.

ELIGIBILITY
All officers and other key employees of the Company or its subsidiaries designated by the Committee will be eligible to receive options or awards under the 2016 Plan, but no person may receive any options or awards unless such person is an employee of the Company or a subsidiary at the time the option or award is granted. Non-employee directors of the Company designated by the Board will be eligible to receive restricted stock awards and restricted stock unit awards under the 2016 Plan but may not receive any such awards unless serving as a director at the time the award is granted.
TERMS AND CONDITIONS OF STOCK OPTIONS
TERM. All options to be granted under the 2016 Plan will be for such term as the Committee determines, provided that (i) all incentive stock options will not be exercisable after the expiration of ten years from the date granted, and (ii) all non-qualified stock options will not be exercisable after the expiration of ten years and one day from the date granted. The Committee may, subsequent to the granting of any option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence. The 2016 Plan provides that any options which are intended to be incentive stock options and are granted to an optionee who owns more than 10% of Valley common stock must have terms of five years or less.
PURCHASE PRICE. The 2016 Plan provides that the purchase price shall be set forth in the grant agreement between the eligible employee and the Company. The purchase price per share under each incentive stock option must not be less than 100% of the fair market value of a share at the time the option is granted (110% in the case of an incentive stock option granted an optionee who owns more than 10% of Valley common stock) and the purchase price per share under each non-qualified stock option must not be less than 100% of the fair market value of a share at the time the option is granted. The 2016 Plan defines “fair market value” on any date generally, as the last sale price reported on the NYSE. The market value of the Company’s common stock underlying the options as of February 29, 2016 was $9.00.
The 2016 Plan provides that the purchase price and required tax withholding for shares purchased pursuant to the exercise of any option are payable in full at the time of exercise. The purchase price and required tax withholding may be paid (i) in cash, (ii) by check, (iii) at the discretion of the Committee, subject to such other terms and conditions as may be imposed by the Committee, by transferring shares having a fair market value on the day preceding the date of exercise of the option equal to the aggregate purchase price for the shares being purchased to the Company and satisfying such other terms and conditions as may be imposed by the Committee, (iv) at the discretion of the Committee, subject to such other terms and conditions as

47	2016 Proxy Statement

may be imposed by the Committee, by having shares that would otherwise have been delivered to the optionee upon exercise of the option withheld by the Company or (v) such other method as approved by the Committee at the discretion of the Committee.
EXERCISE PERIOD. The 2016 Plan provides that if an optionee’s employment terminates by reason of death, the right of the optionee, his or her estate, beneficiary or representative to exercise any outstanding, vested options, or portion thereof, will terminate one year following such termination of employment and shall thereafter terminate, provided that notice is given by the Company no later than six months following termination. If notice is given later than six months after termination, the options will terminate six months from the date of notice, but in no event later than two years after termination. If no notice is given, the options will terminate at the expiration of two years following termination. If the termination of employment is due to the optionee’s Retirement (as defined in the 2016 Plan), any outstanding, vested options, or portion thereof, will be exercisable for the remaining term of the Option, and shall be unaffected by the optionee’s death. If an optionee’s employment terminates by reason of dismissal for “Cause” (as defined in the 2016 Plan) the right of the optionee to exercise any outstanding, vested options will terminate on the date of such termination of employment. If an optionee’s employment terminates for any other reason, the option will be exercisable for a period of 90 days following termination of employment. Each of the foregoing exercise periods is subject to the terms of the applicable option agreement.
Notwithstanding the foregoing, the Committee may provide, either at the time the option is granted or thereafter, that the option may be exercised after periods provided above, but in no event beyond the term of the option to the extent that such extension may be made in accordance with Section 409A of the Code.
Unless otherwise provided in the option agreement, upon death or Retirement of the optionee, all options become immediately and fully exercisable.
CHANGE IN CONTROL PROVISIONS. In the event of a Change in Control, all options outstanding on the date of such a Change in Control shall become immediately and fully exercisable. However, the Committee has the authority to grant options that do not become exercisable upon a Change in Control, including by providing that they become immediately and fully exercisable upon termination of employment following a Change in Control.
Under the 2016 Plan, a Change in Control is generally defined as (i) any person, other than an affiliate of the Company, becoming the beneficial owner of securities representing more than 25% of the combined voting power of the Company’s then outstanding securities; (ii)

consummation of a transaction in which the Company is merged into or becomes the subsidiary of another company unless the Company directors who were directors when the transaction was approved are a majority of directors upon consummation of the transaction, (iii) the sale or disposition of all or substantially all of the Company’s assets or a plan of dissolution or liquidation, or (iv) a majority of continuing directors cease for any reason to constitute a majority of the Board.
SUBSTITUTION OR MODIFICATION. The 2016 Plan provides that the Committee may modify outstanding options or accept the surrender of outstanding options (to the extent not exercised) and grant new options in substitution for them. Notwithstanding the foregoing, except as stated in the 2016 Plan or an option agreement, no modification of an option may alter or impair any rights or obligations under the option without the optionee’s consent.
PROHIBITION ON REPRICING. Other than as a result of an equitable adjustment in connection with a change in capitalization event, the Committee may not, without the approval of the Company’s shareholders, (i) reduce the exercise price of an option after it is granted, (ii) cancel an option when the option is not “in-the-money” in exchange for cash or another option or award (other than in connection with a Change in Control), or (iii) take any other action with respect to an option that would be considered repricing of the option.
TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS
TERM. All stock appreciation rights available for issuance under the 2016 Plan will be for such term as the Committee determines. If granted in connection with an option, such stock appreciation right will cover the same shares covered by the option (or such lesser number of shares as the Committee may determine) and, except as provided below, be subject to the same term as the related option.
EXERCISE. The 2016 Plan provides that a stock appreciation right granted in connection with an option is exercisable only at such time or times and to the extent that the related option is exercisable. If such stock appreciation right is connected to an incentive stock option it will be exercisable only if the fair market value of a share on the date of exercise exceeds the purchase price of the related incentive stock option. The 2016 Plan provides that stock appreciation rights unrelated to an option will contain such terms and conditions as to exercisability, vesting and duration as the Committee will determine, but in no event shall they have a term of greater than ten years. Unless otherwise provided in the award agreement, upon the death or Retirement of a grantee, all stock appreciation rights become immediately and fully exercisable. The 2016 Plan provides that, unless otherwise provided in the award agreement, if a grantee’s employment terminates by reason

48	2016 Proxy Statement

of death, the right of the grantee, his or her estate, beneficiary or representative to exercise any vested stock appreciation right will terminate one year following such termination of employment and shall thereafter terminate, and upon the Retirement of a grantee, any vested stock appreciation rights held by that grantee will be exercisable for the remaining term of the stock appreciation right, and shall be unaffected by the grantee’s death. Other exercise terms generally parallel those applicable to options.
PAYMENT. The 2016 Plan provides that upon exercise of a stock appreciation right related to an option the grantee will receive an amount determined by multiplying (A) the excess of fair market value of a share on the date of exercise of such stock appreciation right over the per share purchase price under the related option, by (B) the number of shares as to which such stock appreciation right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any stock appreciation right by including such a limit in the agreement evidencing the stock appreciation right at the time it is granted. The 2016 Plan provides that upon exercise of a stock appreciation right unrelated to an option the grantee will receive an amount determined by multiplying (A) the excess of fair market value of a share on the date of exercise of such stock appreciation right over the per share fair market value of a share on the date of the grant of the stock appreciation right, by (B) the number of shares as to which such stock appreciation right is being exercised. The Committee has discretion to make such payments either solely in shares of the Company’s common stock in a number determined at their fair market value on the date of exercise or in cash or in a combination of cash and shares. If a stock appreciation right is settled in whole or in part in shares, the grantee may, in the Committee’s discretion, request to cancel shares to be delivered to the grantee having a fair market value equal to the required tax withholding in connection with such exercise.
SUBSTITUTION OR MODIFICATION. The 2016 Plan provides that the Committee may modify outstanding stock appreciation rights or accept the surrender of outstanding stock appreciation rights (to the extent not exercised) and grant new stock appreciation rights in substitution for them. Notwithstanding the foregoing, except as stated in the 2016 Plan or an award agreement, no modification of a stock appreciation right may alter or impair any rights or obligations under the stock appreciation right without the grantee’s consent.
PROHIBITION ON REPRICING. Other than as a result of an equitable adjustment in connection with a change in capitalization event, the Committee may not, without the approval of the Company’s shareholders, (i) reduce the purchase price of a stock appreciation right after it is granted, (ii) cancel a stock appreciation right when the stock appreciation right is not “in-the-money” in exchange for cash or another award (other than in connection with a

Change in Control), or (iii) take any other action with respect to a stock appreciation right that would be considered repricing of the stock appreciation right.
CHANGE IN CONTROL. In the event of a Change in Control, all stock appreciation rights shall become immediately and fully exercisable. However, the Committee shall have the authority to grant stock appreciation rights that do not become exercisable upon a Change in Control, including by providing that they become immediately and fully exercisable upon termination of employment following a Change in Control.
TERMS AND CONDITIONS OF RESTRICTED STOCK
TERMS AND CONDITIONS. The 2016 Plan provides that upon granting a restricted stock award, an agreement between the grantee and the Company will set forth the restrictions, terms, and conditions of the award. Such agreement may require that an appropriate legend be placed on share certificates. Upon the grant of the restricted stock, the shares will be issued in the name of the grantee as soon as reasonably practicable after the purchase price, if any, is paid, and such shares will be deposited with an escrow agent pending termination of the applicable restrictions. The 2016 Plan provides that, except as provided by the award agreement, upon delivery of such shares to the escrow agent, the grantee will have the right to vote the shares.
At the time of an award of restricted stock, the Committee may determine, in its sole discretion, to pay to the grantee dividends declared or paid on shares of restricted stock by the Company. Any such dividends shall be deferred until the earlier to occur of (i) the lapsing of the restrictions imposed upon such shares, in which case such dividends shall be paid over to the grantee, or (ii) the forfeiture of such shares, in which case such dividends shall be forfeited to the Company. Interest may be credited with respect to deferred cash dividends in the Committee’s sole discretion.
RESTRICTIONS. The 2016 Plan provides that the restrictions upon the shares of restricted stock will lapse at the time or times and on the terms, conditions and satisfaction of performance criteria as the Committee (or for non-employee director awards, the Board) determines as may be set forth in the agreement. Such restrictions will only lapse if the grantee on the date of the lapse is then and has continuously been an employee of the Company or a subsidiary from the date the award was granted or unless the Committee sets a later date for the lapse of the restrictions. In the event of a Change in Control, unless otherwise provided in the award agreement, all restrictions upon any shares of restricted stock lapse immediately and all such shares become fully vested in the grantee. In the event of termination of employment as a result of death or Retirement of a grantee, unless otherwise provided in the award agreement, all restrictions upon shares of restricted

49	2016 Proxy Statement

stock awarded to such grantee shall thereupon immediately lapse. The Committee may also decide at any time in its absolute discretion and on such terms and conditions as it deems appropriate, to remove or modify the restrictions upon shares of restricted stock awarded. When the restrictions lapse, the Company will deliver to the grantee a certificate for the number of shares of common stock without any legend or restrictions (except those required by federal or state securities laws), or alternatively an applicable book entry will be made for uncertificated shares, equivalent to the number of shares of restricted stock for which the restrictions have terminated. Notwithstanding the foregoing, if requested by the grantee, the Committee, in its discretion, has the right to cancel shares of restricted stock to be delivered to the grantee having a fair market value, on the day preceding the date of vesting of the restricted stock, equal to the aggregate required tax withholding in connection with such vesting, and to apply the value of such shares of restricted stock as payment for the grantee’s aggregate required tax withholding for the vesting of any shares of restricted stock.
TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS
TERMS AND CONDITIONS. A restricted stock unit represents the right to receive an amount equivalent to one share of common stock, payable in common stock or cash at the discretion of the Committee, upon the satisfaction of terms and conditions specified by the Committee, including without limitation the satisfaction of specified performance or other criteria. The 2016 Plan provides that upon granting a restricted stock unit award, an agreement between the grantee and the Company will set forth the restrictions, terms, and conditions of the award. Holders of restricted stock units have no voting rights.
At the time of an award of shares of restricted stock units, the Company may, in its discretion, provide grantee with the right to receive cash dividend equivalents. A dividend equivalent is an amount equal to the cash dividend payable per share, if any, multiplied by the number of shares then underlying the award with respect to any cash dividends declared or paid by the Company while the award is outstanding. Any dividend equivalents credited to the grantee will vest at the same time as the underlying restricted stock units. In the event any restricted stock units are forfeited, any dividend equivalents credited to the grantee with respect to such restricted stock units will also be forfeited. Interest may be credited with respect to deferred cash dividend equivalents in the Committee’s sole discretion.
RESTRICTIONS. The 2016 Plan provides that the restrictions upon restricted stock units will lapse at the time or times and on the terms, conditions and satisfaction of performance criteria as the Committee determines as may be set forth in the agreement. Such restrictions will only lapse if the grantee on the date of the lapse is then and has continuously been an employee of the Company or a subsidiary from the date the award was granted or unless the Committee sets a later date for the lapse of the restrictions. In the event of a Change in Control, unless otherwise provided in the award agreement, all restrictions upon any restricted stock units lapse immediately and all such shares become fully vested in the grantee. In the event of termination of employment as a result of death or Retirement of a grantee, unless otherwise provided in the award agreement, all restrictions upon restricted stock units awarded to such grantee shall thereupon immediately lapse. The Committee may also decide at any time in its absolute discretion and on such terms and conditions as it deems appropriate, to remove or modify the restrictions upon restricted stock units. When the restrictions lapse, the Company will deliver to the grantee, subject to any determination of the Committee to settle the units in cash, a certificate for the number of shares of common stock without any legend or restrictions (except those required by federal or state securities laws), or alternatively an applicable book entry will be made for uncertificated shares, equivalent to the number of restricted stock units for which the restrictions have terminated. If the Committee determines to settle any restricted stock units in cash, the Company will deliver to the grantee cash in an amount equal to the fair market value of a share on the date of vesting multiplied by the number of restricted stock units then vesting. Notwithstanding the foregoing, if requested by the grantee, the Committee, in its discretion, has the right to cancel any shares to be delivered to the grantee having a fair market value, on the day preceding the date of vesting of the restricted stock units, equal to the aggregate required tax withholding in connection with such vesting, and to apply the value of such shares as payment for the grantee’s aggregate required tax withholding for the vesting of such restricted stock units.
EQUITABLE ADJUSTMENTS; EFFECT OF CERTAIN TRANSACTIONS
In the event of a change in capitalization (as defined below), the Committee shall conclusively determine the appropriate adjustments, if any, to the maximum number and class of shares of stock with respect to which options or awards may be granted under the 2016 Plan, the number and class of shares as to which options or awards have been granted under the Plan, and the purchase price therefor, if applicable. A “change in capitalization” means any increase, reduction, change or exchange of shares for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, extraordinary cash dividend, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

50	2016 Proxy Statement

In the event of (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) the sale or disposition of all or substantially all of the Company’s assets, provision will be made for the assumption of the 2016 Plan (and options and awards under the 2016 Plan), or the substitution of new options or awards. Notwithstanding the foregoing, any other provision in the 2016 Plan or in any option or award agreement, in the event of a transaction listed above or a Change in Control, the Committee, with the approval of the Board, has the right and authority to cancel and terminate all outstanding options and awards by paying each holder of an option or award in cash the difference between the exercise price, if any, and the fair market value of the shares underlying the option or award on the date of the consummation of the transaction or Change in Control.
PERFORMANCE GOALS. If the Committee intends a restricted stock award or restricted stock unit award to qualify as “other performance based compensation” under Section 162(m), the Committee must establish performance goals for the applicable performance period no later than 90 days after the performance period begins (or by such other date as may be required under Section 162(m)).
Such performance goals must be based on one or more of the following criteria:

•	earnings, earnings growth, earnings per share

•	stock price (including growth measures and total shareholder return)

•	improvement of financial ratings

•	internal rate of return

•	market share

•	cash flow

•	operating income

•	operating margin

•	net profit after tax

•	earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis

•	gross profit

•	operating profit

•	cash generation

•	revenues

•	asset quality

•	return on equity

•	return on assets

•	return on operating assets

•	cost saving levels

•	efficiency ratio

•	net income

•	marketing-spending efficiency

•	core non-interest income

•	change in working capital

•	return on capital

•	book value or tangible book value

•	shareholder return
The performance goals may be described in terms of objectives that are related to the individual grantee or objectives that are Company-wide or related to a subsidiary, division, department, region, branch, function or business unit and may, but need not be, measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, measured in terms of Company performance (or performance of the applicable subsidiary, division, department, region, branch, function or business unit) or measured relative to selected peer companies or a market index. Any performance goals that are financial metrics may be determined in accordance with Generally Accepted Accounting Principles (“GAAP”), or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP.
When the Committee determines whether a performance goal has been satisfied for any period, the Committee may include or exclude unusual, infrequently occurring or non-recurring charges, asset write downs, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition or disposition expenses, including expenses related to goodwill and other intangible assets, stock offerings, stock repurchases and loan loss provisions; provided that in the case of an award intended to qualify under Section 162(m), such inclusion or exclusion will be made in compliance with Section 162(m).
FEDERAL TAX CONSEQUENCES UNDER THE 2016 PLAN
The following is a summary of the federal income tax consequences of transactions under the 2016 Plan, based on federal income tax laws in effect on January 1, 2016. This summary is not intended to be comprehensive and does not describe state or local income tax consequences.
INCENTIVE STOCK OPTIONS (“ISOs”). No income is realized by the optionee upon the grant or exercise of an option that qualifies as an incentive stock option under Section 422 of the Code. If common stock is issued to an optionee upon exercise of an ISO, and if the optionee does not dispose of those shares in a disqualifying disposition within two years after the date of the option grant or within one year after the shares are issued to the optionee, then (1) on the sale of the shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) no deduction will be allowed to the Company for federal income tax purposes. The exercise of an ISO will give rise to an item of tax preference that may result in alternative tax liability for the optionee.

51	2016 Proxy Statement

If shares of common stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, then generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares if a sale or exchange) over the option price paid for the shares, and (2) the Company will be entitled to deduct the amount of income taxed to the optionee for federal income tax purposes if the amount represents an ordinary and necessary business expense. Consequently, the Company requires the optionee to notify us if there is a disposition prior to the expiration of either holding period described above. Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the Company.
If an ISO is exercised more than three months after termination of employment, the option will be taxed in the same manner as the exercise of a non-qualified stock option, except when termination of employment is due to death. In the case of termination as a result of death, if an ISO is exercised more than one year after termination of employment, the option will be taxed in the same manner as a non-qualified stock option.
NON-QUALIFIED STOCK OPTIONS. With respect to options that do not qualify as incentive stock options under Section 422 of the Code (1) no income is realized by the optionee at the time the option is granted, (2) generally, at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise, (3) the Company is entitled to a federal income tax deduction equal to the amount of income taxed to the optionee and (4) upon disposition of the common stock acquired by exercise of the non-qualified option, appreciation (or depreciation) occurring after the date of exercise is treated as either short-term or long-term capital gain (or loss), depending on how long the shares have been held.
STOCK APPRECIATION RIGHTS. With respect to stock appreciation rights (1) in general, no income is realized by the grantee at the time the stock appreciation right is granted, (2) generally, at exercise, the grantee will be required to include as ordinary income an amount equal to the cash received and the fair market value of any shares of common stock received on the exercise (payment by the grantee of the applicable withholding tax is required), and (3) the Company may be entitled to a federal income tax deduction equal to the amount of income taxed to the grantee.
RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS. With respect to restricted stock and restricted stock units in general, no income is realized by the grantee at the time of grant.
When restrictions on restricted stock lapse, the grantee will be subject to tax at ordinary income rates on the amount by which the fair market value of the restricted stock at such time exceeds the amount (if any) paid for the award by the grantee. However, a grantee may elect under Section 83(b) of the Code within 30 days after the date of receipt of the restricted stock to be taxed differently. In such a case (1) income is realized by the grantee at the time of grant in an amount equal to the excess of the fair market value of such shares of restricted stock at such time (determined without regard to any restrictions which apply to the shares) over the purchase price, if any, of the shares and (2) when the underlying shares are sold, the grantee will recognize capital gain or loss measured by the difference between the amount realized on the disposition and the basis of the restricted stock, which will equal the sum of the purchase price and the amount included in gross income under Section 83(b).
With respect to restricted stock units, the grantee will be subject to tax at ordinary income tax rates when the shares underlying the units are delivered to the grantee. Federal income tax will be calculated on the amount by which the fair market value of the stock at the time of delivery exceeds the amount (if any) paid for the award by the grantee. A grantee may not make an election under Section 83(b) with respect to restricted stock units. When the underlying shares are sold, the grantee will recognize capital gain or loss measured by the difference between the amount realized on the disposition and the basis of the shares (that is, the amount that was subjected to tax when the shares were delivered, plus the amount (if any) paid for the award by the grantee).
With respect to a sale or exchange of restricted stock after the forfeiture period has expired, the holding period to determine whether the grantee has long-term or short-term capital gain or loss generally begins when the restrictions expire and the tax basis for such shares will generally be based on the fair market value of such shares on such date (except that a Section 83(b) election will cause the holding period commencement and the tax basis to be determined as of the date of grant). With respect to a sale of stock acquired under restricted stock units, the holding period to determine whether the grantee has long-term or short-term capital gain or loss generally begins when the shares were delivered to the grantee. For restricted stock awards and for restricted stock unit awards, the Company generally will be entitled to a deduction equal to the amount that is taxable as ordinary income to the grantee.
DIVIDENDS ON RESTRICTED STOCK; DIVIDEND EQUIVALENTS ON RESTRICTED STOCK UNITS. Dividends and dividend equivalents credited with respect to restricted stock awards and restricted stock unit awards, respectively, will be taxed as compensation at ordinary income rates when paid to the grantee and will generally be

52	2016 Proxy Statement

deductible by the Company at that time. If the grantee elected to pay tax on restricted stock at the time of the award pursuant to a Section 83(b) election, however, any dividends paid on the restricted stock at the time of vesting are treated as dividend income, which generally is taxable at a 15% rate to the grantee and is not deductible by the Company.
STOCK SWAPS. The 2016 Plan provides that, with the Company’s permission, an optionee may transfer previously owned shares to the Company to satisfy the purchase price under an option (a “Stock Swap”). Generally, if an optionee utilizes previously owned shares to purchase shares upon the exercise of an ISO, the optionee will not realize any gain upon the exchange of the old shares for the new shares and will carry over into the same number of new shares the basis and holding period for the old shares. If the optionee purchases more shares than the number of old shares surrendered in the Stock Swap, the incremental number of shares received in the Stock Swap will have a basis of zero and a holding period beginning on the date of the exercise of the ISO. If, however, shares acquired through the exercise of an ISO are used in a Stock Swap prior to the end of the statutory holding period applicable to the old shares, the Stock Swap will constitute a disqualifying disposition of the old shares, resulting in the immediate recognition of ordinary income (see “Incentive Stock Options,” above).
If a Stock Swap is used to exercise a non-qualified stock option, the use of old shares to pay the purchase price of an equal number of new shares generally will be tax-free to the optionee, and the basis and holding period of the old shares will be carried over into the new shares. However, if more shares are acquired than surrendered, the incremental shares received in the Stock Swap will generally be taxed as compensation income in an amount equal to their fair market value at the time of the Stock Swap. The optionee’s basis in those additional shares will be their fair market value taken into account in quantifying the optionee’s compensation income and the holding period for such shares will begin on the date of the Stock Swap.
CAPITAL GAINS. Under current law, a taxpayer’s net capital gain (i.e., the amount by which the taxpayer’s net long-term capital gains exceed his net short-term capital losses) from a sale of shares is subject to a maximum federal income tax rate of 20% if the shares have been held for more than 12 months. Ordinary income is subject to tax at rates as high as 39.6%. Capital losses are currently deductible against capital gains without limitation, but are currently deductible against ordinary income in any year only to the extent of $3,000 ($1,500 in the case of a married individual filing a separate return). Capital losses which are not currently deductible by reason of the foregoing limitation may be carried forward to future years.

RECOUPMENT
An option or award agreement may provide that the Committee may cancel an option or award if the optionee or grantee has engaged in or engages in activity that is in conflict with or adverse to the interest of the Company while employed by or providing services to the Company, including fraud or conduct contributing to any financial restatements or irregularities. The Committee may also provide in an option or award agreement that in such event, the optionee or grantee will forfeit any compensation, gain or other value realized thereafter on the vesting, exercise or settlement of such option or award, the sale or other transfer of such option or award, or the sale of shares acquired in respect of such option or award, and must promptly repay such amounts to the Company. The Committee may also provide in an option or award agreement that if the optionee or grantee receives any amount in excess of what should have been received under the terms of the option or award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the optionee or grantee shall be required to promptly repay any such excess amount to the Company.
2016 PLAN BENEFITS
There were approximately 1,093 officers and 1,836 other employees and 13 non-employee directors of the Company and its subsidiaries as of December 31, 2015. Because the Committee has full discretion to determine who is a key employee, there is no way to predict how many employees may ultimately receive awards or options under the 2016 Plan or determine in advance the benefits or amounts that will be received in the future by or allocated to specific officers or employees, or groups thereof, or to directors under the 2016 Plan. No directors, officers or other employees have received awards or will receive awards under the 2016 Plan before the date of the 2016 Annual Meeting of Shareholders, with the exception of 431,069 performance shares at target granted to executive officers on January 29, 2016 subject to shareholder approval of the 2016 Plan at the upcoming annual meeting.

53	2016 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights*	Weighted average exercise price on out-standing options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by security holders	1,696,577	$16.02	2,170,615
Equity compensation plans not approved by security holders	—	—	—
Total	1,696,577	$16.02	2,170,615
____________

*
Amount includes 1,383,365 options outstanding with a weighted average exercise price of $16.02 and 313,212 performance-based restricted stock units.  Amount does not include 2,755,138 outstanding restricted shares.  With respect to outstanding options, includes 172,982 stock options assumed by Valley under the State Bancorp, Inc. Stock Option Plan (2002), restated as the State Bancorp, Inc. 2006 Equity Compensation Plan, and the Employment Agreement between State Bancorp, Inc., State Bank of Long Island and Thomas M. O’Brien in connection with the Agreement and Plan of Merger, dated as of April 28, 2011, by and between Valley and State Bancorp, Inc..

The number of shares of our common stock that may be issued with respect to awards granted under the 2016 Plan on or after December 31, 2015 is 9,400,000, subject to decrease and increase as described above under “Shares Subject to the 2016 Plan.” The 9,400,000 shares is inclusive of, and not incremental to, the 2,170,615 shares of common stock remaining available for future grants under the 2009 Plan as of December 31, 2015. Upon the adoption of the 2016 Plan by shareholders, options and awards may no longer be granted under the 2009 Plan.
As of December 31, 2015, the Company had the following equity awards outstanding: 1,383,365 options outstanding with a weighted average exercise price of $16.02 and a weighted average remaining term of 2 years, 2,565,609 time-based restricted shares, 189,529 performance-based restricted shares, and 313,212 performance-based restricted stock units.

RECOMMENDATION ON ITEM 4

THE VALLEY BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF VALLEY’S 2016 LONG-TERM STOCK INCENTIVE PLAN.

54	2016 Proxy Statement

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The members of the Compensation and Human Resources Committee are Gerald Korde, Andrew B. Abramson, Pamela Bronander, Eric P. Edelstein, Michael L. LaRusso, Marc J. Lenner, and Suresh L. Sani. All of the members of the Compensation and Human Resources Committee, or their affiliates, have engaged in loan transactions with the Bank, as discussed below, in “Certain Transactions with Management”. No other relationships required to be reported under the compensation committee interlock rules promulgated by the Securities and Exchange Commission exist with respect to members of our Compensation and Human Resources Committee.
CERTAIN TRANSACTIONS WITH MANAGEMENT
POLICY AND PROCEDURES FOR REVIEW, APPROVAL OR RATIFICATION OF RELATED PERSON TRANSACTIONS. Our related person transaction practices and policies between Valley or any of its subsidiaries and an executive officer, director or an immediate family member are currently governed by the company’s Code of Conduct and Ethics ("Code of Conduct"). The Code of Conduct is available on our website and can be viewed at www.valleynationalbank.com/charters. In the ordinary course of business, directors (or their immediate family members or a business in which the director or his or her immediate family member is a partner, director, shareholder or executive officer) may provide services to Valley or to customers of the Bank. We require our directors and executive officers to complete a questionnaire, annually, to provide information specific to related party transactions.
Once we become aware of a proposed or a recurring transaction with a related party, it is referred to the CEO or CFO for consideration to determine whether the related party transaction should be allowed; whether it poses a conflict of interest; or whether it should be terminated or modified. A transaction shall be consummated or shall continue only if the Audit Committee approves, or ratifies after the fact, the transaction in accordance with the guidelines set forth under the policy and if the transaction is on substantially the same terms to those that could be obtained in arm’s length dealings with an unrelated third party; or the transaction is approved by the disinterested members of the Board of Directors; or, a transaction involving compensation, is approved by Valley’s Compensation and Human Resources Committee. Any material related person transaction will be disclosed to the full Board of Directors.
TRANSACTIONS. The Bank has made loans to its directors and executive officers and their associates and, assuming continued compliance with generally applicable credit standards, it expects to continue to make such loans. All of these loans (i) were made in the ordinary course of business, (ii) were made on the same terms, including interest rates and collateral, as those available to other persons not related to Valley, and (iii) did not involve more than the normal risk of collectability or present other unfavorable features.
During 2015, Valley and its customers made payments to entities with which at least one director is affiliated; except as indicated, the payments were less than 5% of the entity’s gross revenue. Each of the following payments were approved by the Audit Committee and the Board during 2015, as required under our Code of Conduct.

•
During 2015, Valley and its borrowers made payments totaling approximately $430,000 (more than 5% of the entity’s gross revenue) for legal services to a law firm in which director Graham O. Jones is the sole equity partner.

The $430,000 total represented approximately 38% of gross income of Jones & Jones in 2015. Of the fees paid by Valley and its borrowers to Jones & Jones, $251,000 thousand are for loan review services and approximately $97,000 thousand are for collection proceeding services. There is no similarity between the legal services of Jones & Jones provided to Valley or its borrowers and the services provided by Graham O. Jones to Valley as director.
With respect to the computation of the legal fees, those fees are substantially the same as those prevailing for other professionals with the same level of experience. With respect to loan closings, Valley sets the fees to be paid by a borrower when Jones & Jones acts as its review counsel in commercial real estate loan transactions which fees are subject to the approval of the borrower. In collection actions, this fee must be reasonable. Valley currently maintains and utilizes 121 legal firms for loan proceeding and loan collection efforts and Jones and Jones’ fees are comparable.

•
During 2015, Valley made payments totaling $890,000 (more than 5% of the entity’s gross revenue) for fees pursuant to a long-standing consulting agreement with MG Advisors, Inc. MG Advisors is 100% owned by Michael Guilfoile, the spouse of Mary Guilfoile.

In 2015, the $890,000 payment represented approximately 52% of MG Advisors, Inc.’s gross revenues. This income from MG Advisors is not material to the overall financial position of Mr. Guilfoile or Ms. Guilfoile.
These fees paid are considered comparable, and probably lower than other professional fees which are available to Valley. Mr. Guilfoile’s 38 years of consulting and investment banking experience in the financial services sector and his knowledge of Valley through his over 29 year association with the

55	2016 Proxy Statement

Company is the basis for the Board’s belief that it would be difficult to obtain as high a level of expertise as Mr. Guilfoile relative to the fees charged by his firm.
The fees paid by Valley to MG Advisors are comprised of two separate services provided to Valley. First, an advisory fee in the amount of $800,000 was paid for advisory services in Valley’s acquisition of CNL Bancshares, Inc. during the fourth quarter of 2015.
Second, the fees are paid for the monthly service retainer of MG Advisors’ President, Michael Guilfoile, who is available to all senior management and the board of directors on consulting or advisory matters to the Bank for strategic advisory matters, merger and acquisition prospective items, and other financial transactions related to the Bank’s activities. Mary Guilfoile, the spouse of Mr. Guilfoile, does not provide any advice to Valley through MG Advisors. Michael Guilfoile has been an advisor to Valley since 1984 and MG Advisors commenced its relationship with Valley in 1993, its year of origin. Ms. Guilfoile joined the Valley Board in 2003 after serving in various full time positions in the financial services industry, most recently as Treasurer of JP Morgan Chase. There is no similarity between the advisory services of MG Advisors provided to Valley and the services provided by Ms. Guilfoile to Valley as director. Mr. Guilfoile does not discuss or separately share his advice concerning Valley with his spouse in any context except at Valley Board meetings.

•
In 2001, Valley National Bank purchased $150 million of bank-owned life insurance ("BOLI") from a nationally known life insurance company after a lengthy competitive selection process and substantial negotiations over policy costs and terms. The amount of the premiums and the terms of the policies are substantially the same as those prevailing for comparable policies with insurance companies and brokers not related to Valley. During 2007, the Bank purchased $75 million of additional BOLI from the same life insurance company. This purchase was also completed after a competitive selection process with other vendors. The son-in-law of Mr. Lipkin is a licensed insurance broker who introduced us to the program offered by this nationally recognized life insurance company. Mr. Lipkin’s son-in-law was introduced to an insurance broker for the life insurance company sometime in 2000 or 2001 by a mutual friend. The son-in-law introduced the broker to Valley National Bank and provided assistance during the BOLI proposal and selection process. Additionally, as is customary among brokers who introduce a client to another broker, Mr. Lipkin’s son-in-law would receive future commissions (with a percentage dollar amount and time period for payment which are each typical for such referral services) for the life of the policy if the life insurance company was chosen.
Mr. Lipkin was not involved with the selection and the decision-making process for the BOLI purchased by Valley. The commission payments were approved by the Audit Committee of the Board each applicable calendar year.
In 2015, Mr. Lipkin’s son-in-law received $38,000 in insurance commissions relating to the Bank’s BOLI purchases, pursuant to an arrangement he entered into with the insurance broker associated with the insurance company. The aggregate amount of commissions paid to date (from 2001 to 2015) to the son-in-law totaled approximately $760,000 and the anticipated aggregate amount of commissions he will receive over the next 15 years is approximately $300,000 (the compensation was structured as a declining revenue stream; for example, he would earn approximately $11,000 in year 2030).

•
During 2015, Valley made lease payments of approximately $417,000 to Anjo Realty, LLC. In 2008, Valley acquired Greater Community Bancorp. At the time of the acquisition Greater Community leased a significant and well-located located branch from Anjo Realty LLC. In connection with the acquisition of Greater Community, the Boards of Greater Community and Valley agreed that Mr. Soldoveri was to be elected to the Board of Valley National Bancorp. Mr. Soldoveri owns 25% of the limited liability company interests of Anjo Realty LLC and 26% is owned by the Estate of John Soldoveri, Mr. Robert Soldoveri's father. Anjo Realty LLC is the landlord for Valley’s branch and offices in Totowa, New Jersey. This amount represented approximately 21% of the gross income of Anjo Realty, LLC in 2015. Valley’s Board has determined that the terms of the lease were no less favorable to the Bank than terms that could have been obtained from an unaffiliated third party.

•
In 2011 Valley acquired State Bancorp, Inc. At the time of acquisition, State Bancorp leased a profitable branch located in Westbury, New York. In connection with the acquisition of State Bancorp, the Boards of State Bancorp and Valley agreed that Mr. Wilks was to be elected to the Board of Valley National Bancorp. In connection with the merger of State Bancorp into Valley, effective January 1, 2012, Valley assumed the lease for the Westbury,

56	2016 Proxy Statement

New York branch. The lease provides for fixed rental payments of approximately $190,000 per year with no additional rent, such as real estate taxes, insurance and parking lot maintenance. The lease may be terminated at any time by the landlord upon not less than 130 days written notice. The landlord, Westbury Plaza Associates, L.P., is a limited partnership which is beneficially owned and controlled by the Estate of Mr. Wilks’ father-in-law and beneficially owned by both the Estate of Mr. Wilks’ father-in-law and a trust for the benefit of Mr. Wilks’ spouse, and is one limited partnership which is part of a larger organization. Valley’s rental payment in 2015 represented approximately less than one half of one percent of the gross revenue of the larger organization in 2015.
Valley’s Board has determined that the terms of the lease were no less favorable to the Bank than terms that could have been obtained from an unaffiliated third party. This transaction was approved by the Audit Committee of the Board, as required under our Code of Conduct.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and any beneficial owners of more than 10% of our common stock to file reports relating to their ownership and changes in ownership of our common stock with the SEC and NYSE by certain deadlines. Based on information provided by our directors and executive officers (we have no 10% beneficial owners), Thomas A. Iadanza failed to file a Form 3 due to administrative error. In addition, because the Company failed to timely advise Mitchell L. Crandell that he was subject to Section 16 reporting requirements in his position as our principal accounting officer, Mr. Crandell failed to timely file, during 2015, two Form 4s reporting one equity grant and two sharewithholdings in satisfaction of tax obligations upon vesting of equity awards.
We believe all our other directors and executive officers complied with their Section 16(a) reporting requirements in 2015.

57	2016 Proxy Statement

ITEM 5

SHAREHOLDER PROPOSAL
Mr. Kenneth Steiner, 14 Stoner Ave., 2M, Great Neck, NY 11021, the beneficial owner of no less than 500 shares of Common Stock, has advised the Company that he intends to propose a resolution at the 2016 Annual Meeting. Mr. Steiner has appointed John Chevedden of 2215 Nelson Ave., No. 205 Redondo Beach, CA 90278, and/or his designee to act on his behalf in matters relating to the proposed resolution. In accordance with SEC rules, the text of the resolution and supporting statement appear below, printed verbatim from the submission.
For the reasons set forth in the Statement in Opposition immediately following this shareholder proposal, our Board of Directors recommends that you vote AGAINST this proposal.
Shareholder Proposal Shareholders request our Board of Directors to adopt as policy, and amend our governing documents as necessary, to require the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. The Board would have the discretion to phase in this policy for the next CEO transition, implemented so it does not violate any existing agreement. If the Board determines that a Chair who was independent when selected is no longer independent, the Board shall select a new Chair who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chair. This proposal requests that all the necessary steps be taken to accomplish the above.
It is the responsibility of the Board of Directors to protect shareholders' long-term interests by providing independent oversight of management. By setting agendas, priorities and procedures, the Chairman is critical in shaping the work of the Board.
A board of directors is less likely to provide rigorous independent oversight of management if the Chairman is the CEO, as is the case with our Company. Having a board chairman who is independent of the Company and its management is a practice that will promote greater management accountability to shareholders and lead to a more objective evaluation of management.
According to the Millstein Center for Corporate Governance and Performance (Yale School of Management), "The independent chair curbs conflicts of interest, promotes oversight of risk, manages the relationship between the board and CEO, serves as a conduit for regular communication with shareowners, and is a logical next step in the development of an independent board." (Chairing the Board: The Case for Independent Leadership in Corporate North America, 2009.)

An NACD Blue Ribbon Commission on Directors' Professionalism recommended that an independent director should be charged with "organizing the board's evaluation of the CEO and provide ongoing feedback; chairing executive sessions of the board; setting the agenda and leading the board in anticipating and responding to crises." A blue-ribbon report from The Conference Board echoed that position.
A number of institutional investors said that a strong, objective board leader can best provide the necessary oversight of management. Thus, the California Public Employees' Retirement System's Global Principles of Accountable Corporate Governance recommends that a company's board should be chaired by an independent director, as does the Council of Institutional Investors.
An independent director serving as chairman can help ensure the functioning of an effective board. Please vote to enhance shareholder value:
Board of Directors’ Statement in Opposition to Shareholder Proposal
The Board has carefully considered the proposal and recommends that the shareholders vote AGAINST it for the following reasons.
The decision as to who should serve as Chairman and/or CEO is the proper responsibility of the Board. The Board has a fiduciary duty to act in the manner it believes to be in the best interests of the Company and its shareholders and should not be compelled to take a particular position that may be contrary to its best judgment.
The Board believes its responsibility to shareholders requires that it retain the flexibility to consider relevant factors and the Company’s specific circumstances in determining the best leadership structure for the Company. The decision as to who is best suited for the roles of Chairman and CEO should not be mechanical. It should instead be based on then relevant facts and circumstances, including composition of the Board, the person currently serving or selected to serve as CEO and the needs and opportunities of the Company as they change over time. The proposal would impose a rigid leadership structure on the Board without regard to circumstances or personnel and could constrain the Board’s ability to make a thoughtful determination in the best interests of shareholders.
Valley’s current governance framework provides for optimal independent leadership and management oversight.

58	2016 Proxy Statement

Our Board annually considers our leadership structure and has determined that, at the present time, combining the roles of Chairman and CEO, together with a strong Lead Independent Director, provides the appropriate leadership and oversight of the Company and facilitates effective functioning of both the Board and executive management.
Mr. Lipkin’s combined role as Chairman and CEO promotes unified leadership and direction for the Board and executive management, and it allows for effective execution and communication of the Company’s strategic initiatives and business plans. The combined role provides us with a single leader who can present a consistent vision and is seen by our customers, business partners, investors and other stakeholders as providing strong leadership for our Company and to our industry, and allows Mr. Lipkin to recognize the major issues and challenges facing the Company and bring them to the Board’s attention. The combined role has also provided Mr. Lipkin with the opportunity to develop extensive experience with, and intimate knowledge of, our culture, strategy and business operations, and the capabilities, strengths and leadership styles of our Board and executive management.
In 2014, we enhanced our leadership structure by creating the position of independent Lead Director. Our corporate governance guidelines set forth comprehensive, well-defined and transparent duties for the independent Lead Director, which include:

•
presiding at all executive sessions of our independent and non-management directors and establishing the agendas for all such sessions and presiding at all meetings of the Board at which the Chairman is not present;

•
serving as liaison between the Chairman and the independent and/or non-management directors in order to foster a productive relationship, and ensuring clear communication between these directors and the Chairman and CEO;

•	identifying issues for Board consideration and assisting in forming a consensus among directors on such issues;

•	assisting with establishing meeting agendas for the Board;

•	being available, to the extent appropriate, for consultation and direct communication with shareholders;

•	having authority to retain outside advisors and consultants who report directly to the Board on board-wide issues; and

•	leading the independent director evaluation of the effectiveness of the Chairman and CEO, including an annual evaluation of his or her interactions with the Board and ability to provide leadership and direction to the Board.
Our corporate leadership structure is consistent with that of other public companies in the United States.
The Board’s belief in the importance of retaining the flexibility to determine the best leadership structure for the Company is consistent with the policies and practices of other large companies. According to the Spencer Stuart Board Index 2015, only 4% of S&P 500 companies have adopted a formal policy requiring separation of the Chairman and CEO roles. As boards exercise their flexibility in making this decision, there is no clear consensus about the optimal leadership structure: 52% of S&P 500 companies combine the Chairman and CEO roles; 48% have separated the roles of Chairman and CEO, and, of them, 29% have named an independent Chairman. Furthermore, we are not aware of clear evidentiary support for the proposition that a split of the Chairman and CEO positions is in all cases good for company performance and beneficial to shareholders.

RECOMMENDATION ON ITEM 5

THE VALLEY BOARD UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THE SHAREHOLDER PROPOSAL SEEKING TO REQUIRE THE CHAIR OF THE BOARD OF DIRECTORS TO BE INDEPENDENT.

59	2016 Proxy Statement

SHAREHOLDER PROPOSALS
New Jersey corporate law requires that the notice of shareholders’ meeting (for either a regular or special meeting) specify the purpose or purposes of the meeting. Thus any substantive proposal, including shareholder proposals, must be referred to in our Notice of Annual Meeting of Shareholders in order for the proposal to be properly considered at a meeting of Valley.
Proposals of shareholders which are eligible under the rules of the SEC to be included in our year 2017 proxy material must be received by the Corporate Secretary of Valley National Bancorp no later than November 18, 2016. No other matters may be brought up at the annual meeting unless they appear in the Notice of Meeting.
If we change our 2017 annual meeting date to a date more than 30 days from the anniversary of our 2016 annual meeting, then the deadline referred to in the preceding paragraph will be changed to a reasonable time before we begin to print and mail our proxy materials. If we change the date of our 2017 annual meeting in a manner that alters the deadline, we will so state under Part II—Item 5 of the first quarterly report on Form 10-Q it files with the SEC after the date change, or will notify our shareholders by another reasonable method.
Pursuant to our By-laws, in order for a shareholder to nominate a person for election to the Board of Directors at the 2017 annual meeting, the shareholder must be entitled to vote at that meeting and must give timely written notice of that business to our Corporate Secretary. To be timely, such notice must be received by our Corporate Secretary at our Wayne, New Jersey office no earlier than December 29, 2016 and no later than January 28, 2017. In the event that our 2017 annual meeting is held more than 20 days before or more than 60 days after the anniversary of this year’s meeting date, the notice must be received no earlier than 120 days before the date of the 2017 annual meeting and no later than the close of business on the later of (i) the 90th day before such annual meeting or (ii) the 10th day following the date on which public announcement of such annual meeting is first made by the Company. The notice must contain the information required by our By-laws.

60	2016 Proxy Statement

OTHER MATTERS
The Board of Directors is not aware of any other matters that may come before the annual meeting. However, in the event such other matters come before the meeting, it is the intention of the persons named in the proxy to vote on any such matters in accordance with the recommendation of the Board of Directors.
Shareholders are urged to vote by Internet or telephone or sign the enclosed proxy and return it in the enclosed envelope or vote by telephone or Internet. The proxy is solicited on behalf of the Board of Directors.

By Order of the Board of Directors,

Alan D. Eskow
Corporate Secretary

Wayne, New Jersey
March 18, 2016
A copy of our Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2015 filed with the Securities and Exchange Commission will be furnished to any shareholder upon written request addressed to Dianne M. Grenz, Executive Vice President, Director of Sales, Shareholder and Public Relations, Valley National Bancorp, 1455 Valley Road, Wayne, New Jersey 07470. Our Annual Report on Form 10-K (without exhibits) is also available on our website at the following link: http://www.valleynationalbank.com/filings.html

61	2016 Proxy Statement

APPENDIX A

VALLEY NATIONAL BANCORP Valley Peer 17 2015 Size Comparisons
Company	Ticker	Net Income (in thous.)	Total Revenue (in thous.)	Total Assets (in thous.)	Market Capitalization (in mil.)
Astoria Financial Corporation	AF	$88,075	$394,885	$15,076,211	$1,596.4
BankUnited, Inc.	BKU	251,660	847,876	23,883,467	3,736.8
Community Bank System, Inc.	CBU	91,221	371,719	8,552,669	1,748.4
Dime Community Bancshares, Inc.	DCOM	44,772	137,180	5,032,872	653.6
EverBank Financial Corp.	EVER	130,526	883,723	26,601,026	1,997.8
First Niagara Financial Group, Inc.	FNFG	223,677	1,397,789	39,918,386	3,849.2
Flushing Financial Corporation	FFIC	46,209	170,139	5,704,634	623.9
Fulton Financial Corporation	FULT	149,502	681,833	17,914,718	2,266.0
Investors Bancorp, Inc.	ISBC	181,505	633,578	20,888,684	4,166.1
National Penn Bancshares, Inc.	NPBC	110,691	365,170	9,598,902	1,730.0
NBT Bancorp Inc.	NBTB	76,425	371,089	8,262,646	1,210.8
New York Community Bancorp, Inc.	NYCB	(47,156)	1,380,194	50,317,796	7,914.3
People's United Financial, Inc.	PBCT	260,100	1,284,500	38,877,400	5,009.4
Provident Financial Services, Inc.	PFS	83,722	305,102	8,911,657	1,319.6
Signature Bank	SBNY	373,065	1,014,205	33,450,545	7,958.1
Sterling Bancorp	STL	66,114	373,967	11,955,952	2,108.7
Webster Financial Corporation	WBS	206,340	904,170	24,677,820	3,409.5
Valley National Bancorp	VLY	$102,957	$634,071	$21,612,616	$2,499.8

62	2016 Proxy Statement

APPENDIX B
VALLEY NATIONAL BANCORP
2016 LONG-TERM STOCK INCENTIVE PLAN
(Adopted by Directors January 29, 2016)
(Adopted by Shareholders April __, 2016)
1.    Purpose. The purpose of the Plan is to provide additional incentive to those officers and key employees of the Company and its Subsidiaries and members of the Board of Directors of the Company whose substantial contributions are essential to the continued growth and success of the Company’s business in order to strengthen their commitment to the Company and its Subsidiaries, to motivate such officers, employees and Directors to faithfully and diligently perform their assigned responsibilities and to attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company. To accomplish such purposes, the Plan provides that the Company may grant Incentive Stock Options, Nonqualified Stock Options, Restricted Stock Awards, Restricted Stock Units and Stock Appreciation Rights to officers and employees and may grant Restricted Stock Awards and Restricted Stock Units to Directors.
2.    Definitions. For purposes of this Plan:

(a)
“Accelerated Restricted Stock” means Shares of Restricted Stock granted at any time by the Company which are (i) held by Grantees who at any time were named executive officers (as determined under Item 402 of Regulation S-K of the Exchange Act) and (ii) for which restrictions upon such Shares lapse for any reason in connection with any termination of employment. For purposes of clarity, Shares of Accelerated Restricted Stock upon which restrictions lapse pursuant to Section 8(c)(2) in connection with a Change in Control will not be deemed Accelerated Restricted Stock even if a termination of employment occurs in connection with the Change in Control.

(b)
“Accelerated Restricted Stock Units” means Restricted Stock Units granted at any time by the Company which are (i) held by Grantees who at any time were named executive officers (as determined under Item 402 of Regulation S-K of the Exchange Act) and (ii) for which restrictions upon such Restricted Stock Units lapse for any reason in connection with any termination of employment. For purposes of clarity, Accelerated Restricted Stock Units upon which restrictions lapse pursuant to Section 9(c)(2) in connection with a Change in Control will not be deemed Accelerated Restricted Stock Units even if a termination of employment occurs in connection with the Change in Control.

(c)
“Accelerated Stock Options” means any Option granted at any time by the Company which is (i) held by a Grantee who at any time was a named executive officer (as determined under Item 402 of Regulation S-K of the Exchange Act) and (ii) for which either (A) the exercisability (i.e. the vesting) of such Option is accelerated for any reason in connection with any termination of employment or (B) the exercise period of such Option is extended by the Committee under Section 6(g). For purposes of clarity, Options for which vesting accelerates pursuant to Section 6(h) in connection with a Change in Control will not be deemed Accelerated Stock Options even if a termination of employment occurs in connection with the Change in Control.

(d)	“Agreement” means the written agreement between the Company and an Optionee or Grantee evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.

(e)	“Award” means a grant of Restricted Stock, Restricted Stock Units or Stock Appreciation Rights, or any combination of the foregoing.

(f)	“Bank” means Valley National Bank, a Subsidiary.

(g)	“Board” means the Board of Directors of the Company.

(h)
“Cause” means the willful failure by an Optionee or Grantee to perform his duties with the Company or with any Subsidiary or the willful engaging in conduct which is injurious to the Company or any Subsidiary, monetarily or otherwise.

(i)
“Change in Capitalization” means any increase, reduction, change or exchange of Shares for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, extraordinary cash dividend, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

(j)
“Change in Control” means any of the following events: (i) when any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than an affiliate of the Company or a Subsidiary or an employee benefit plan established or maintained by the Company, a Subsidiary or any of their respective affiliates, is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly, of securities of the Company representing more than twenty-five percent (25%) of the combined voting power of the Company’s then outstanding securities (a “Control Person”), (ii) the consummation of (A) a transaction, other than a Non‑Control Transaction, pursuant to which the Company is merged with or into, or is consolidated with, or becomes the subsidiary of another corporation, (B) a sale or disposition of all or substantially all of the Company’s assets or (C) a plan of liquidation or dissolution of the Company, or (iii) if during any period of two (2) consecutive years, individuals (the “Continuing Directors”) who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof or, following a Non‑Control Transaction, a majority of the board of directors of the Surviving Corporation; provided that any individual

63	2016 Proxy Statement

whose election or nomination for election as a member of the Board (or, following a Non‑Control Transaction, the board of directors of the Surviving Corporation) was approved by a vote of at least two‑thirds of the Continuing Directors then in office shall be considered a Continuing Director. For purposes of this paragraph: (I) the Company will be deemed to have become a subsidiary of another corporation if any other corporation (which term shall include, in addition to a corporation, a limited liability company, partnership, trust, or other organization) owns, directly or indirectly, 50 percent or more of the total combined outstanding voting power of all classes of stock of the Company or any successor to the Company; (II) “Non‑Control Transaction” means a transaction in which the Company is merged with or into, or is consolidated with, or becomes the subsidiary of another corporation pursuant to a definitive agreement providing that at least a majority of the directors of the Surviving Corporation immediately after the transaction are persons who were directors of the Company on the day before the first public announcement relating to the transaction; (III) “Surviving Corporation” means (A) in a transaction in which the Company becomes the subsidiary of another corporation, the ultimate parent entity of the Company or the Company’s successor, and (B) in any other transaction pursuant to which the Company is merged with or into another corporation, the surviving or resulting corporation in the merger or consolidation.

(k)	“Code” means the Internal Revenue Code of 1986, as amended.

(l)
“Committee” means the Compensation and Human Resources Committee of the Board or such other committee designated by the Board consisting solely of two (2) or more directors who are Non-Employee Directors (as defined in Rule 16b-3 of the Exchange Act as it may be amended from time to time) of the Company and outside directors as defined pursuant to Section 162(m) of the Code (as it may be amended from time to time) appointed by the Board to administer the Plan and to perform the functions set forth herein. Directors appointed by the Board to the Committee shall have the authority to act notwithstanding the failure to be so qualified. With respect to administration of the Plan as it relates to Awards granted to Directors, the term “Committee” when used in the Plan shall be deemed to mean the Board.

(m)	“Company” means Valley National Bancorp, a New Jersey corporation.

(n)	“Director” means a member of the Board who is not also serving as an employee of the Company or any Subsidiary.

(o)
“Eligible Employee” means any officer or other key employee of the Company or a Subsidiary designated by the Committee as eligible to receive Options or Awards subject to the conditions set forth herein. References to the term “Eligible Employee” in the Plan shall be read to include “Director” as the context may require.

(p)	“Escrow Agent” means the escrow agent under the Escrow Agreement, designated by the Committee.

(q)
“Escrow Agreement” means an agreement between the Company, the Escrow Agent and a Grantee, in the form specified by the Committee, under which shares of Restricted Stock awarded pursuant hereto shall be held by the Escrow Agent until either (a) the restrictions relating to such shares expire and the shares are delivered to the Grantee or (b) the Company reacquires the shares pursuant hereto and the shares are delivered to the Company.

(r)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s)
“Fair Market Value” means the fair market value of the Shares as determined by the Committee in its sole discretion using a method that complies with Section 409A of the Code; provided, however, that (A) if the Shares are listed on the New York Stock Exchange (“NYSE”) or other national securities exchange, Fair Market Value on any date shall be the last sale price reported for the Shares on such exchange on such date or on the last date preceding such date on which a sale was reported, or (B) if the Shares are then traded in an over-the-counter market, Fair Market Value on any date shall be the mean of the high bid and low asked prices for the Shares in such over-the-counter market for such date or on the last date preceding such date on which high bid and low asked prices exist.

(t)	“Grantee” means a person to whom an Award has been granted under the Plan.

(u)	“Incentive Stock Option” means an Option within the meaning of Section 422 of the Code.

(v)	“Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.

(w)	“Option” means an Incentive Stock Option, a Nonqualified Stock Option, or either or both of them.

(x)	“Optionee” means an Eligible Employee to whom an Option has been granted under the Plan.

(y)
“Parent” means any corporation in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.

(z)	“Plan” means the Valley National Bancorp 2016 Long-Term Stock Incentive Plan as set forth in this instrument and as it may be amended from time to time.

(aa)	“Prior Plan” means the Valley National Bancorp 2009 Long-Term Stock Incentive Plan (and together with the Valley National Bancorp 1999 Long-Term Stock Incentive Plan, the “Prior Plans”).

64	2016 Proxy Statement

(ab)	“Restricted Stock” means Shares issued or transferred to an Eligible Employee which are subject to restrictions as provided in Section 8 hereof.

(ac)
“Restricted Stock Unit” means a right to receive an amount equivalent to one Share payable in Common Stock or cash at the discretion of the Committee upon the satisfaction of terms and conditions as provided in Section 9 hereof, including without limitation the satisfaction of specified performance criteria. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided by the Committee.

(ad)
“Retirement” means the retirement from active employment with the Company of an employee or officer, but only if such person meets all of the requirements contained in clause (i) or contained in clause (ii) below:

(i)    he has a minimum combined total of years of service and age equal to eighty (80); he is age fifty-five (55) or older; and he provides six (6) months prior written notice to the Company of the retirement; or
(ii)    he has a minimum of five (5) years of service; he is age sixty-five (65) or older and he provides six (6) months prior written notice to the Company of the retirement.
“Years of Service” shall be defined as follows: (i) for participants in the Valley National Bank Benefit Equalization Plan (the “BEP”), the same way the term “Years of Credited Service” is defined under the BEP, as in effect on the Effective Date, and (ii) for all other employees or officers, the same way “years of Credited Service” is defined under the Valley National Bank Pension Plan, as in effect on the Effective Date (the “Pension Plan”), provided that for the purpose of the Pension Plan, years of service will mean only employment by the Company, and will not include employment by any company or entity acquired by the Company for the period prior to its acquisition by the Company. An employee or officer who retires but fails to meet such requirements shall not be deemed to be within the definition of “Retirement” for any purpose under this Plan or any Award or Option granted thereunder; provided, however, after a Change in Control transaction, no prior notice of a Retirement shall be required for purposes of this Plan only. This definition of “Years of Service” is not impacted or altered by the 2014 freeze of the BEP and the Pension Plan, nor will it be impacted by any future amendment, including with respect to the definition of Years of Credited Service, or termination of such plans.
For Directors, the term “Retirement” shall mean the date on which the Director ceases to be a member of the Board after both attaining age sixty five (65) and completing at least five (5) years of service on the Board.

(ae)	“Shares” means the common stock, no par value, of the Company (including any new, additional or different stock or securities resulting from a Change in Capitalization).

(af)	“Stock Appreciation Right” means a right to receive all or some portion of the increase in the value of shares of Common Stock as provided in Section 7 hereof.

(ag)
“Subsidiary” means any corporation in an unbroken chain of corporations, beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(ah)
“Ten-Percent Shareholder” means an Eligible Employee, who, at the time an Incentive Stock Option is to be granted to him, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary within the meaning of Section 422(b)(6) of the Code.

3.    Administration.

(a)
Except as set forth in Section 3(b) below, the Plan shall be administered by the Committee which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum and a majority of a quorum may authorize any action. Each member of the Committee shall be a Non-Employee Director (as defined in Rule 16b-3 of the Exchange Act as it may be amended from time to time) and an outside director as defined pursuant to Section 162(m) of the Code as it may be amended from time to time. No failure to be so qualified shall invalidate any Option or Award or any action or inaction under the Plan.

Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

(1)
to determine those Eligible Employees to whom Options shall be granted under the Plan and the number of Incentive Stock Options and/or Nonqualified Options to be granted to each Eligible Employee and to prescribe the terms and conditions (which need not be identical) of each Option, including the purchase price per share of each Option;

(2)
to select those Eligible Employees to whom Awards shall be granted under the Plan and to determine the number of shares of Restricted Stock, Restricted Stock Units and/or Stock Appreciation Rights to be granted pursuant to each Award, the terms and conditions of each Award, including the restrictions or performance criteria relating to such shares, units or rights, the purchase price per share, if any, of Restricted Stock or Restricted Stock Units and whether Stock Appreciation Rights will be granted alone or in conjunction with an Option;

65	2016 Proxy Statement

(3)
to construe and interpret the Plan and the Options and Awards granted thereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective, and all decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Company or a Subsidiary, the Optionees and the Grantees, as the case may be;

(4)	to determine the duration and purposes for leaves of absence which may be granted to an Optionee or Grantee without constituting a termination of employment or service for purposes of the Plan; and

(5)	generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

(b)
The Board shall serve to administer and interpret the Plan with respect to any grants of Awards made to Directors. Directors shall only be eligible to receive Restricted Stock Awards pursuant to Section 8 and/or Restricted Stock Units pursuant to Section 9. Any such Awards, and all duties, powers and authority given to the Committee in this Plan, including those provided for in this Section 3 and elsewhere in the Plan, in connection with Awards to Grantees shall be deemed to be given to the Board in its sole discretion in connection with Awards to Directors. The Board may request of the Committee, its Nominating and Corporate Governance Committee or any other Board committee composed entirely of independent Directors, its recommendation on the level of Awards for this purpose.

(c)
No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, the Options or the Awards, and all members of the Committee and the Board shall be fully indemnified by the Company with respect to any such action, determination or interpretation.

4.    Stock Subject to Plan.

(a)
The maximum number of Shares that may be issued or transferred pursuant to all Options and Awards under this Plan is 9,400,000, less one (1) Share for every one (1) Share granted under the Prior Plan after December 31, 2015. The maximum number of Shares that may be granted pursuant to Options and Stock Appreciation Rights to any one Eligible Employee in any calendar year is 1,000,000. The maximum grant date fair value of Shares that may be issued or transferred pursuant to Awards of Restricted Stock and Restricted Stock Units to any one Eligible Employee in any calendar year is $7,000,000. The maximum grant date fair value of Shares that may be issued or transferred pursuant to Awards of Restricted Stock and Restricted Stock Units to any one Director in any calendar year is $300,000. Subject to the foregoing aggregate limitations, the maximum number of Shares that may be granted pursuant to Incentive Stock Options shall be 9,400,000. In each case, upon a Change in Capitalization after the adoption of this Plan by the Board, the Shares shall be adjusted to the number and kind of Shares of stock or other securities existing after such Change in Capitalization in accordance with Section 11. Any Shares issued under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

(b)
Whenever any outstanding Option or Award under this Plan (or any option or award under the Prior Plans that is outstanding after December 31, 2015) or any portion thereof expires or is cancelled, forfeited or otherwise terminated (excluding termination due to exercise of Options or Stock Appreciation Rights) for any reason, including failure to meet applicable performance goals, the Shares allocable to the expired, cancelled, forfeited or otherwise terminated portion of such Option or Award may again be the subject of Options and Awards under this Plan.

(c)
Whenever any Shares subject to an Award other than an Option or Stock Appreciation Right granted under this Plan (or any award other than an option or stock appreciation right under the Prior Plans that is outstanding after December 31, 2015) are tendered (either actually or by attestation) or withheld by the Company to satisfy tax withholding requirements, such Shares may again be the subject of Awards under this Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not again be subject to Awards under this Plan: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option or, after December 31, 2015, an option under the Prior Plans, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to Options or Stock Appreciation Rights or, after December 31, 2015, options or stock appreciation rights under the Prior Plans, (iii) Shares subject to a Stock Appreciation Right or, after December 31, 2015, a stock appreciation right under the Prior Plans that are not issued in connection with its stock settlement on exercise thereof, and (iv) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or, after December 31, 2015, options under the Prior Plans.

(d)
Shares subject to Awards granted under this Plan (or awards under the Prior Plans that are outstanding after December 31, 2015) settled in cash may again be the subject of Options and Awards under this Plan.

5.    Eligibility. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Employees who will receive Options and/or Awards but no person shall receive any Options or Awards unless he is an employee of the Company or a Subsidiary at the time the Option or Award is granted.
6.    Stock Options. The Committee may grant Options in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. Each Option and Option Agreement shall be subject to the following conditions:

(a)
Purchase Price. The purchase price or the manner in which the purchase price is to be determined for Shares under each Option shall be set forth in the Agreement, provided that the purchase price per Share under each Incentive Stock Option

66	2016 Proxy Statement

shall not be less than 100% of the Fair Market Value of a Share at the time the Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder) and under each Nonqualified Stock Option shall not be less than 100% of the Fair Market Value of a Share at the time the Option is granted.

(b)
Duration. Options granted hereunder shall be for such term as the Committee shall determine, provided that (i) no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder) and (ii) no Nonqualified Stock Option shall be exercisable after the expiration of ten (10) years and one (1) day from the date it is granted. The Committee may, subsequent to the granting of any Option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence. Any such extension shall only be made in accordance with Section 409A of the Code.

(c)
Non-Transferability. No Option granted hereunder shall be transferable by the Optionee to whom granted otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or his guardian or legal representative. The terms of such Option shall be binding upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

(d)
Stock Options; Vesting. Subject to Section 6(h) hereof, each Option shall be exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Option Agreement. Unless otherwise provided in the Agreement, to the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. Unless otherwise provided in the Option Agreement, upon the death or Retirement of an Optionee, all Options shall become immediately exercisable. Notwithstanding the foregoing, the Committee may accelerate the exercisability of any Option or portion thereof at any time.

(e)
Method of Exercise. The exercise of an Option shall be made only by a written notice delivered in person or by mail (including electronic mail) to the Secretary of the Company at the Company’s principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor, as well as for any required tax withholding, and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price and required tax withholding for any shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise (i) in cash, (ii) by check, (iii) at the discretion of the Committee, subject to such other terms and conditions as may be imposed by the Committee, by transferring Shares having a Fair Market Value on the day preceding the date of exercise of such option equal to the aggregate purchase price for the Shares being purchased to the Company and satisfying such other terms and conditions as may be imposed by the Committee, (iv) at the discretion of the Committee, by having Shares that would otherwise have been delivered to the Participant upon exercise of an Option withheld by the Company or (v) such other method as approved by the Committee at the discretion of the Committee. If requested by the Committee, the Optionee shall deliver the Agreement evidencing the Option and the Agreement evidencing any related Stock Appreciation Right to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. Not less than 100 Shares may be purchased at any time upon the exercise of an Option unless the number of Shares so purchased constitutes the total number of Shares then purchasable under the Option.

(f)
Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the Shares to the Optionee, and (iii) the Optionee’s name shall have been entered as a shareholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares.

(g)
Termination of Employment. In the event that an Optionee ceases to be employed by the Company or any Subsidiary, any outstanding Options held by such Optionee shall, unless the Option Agreement evidencing such Option provides otherwise, terminate as follows:

(1)
If the Optionee’s termination of employment is due to his death, the Option or portion thereof that is exercisable or becomes exercisable on the date of termination shall remain outstanding and be exercisable for a period of one (1) year following such termination of employment, and shall thereafter terminate; provided, however, that the Company shall have given written notice to the Optionee’s designated beneficiary for the Plan as permitted under Section 17(c) or, if there is no designated beneficiary for the Plan, then to the Optionee’s designated beneficiaries under the Company’s group term life insurance plan, within the six (6) months following the Optionee’s termination of employment. If the Company’s notice is given more than six (6) months after the date of the Optionee’s termination of employment, the Option shall be exercisable for six (6) months from the date of such notice, and shall thereafter terminate; provided, however, that in no event shall the Option be exercisable beyond two (2) years following the Optionee’s termination of employment. If no notice is given by the Company, the Option shall be exercisable for a period of two (2) years following such termination of employment, and shall thereafter terminate. The written notice to be given under this paragraph may be given by regular mail and shall identify the option including the number of Shares subject to the option, the current exercise price and remaining exercise period and such other appropriate information as the Company may determine, provided that any defect in the notice shall not affect the validity of the notice;

(2)
If the Optionee’s termination of employment is by the Company or a Subsidiary for Cause or is by the Optionee (other than due to the Optionee’s Retirement), the Option shall terminate on the date of the Optionee’s termination of employment;

67	2016 Proxy Statement

(3)
If the termination of employment is due to the Optionee’s Retirement, the Option or portion thereof that is exercisable or becomes exercisable on the date of termination shall remain outstanding and be exercisable for the remaining term of the Option and thereafter shall be unaffected by the death of the Optionee. (An Optionee who exercises his or her Options more than 90 days after the termination of employment due to Retirement shall acknowledge that the Options so exercised will not be Incentive Stock Options.); and

(4)
If the Optionee’s termination of employment is for any other reason (including an Optionee’s ceasing to be employed by a Subsidiary as a result of the sale of such Subsidiary or an interest in such Subsidiary), the Option (to the extent exercisable at the time of the Optionee’s termination of employment) shall be exercisable for a period of ninety (90) days following such termination of employment, and shall thereafter terminate.

Notwithstanding the foregoing, the Committee may provide, either at the time an Option is granted or thereafter, that the Option may be exercised after the periods provided for in this Section 6(g), but in no event beyond the term of the Option. To the extent that the exercise period is extended by the Committee after the Option is granted, such extension may only be made in accordance with Section 409A of the Code.
With respect to any Accelerated Stock Options, the following restrictions will apply unless otherwise provided in the Agreement:
(i) in the case of a termination of employment for any reason other than death, disability (as determined in the judgment of the Committee) or Retirement, a minimum of 50% of any Shares obtained upon the exercise of an Accelerated Stock Option must be retained by the Grantee until the date 24 months after the date of such termination;
(ii) in the case of a termination of employment by reason of Retirement, a minimum of 50% of any Shares obtained upon the exercise of an Accelerated Stock Option must be retained by the Grantee until the date 18 months after the date of Retirement;
(iii) in the case of a termination of employment due to death or disability (as determined in the judgment of the Committee), there will be no retention requirement under this paragraph.
To effectuate the foregoing, the certificate issued by the Company for all Shares obtained upon the exercise of an Accelerated Stock Option will bear an appropriate legend restricting transfers for the applicable period on all such Shares up to the maximum number of Shares subject to the retention requirements above.

(h)
Effect of Change in Control. In the event of a Change in Control, all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable. The Committee shall have the authority to make Option Awards under Agreements which provide that the Option does not become immediately and fully exercisable upon a Change in Control. The Committee may do so by any means including by providing in an Agreement that such Option will become immediately and fully exercisable upon the termination by the Company of the employment of the Grantee following a Change in Control.

(i)
Substitution and Modification. Subject to the terms of the Plan, the Committee may modify outstanding Options or accept the surrender of outstanding Options (to the extent not exercised) and grant new Options in substitution for them. Notwithstanding the foregoing, no modification of an Option shall alter or impair any rights or obligations under the Option without the Optionee’s consent, except as provided for in this Plan or the Agreement. In addition, notwithstanding the foregoing, other than pursuant to Section 11, the Committee shall not without the approval of the Company’s shareholders (a) reduce the purchase price per Share of an Option after it is granted, (b) cancel an Option when the purchase price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control), or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the national securities exchange on which the Shares are then listed.

7.    Stock Appreciation Rights. The Committee may, in its discretion, either alone or in connection with the grant of an Option, grant Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. If granted in relation to an Option, a Stock Appreciation Right shall cover the same shares covered by the Option (or such lesser number of shares as the Committee may determine) and shall, except as provided in this Section 7, be subject to the same terms and conditions as the related Option.
(a)    Time of Grant. A Stock Appreciation Right may be granted:
(i)    at any time if unrelated to an Option; or
(ii)    if related to an Option, either at the time of grant, or at any time thereafter during the term of the Option.
(b)    Stock Appreciation Rights Related to an Option.
(i)    Payment. A Stock Appreciation Right granted in relation to an Option shall entitle the holder thereof, upon exercise of the Stock Appreciation Right or any portion thereof, to receive payment of an amount computed pursuant to Section 7(b)(iii).
(ii)    Exercise. A Stock Appreciation Right granted in relation to an Option shall be exercisable at such time or times and only to the extent that the related Option is exercisable, and will not be transferable except to the extent the related

68	2016 Proxy Statement

Option may be transferable. A Stock Appreciation Right granted in relation to an Incentive Stock Option shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option.
(iii)    Amount Payable. Upon the exercise of a Stock Appreciation Right related to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a Share on the date of exercise of such Stock Appreciation Right over the per Share purchase price under the related Option, by (B) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.
(iv)    Treatment of Related Options and Stock Appreciation Rights Upon Exercise. Except as provided in Section 7(b)(v), (A) upon the exercise of a Stock Appreciation Right granted in relation to an Option, the Option shall be cancelled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised and (B) upon the exercise of an Option granted in relation to a Stock Appreciation Right, the Stock Appreciation Right shall be cancelled to the extent of the number of Shares as to which the Option is exercised.
(v)    Simultaneous Exercise of Stock Appreciation Right and Option. The Committee may provide, either at the time a Stock Appreciation Right is granted in relation to a Nonqualified Stock Option or thereafter during the term of the Stock Appreciation Right, that upon exercise of such Option, the Stock Appreciation Right shall automatically be deemed to be exercised to the extent of the number of Shares as to which the Option is exercised. In such event, the Grantee shall be entitled to receive the amount described in Section 7(b)(iii) hereof (or some percentage of such amount if so provided in the Agreement evidencing the Stock Appreciation Right), in addition to the Shares acquired pursuant to the exercise of the Option. The inclusion in an Agreement evidencing a Stock Appreciation Right of a provision described in this Section 7(b)(v) may be in addition to and not in lieu of the right to exercise the Stock Appreciation Right as otherwise provided herein and in the Agreement.

(c)
Stock Appreciation Rights Unrelated to an Option. The Committee may grant to Eligible Employees Stock Appreciation Rights unrelated to Options. Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years. Unless otherwise provided in the Agreement, upon the death or Retirement of a Grantee, all Stock Appreciation Rights shall become immediately and fully exercisable. Unless otherwise provided in the Agreement, upon the death of a Grantee, the Stock Appreciation Rights held by the Grantee that are exercisable or become exercisable upon death, shall be exercisable for a period of one (1) year following such termination of employment, and shall thereafter terminate. Unless otherwise provided in the Agreement, upon the Retirement of a Grantee, the Stock Appreciation Rights held by the Grantee that are exercisable or become exercisable upon such Retirement shall remain outstanding and be exercisable for the remaining term of the Stock Appreciation Right and thereafter shall be unaffected by the death of the Grantee, and shall thereafter terminate. The amount payable upon exercise of such Stock Appreciation Rights shall be determined in accordance with Section 7(b)(iii), except that “Fair Market Value of a Share on the date of the grant of the Stock Appreciation Right” shall be substituted for “purchase price under the related Option.”

(d)
Method of Exercise. Stock Appreciation Rights shall be exercised by a Grantee only by a written notice delivered in person or by mail to the Secretary of the Company at the Company’s principal executive office, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the Grantee shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and the Agreement evidencing any related Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreements to the Grantee.

(e)
Form of Payment. Payment of the amount determined under Sections 7(b)(iii) or 7(c), may be made solely in whole shares of Common Stock in a number determined at their Fair Market Value on the date of exercise of the Stock Appreciation Right or, alternatively, at the sole discretion of the Committee, solely in cash, or in a combination of cash and Shares as the Committee deems advisable. If the Committee decides to make full payment in Shares, and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash. If the Committee decides to make payment in Shares, the Committee in its discretion has the right, if requested by the Grantee, to cancel Shares to be delivered to the Grantee having a Fair Market Value, on the day preceding the date of exercise, equal to the aggregate required tax withholding in connection with such exercise, and to apply the value of such Shares as payment for the Grantee’s aggregate required tax withholding arising upon exercise.

(f)
Substitution and Modification. Subject to the terms of the Plan, the Committee may modify outstanding Stock Appreciation Rights or accept the surrender of outstanding Stock Appreciation Rights (to the extent not exercised) and grant new Stock Appreciation Rights in substitution for them. Notwithstanding the foregoing, no modification of an Stock Appreciation Right shall alter or impair any rights or obligations under the Stock Appreciation Right without the Grantee’s consent, except as provided for in this Plan or the Agreement. In addition, notwithstanding the foregoing, other than pursuant to Section 11, the Committee shall not without the approval of the Company’s stockholders (a) reduce the purchase price per Share of a Stock Appreciation Right after it is granted, (b) cancel a Stock Appreciation Right when the purchase price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control), or (c) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the national securities exchange on which the Shares are then listed.

69	2016 Proxy Statement

(g)
Effect of Change in Control. In the event of a Change in Control, all Stock Appreciation Rights shall become immediately and fully exercisable. The Committee shall have the authority to make Awards of Stock Appreciation Rights under Agreements which provide that the Award does not become immediately and fully exercisable upon a Change in Control. The Committee may do so by any means including by providing in an Agreement that such Awards will become immediately and fully exercisable upon the termination by the Company of the employment of the Grantee following a Change in Control.

8.    Restricted Stock. The Committee (or, with respect to Directors, the Board) may grant Awards of Restricted Stock which shall be evidenced by an Agreement between the Company and the Grantee. Each Agreement shall contain such restrictions, terms and conditions as the Committee may require and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates. Awards of Restricted Stock shall be subject to the following terms and provisions:

(a)
Rights of Grantee. Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted and the purchase price, if any, is paid by the Grantee, provided that the Grantee has executed an Agreement evidencing the Award, an Escrow Agreement, appropriate blank stock powers and any other documents which the Committee, in its absolute discretion, may require as a condition to the issuance of such Shares. If a Grantee shall fail to execute the Agreement evidencing a Restricted Stock Award, an Escrow Agreement or appropriate blank stock powers or shall fail to pay the purchase price, if any, for the Restricted Stock, the Award shall be null and void. Shares issued in connection with a Restricted Stock Award, together with the stock powers, shall be deposited with the Escrow Agent. Except as restricted by the terms of the Agreement, upon the delivery of the Shares to the Escrow Agent, the Grantee shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the shares and to receive, subject to Section 8(d), all dividends or other distributions paid or made with respect to the Shares.

(b)
Non-Transferability. Until any restrictions upon the Shares of Restricted Stock awarded to a Grantee shall have lapsed in the manner set forth in Section 8(c), such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Grantee. Upon the termination of employment (or cessation of service) of the Grantee, all of such Shares with respect to which restrictions have not lapsed shall be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company if no purchase price had been paid for such Shares. The Committee may also impose such other restrictions and conditions on the Shares as it deems appropriate.

(c)	Lapse of Restrictions.

(1)
Restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms, conditions and satisfaction of performance criteria as the Committee may determine; provided, however, that the restrictions upon such Shares shall lapse only if the Grantee on the date of such lapse is then and has continuously been an employee of the Company or a Subsidiary or a Director of the Company from the date the Award was granted, or unless the Committee sets a later date for the lapse of such restrictions. The Board may determine, in its discretion, to grant Restricted Stock Awards to Directors that vest in whole or in part immediately upon grant.

(2)
In the event of a Change in Control, all restrictions upon any Shares of Restricted Stock shall lapse immediately and all such Shares shall become fully vested in the Grantee thereof. The Committee shall have the authority to make Awards of Restricted Stock under Agreements which provide that restrictions do not immediately lapse upon a Change in Control. The Committee may do so by any means including by providing in an Agreement that such restrictions shall lapse upon the termination by the Company of the employment of the Grantee following a Change in Control.

(3)
In the event of termination of employment (or cessation of service) as a result of death or Retirement of a Grantee, all restrictions upon Shares of Restricted Stock awarded to such Grantee shall thereupon immediately lapse. The Committee shall have the authority to make Awards of Restricted Stock under Agreements which provide that restrictions do not immediately lapse upon the death or Retirement of the Grantee. The Committee may do so by any means including by providing in an Agreement that Shares of Restricted Stock not yet vested shall be forfeited to the Company automatically and immediately upon the Grantee’s ceasing to be employed by the Company (or ceasing to serve as a Director) for any reason whatsoever.

(4)
The Committee may also decide at any time in its absolute discretion and on such terms and conditions as it deems appropriate, to remove or modify the restrictions upon Shares of Restricted Stock awarded hereunder, unless the Committee sets a later date for the lapse of such restrictions.

(5)	With respect to any Shares of Accelerated Restricted Stock, the following restrictions will apply unless otherwise provided in the Agreement:
(i) in the case of a termination of employment for any reason other than death, disability (as determined in the judgment of the Committee) or Retirement, a minimum of 50% of any Shares of Accelerated Restricted Stock must be retained by the Grantee for a period of 24 months;
(ii) in the case of a termination of employment by reason of Retirement, a minimum of 50% of any Shares of Accelerated Restricted Stock must be retained by the Grantee for a period of 18 months;

70	2016 Proxy Statement

(iii) in the case of a termination of employment due to death or disability (as determined in the judgment of the Committee), there will be no retention requirement under this paragraph 8(c)(5).
To effectuate the foregoing, the new certificate issued by the Escrow Agent pursuant to Section 8(e) for Shares of Accelerated Restricted Stock subject to the retention requirements above will bear an appropriate legend restricting transfers for the applicable period and will continue to be held by the Escrow Agent in accordance with Section 8(e).

(6)
Notwithstanding anything to the contrary in the Plan, the Committee shall have the authority to make Awards of Restricted Stock to a Grantee in Agreements under which restrictions on all or a portion of such Shares shall not immediately lapse and become fully vested upon a Change in Control of the Company or the death or Retirement of the Grantee.

(d)
Treatment of Cash Dividends. At the time of an Award of Shares of Restricted Stock, the Committee may, in its discretion, determine to pay to the Grantee cash dividends, or a specified portion thereof, declared or paid on Shares of Restricted Stock by the Company. Any such cash dividends paid with respect to Shares of Restricted Stock shall be deferred until the earlier to occur of (i) the lapsing of the restrictions imposed upon such Shares, in which case such cash dividends shall be paid over to the Grantee, or (ii) the forfeiture of such Shares under Section 8(b) hereof, in which case such cash dividends shall be forfeited to the Company. In the Committee’s sole discretion, interest may be credited on the amount of any cash dividends held by the Company for the account of the Grantee from time to time at such rate per annum as the Committee, in its discretion, may determine. Payment of deferred cash dividends, together with any interest accrued thereon as aforesaid, shall be made upon the earlier to occur of the events specified in (i) and (ii) of the immediately preceding sentence, in the manner specified therein.

(e)
Delivery of Shares. When the restrictions imposed hereunder and in the Plan expire or have been cancelled with respect to one or more shares of Restricted Stock, the Company shall notify the Grantee and the Escrow Agent of same. The Escrow Agent shall then return the certificate covering the Shares of Restricted Stock to the Company and upon receipt of such certificate the Company shall deliver to the Grantee (or such Grantee’s legal representative, beneficiary or heir) a certificate for a number of shares of Common Stock, without any legend or restrictions (except those required by any federal or state securities laws), equivalent to the number of Shares of Restricted Stock for which restrictions have been cancelled or have expired (or alternatively, an applicable book entry shall be made for uncertificated Shares). If applicable, a new certificate covering Shares of Restricted Stock previously awarded to the Grantee which remain restricted shall be issued to the Grantee and held by the Escrow Agent and the Agreement, as it relates to such Shares, shall remain in effect. Notwithstanding the foregoing, if requested by a Grantee who is an Eligible Employee, the Committee in its discretion, has the right to cancel Shares of Restricted Stock to be delivered to the Grantee having a Fair Market Value, on the day preceding the date of vesting of the Restricted Stock, equal to the aggregate required tax withholding in connection with such vesting, and to apply the value of such Shares of Restricted Stock as payment for the Grantee’s aggregate required tax withholding for the vesting of any Shares of Restricted Stock.

9.
Restricted Stock Units. The Committee (or, with respect to Directors, the Board) may grant Awards of Restricted Stock Units which shall be evidenced by an Agreement between the Company and the Grantee. Each Agreement shall contain such restrictions, terms and conditions as the Committee may require. Awards of Restricted Stock Units shall be subject to the following terms and provisions:

(a)
Rights of Grantee. Restricted Stock Units granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted and the purchase price, if any, is paid by the Grantee, provided that the Grantee has executed an Agreement evidencing the Award and any other documents which the Committee, in its absolute discretion, may require as a condition to the issuance of such Restricted Stock Units. If a Grantee shall fail to execute the Agreement evidencing a Restricted Stock Unit Award or shall fail to pay the purchase price, if any, for the Restricted Stock Units, the Award shall be null and void. The Grantee shall not have any of the rights of a shareholder with respect to Restricted Stock Units, subject to Section 9(d).

(b)
Non-Transferability. Until any restrictions upon the Restricted Stock Units awarded to a Grantee shall have lapsed in the manner set forth in Section 9(c), such Restricted Stock Units shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated. Upon the termination of employment (or cessation of service) of the Grantee, all of such Restricted Stock Units with respect to which restrictions have not lapsed shall be forfeited at no cost to the Company if no purchase price had been paid for such Restricted Stock Units. The Committee may also impose such other restrictions and conditions on the Restricted Stock Units as it deems appropriate.

(c)	Lapse of Restrictions.

(1)
Restrictions upon Restricted Stock Units awarded hereunder shall lapse at such time or times and on such terms, conditions and satisfaction of performance criteria as the Committee may determine; provided, however, that the restrictions upon such Restricted Stock Units shall lapse only if the Grantee on the date of such lapse is then and has continuously been an employee of the Company or a Subsidiary or a Director of the Company from the date the Award was granted, or unless the Committee sets a later date for the lapse of such restrictions. The Board may determine, in its discretion, to grant Restricted Stock Unit Awards to Directors that vest in whole or in part immediately upon grant.

(2)
In the event of a Change in Control, all restrictions upon any Restricted Stock Units shall lapse immediately and all such Restricted Stock Units shall become fully vested in the Grantee thereof. The Committee shall

71	2016 Proxy Statement

have the authority to make Awards of Restricted Stock Units under Agreements which provide that restrictions do not immediately lapse upon a Change in Control. The Committee may do so by any means including by providing in an Agreement that such restrictions shall lapse upon the termination by the Company of the employment of the Grantee following a Change in Control.

(3)
In the event of termination of employment (or cessation of service as a Director) as a result of death or Retirement of a Grantee, all restrictions upon Restricted Stock Units awarded to such Grantee shall thereupon immediately lapse. The Committee shall have the authority to make Awards of Restricted Stock Units under Agreements which provide that restrictions do not immediately lapse upon the death or Retirement of the Grantee. The Committee may do so by any means including by providing in an Agreement that Restricted Stock Units not yet vested shall be forfeited to the Company automatically and immediately upon the Grantee’s ceasing to be employed by the Company (or ceasing to serve as a Director) for any reason whatsoever.

(4)
The Committee may also decide at any time in its absolute discretion and on such terms and conditions as it deems appropriate, to remove or modify the restrictions upon Restricted Stock Units awarded hereunder, unless the Committee sets a later date for the lapse of such restrictions.

(5)	With respect to any Accelerated Restricted Stock Units, the following restrictions will apply unless otherwise provided in the Agreement:
(i) in the case of a termination of employment for any reason other than death, disability (as determined in the judgment of the Committee) or Retirement, a minimum of 50% of any Shares issued upon vesting of Accelerated Restricted Stock Units must be retained by the Grantee for a period of 24 months;
(ii) in the case of a termination of employment by reason of Retirement, a minimum of 50% of any Shares issued upon vesting of Accelerated Restricted Stock Units must be retained by the Grantee for a period of 18 months;
(iii) in the case of a termination of employment due to death or disability (as determined in the judgment of the Committee), there will be no retention requirement under this paragraph 9(c)(5).
To effectuate the foregoing, any certificate representing Shares issued upon vesting of Accelerated Restricted Stock Units subject to the retention requirements above will bear an appropriate legend restricting transfers for the applicable period.

(6)
Notwithstanding anything to the contrary in the Plan, the Committee shall have the authority to make Awards of Restricted Stock Units to a Grantee in Agreements under which restrictions on all or a portion of such Restricted Stock Units shall not immediately lapse and become fully vested upon a Change in Control of the Company or the death or Retirement of the Grantee.

(d)
Treatment of Cash Dividends. At the time of an Award of Restricted Stock Units, the Committee may, in its discretion, determine to provide the Grantee with the right to receive cash Dividend Equivalents with respect to the Restricted Stock Units subject to the Award, or a specified portion thereof. A “Dividend Equivalent” is an amount equal to the cash dividend payable per Share, if any, multiplied by the number of Shares then underlying the Award with respect to any cash dividends declared or paid by the Company while the Award is outstanding. Any such Dividend Equivalents shall be credited to the Grantee at the time the Company pays any cash dividend on its Shares. Until such time as the Dividend Equivalents vest or are forfeited, interest may be credited, in the Committee’s sole discretion, on the amount of such Dividend Equivalents held by the Company for the account of the Grantee from time to time at such rate per annum as the Committee, in its discretion, may determine. Any Dividend Equivalents credited to the Grantee, and any interest accrued thereon, shall vest at the same time as the underlying Restricted Stock Units, and payment of credited Dividend Equivalents, together with any interest accrued thereon, shall be made at the time when the underlying Restricted Stock Units convert to Shares. In the event any Restricted Stock Units are forfeited under Section 9(c) hereof, any Dividend Equivalents credited to Grantee with respect to such forfeited Restricted Stock Units and any interest accrued thereon shall be forfeited to the Company, and the Grantee shall have no rights and the Company shall have no liability as to such Dividend Equivalents or interest.

(e)
Form of Payment. When the restrictions imposed hereunder and in the Plan expire or have been cancelled with respect to one or more of the Restricted Stock Units granted under the Plan, the Company shall notify the Grantee of same. The Company shall then deliver to the Grantee (or such Grantee’s legal representative, beneficiary or heir), subject to any determination of the Committee in its sole discretion to settle the Restricted Stock Units in cash or in a combination of cash and Shares, a certificate for a number of Shares, without any legend or restrictions (except those required by any federal or state securities laws), equivalent to the number of Restricted Stock Units for which restrictions have been cancelled or have expired (or alternatively, an applicable book entry shall be made for uncertificated Shares). If the Committee determines to settle any Restricted Stock Units in cash, the Company shall deliver to the Grantee (or such Grantee’s legal representative, beneficiary or heir), cash in amount equal to the Fair Market Value of a Share on the date of vesting multiplied by the number of Restricted Stock Units then vesting and determined by the Committee to be paid in cash. Notwithstanding the foregoing, if requested by a Grantee who is an Eligible Employee, the Committee, in its discretion, has the right to cancel any Shares to be delivered to the Grantee having a Fair Market Value, on the day preceding the date of vesting of the Restricted Stock Units, equal to the aggregate required tax withholding in connection with such vesting, and to apply the value of such Shares as payment for the Grantee’s aggregate required tax withholding for the vesting of any Restricted Stock Units.

72	2016 Proxy Statement

(f)
Compliance with Section 409A of the Code. Restricted Stock Units are intended to comply with Section 409A of the Code and provisions of the Plan and Awards shall be interpreted in a manner intended to be consistent with Section 409A.

10.    Performance Goals.

(a)
If, at the time of grant, the Committee intends a Restricted Stock Award or Restricted Stock Unit Award to qualify as “other performance based compensation” within the meaning of Code Section 162(m), the Committee must establish performance goals for the applicable Performance Period no later than 90 days after the Performance Period begins (or by such other date as may be required under Code Section 162(m)). Such performance goals must be based on one or more of the criteria described in Section 10(b). “Performance Period” means the period selected by the Committee during which performance is measured for purpose of determining the extent to which an award of Restricted Stock or Restricted Stock Units has been earned.

(b)
A performance goal described in Section 10(a) shall be based on one or more of the following criteria: earnings, earnings growth, earnings per share, stock price (including growth measures and total shareholder return), improvement of financial ratings, internal rate of return, market share, cash flow, operating income, operating margin, net profit after tax, earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis, gross profit, operating profit, cash generation, revenues, asset quality, return on equity, return on assets, return on operating assets, cost saving levels, efficiency ratio, net income, marketing-spending efficiency, core non-interest income, change in working capital, return on capital, book value or tangible book value, or shareholder return. The performance goals may be described in terms of objectives that are related to the individual Grantee or objectives that are Company-wide or related to a Subsidiary, division, department, region, branch, function or business unit and may, but need not be, measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, measured in terms of Company performance (or performance of the applicable Subsidiary, division, department, region, branch, function or business unit) or measured relative to selected peer companies or a market index. Any performance goals that are financial metrics, may be determined in accordance with Generally Accepted Accounting Principles (“GAAP”), or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP. For any Award not intended to meet the requirements of Code Section 162(m), the Committee may establish performance goals based on any other performance criteria it deems appropriate. These performance goals are subject to approval by shareholders at the Company’s 2016 annual meeting, and once approved, should be re-approved by the Company’s shareholders no later than the 2021 annual shareholder meeting, and thereafter, once every five years.

(c)
When the Committee determines whether a performance goal has been satisfied for any period, the Committee may include or exclude unusual, infrequently occurring or non-recurring charges, asset write downs, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition or disposition expenses, including expenses related to goodwill and other intangible assets, stock offerings, stock repurchases and loan loss provisions; provided that in the case of an Award intended to qualify for the exemption from the limitation on deductibility imposed by Code Section 162(m), such inclusion or exclusion shall be made in compliance with Code Section 162(m).

(d)
If the Committee determines that a performance goal has been satisfied and the satisfaction of such goal was intended to meet the requirements of Code Section 162(m), the Committee shall certify that the goal has been satisfied in accordance with the requirements set forth under Code Section 162(m).

11.    Adjustment Upon Changes in Capitalization.

(a)
In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to the maximum number and class of shares of stock with respect to which Options or Awards may be granted under the Plan, the number and class of shares as to which Options or Awards have been granted under the Plan, and the purchase price therefor, if applicable.

(b)
Any such adjustment in the Shares or other securities subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

(c)
If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to new, additional or different shares of stock or securities, such new additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares or units pursuant to the Award prior to such Change in Capitalization.

12.    Effect of Certain Transactions. In the event of (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) the sale or disposition of all or substantially all of the Company’s assets, provision shall be made in connection with such transaction for the assumption of the Plan and the Options or Awards theretofore granted under the Plan, or the substitution for such Options or Awards of new options or awards of the surviving corporation, with appropriate adjustment as to the number and kind of shares and the purchase price for shares thereunder. Notwithstanding the foregoing, any other provision in this Plan or in an Option or Award Agreement, in the event of a transaction listed above or a Change in Control, the Committee, with the approval of the Board, shall have the right and authority to cancel and terminate all outstanding Options and Awards by paying each holder of an Option or Award in cash the difference between the exercise price, if any, and the Fair Market Value of the Shares underlying the Option or Award on the date of the consummation

73	2016 Proxy Statement

of the transaction or Change in Control. If the Committee elects to exercise its authority hereunder it shall provide each holder of an Option with the right to exercise the option (regardless of any vesting period) immediately prior to the transaction or Change in Control and shall provide each holder of an Award the right to fully vest that Award immediately prior to the transaction or Change in Control. A decision to exercise its right and authority, the manner of exercising its right and authority and interpretations by the Committee under the foregoing provision shall be final and binding on the holders of all Options and Awards.
13.    Termination and Amendment of the Plan. The Plan shall terminate on the day preceding the tenth anniversary of the Effective Date, as defined in Section 18 below, and no Option or Award may be granted thereafter. The Board may sooner terminate or amend the Plan at any time, and from time to time; provided, however, that, except as provided in Sections 11 and 12 hereof, no amendment shall be effective unless approved by the shareholders of the Company in accordance with applicable law and regulations at an annual or special meeting held within twelve months before or after the date of adoption of such amendment, where approval of such amendment is required under applicable laws, policies or regulations or applicable listing or other requirements of the national securities exchange upon which the Shares are then listed, including amendments that will:

(a)	increase the number of Shares as to which Options or Awards may be granted under the Plan;

(b)	change the class of persons eligible to participate in the Plan;

(c)	materially extend the term of the Plan; or

(d)	cause Options or Stock Appreciation Rights issued under the Plan to be repriced or otherwise modified in a manner contemplated under Section 6(i) and Section 7(f) of the Plan.
Except as provided in Sections 11 and 12 hereof, rights and obligations under any Option or Award granted before any amendment of the Plan shall not be altered or impaired by such amendment, except with the consent of the Optionee or Grantee, as the case may be.
14.    Non-Exclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
15.    Limitation of Liability. As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

(a)	give any person any right to be granted an Option or Award other than at the sole discretion of the Committee;

(b)	give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

(c)	limit in any way the right of the Company to terminate the employment of any person at any time; or

(d)
be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person in any particular position at any particular rate of compensation or for any particular period of time.

16.	Regulations and Other Approvals; Governing Law.

(a)
This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of New Jersey without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

(b)
The obligation of the Company to sell or deliver Shares with respect to Options and Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(c)
The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and, with respect to the grant of Options and certain Awards, Section 162(m) of the Code (each as amended from time to time) and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith to the extent necessary. Any provisions inconsistent with such Rule or Section shall be inoperative but shall not affect the validity of the Plan or any grants thereunder.

(d)
Except as otherwise provided in Section 13, the Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain for Eligible Employees granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

(e)
Each Option and Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions unacceptable to the Committee.

74	2016 Proxy Statement

(f)
In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act of 1933, as amended, or regulations thereunder, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares (including upon exercise of an Option), to represent to the Company in writing that the Shares acquired by such individual are acquired for investment only and not with a view to distribution.

17.    Miscellaneous.

(a)
Multiple Agreements. The terms of each Option or Award may differ from other Options or Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Option or Award to a given Eligible Employee during the term of the Plan, either in addition to, or in substitution for, one or more Options or Awards previously granted to that Eligible Employee. The grant of multiple Options and/or Awards may be evidenced by a single Agreement or multiple Agreements, as determined by the Committee.

(b)
Withholding of Taxes. The Company shall have the right to deduct from any distribution of cash to any Optionee or Grantee who is an Eligible Employee an amount equal to the federal, state and local income taxes and other amounts required by law to be withheld with respect to any Option or Award. Notwithstanding anything to the contrary contained herein, if any such Optionee or Grantee is entitled to receive Shares upon exercise of an Option or pursuant to an Award, the Company shall have the right to require such Optionee or Grantee, prior to the delivery of such Shares, to pay to the Company the amount of any federal, state or local income taxes and other amounts which the Company is required by law to withhold. An Optionee or Grantee who is an Eligible Employee may be permitted, in the Committee’s discretion, to satisfy any amounts required to be withheld by the Company under applicable federal, state and local tax laws in effect from time to time, by electing to have the Company withhold a portion of the Shares to be delivered for the payment of such taxes. The Agreement evidencing any Incentive Stock Options granted under this Plan shall provide that if the Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to him or her pursuant to his or her exercise of the Incentive Stock Option within the two-year period commencing on the day after the date of grant of such Option or within the one-year period commencing on the day after the date of transfer of the Share or Shares to the Optionee pursuant to the exercise of such Option, he or she shall, within ten (10) days of such disposition, notify the Company thereof and immediately deliver to the Company any amount of federal income tax withholding required by law.

(c)
Designation of Beneficiary. Each Optionee and Grantee may, with the consent of the Committee, designate a person or persons to receive in the event of his/her death, any Option or Award or any amount payable pursuant thereto, to which he/she would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing. If an Optionee or Grantee fails effectively to designate a beneficiary, then the beneficiary or beneficiaries named by the Optionee or Grantee under the Company’s group term life insurance plan will be deemed to be the beneficiary.

(d)
Recoupment. Notwithstanding anything to the contrary, an Agreement may provide that the Committee may cancel an Option or Award if the Optionee or Grantee has engaged in or engages in activity that is in conflict with or adverse to the interest of the Company while employed by or providing services to the Company or any Subsidiary, including fraud or conduct contributing to any financial restatements or irregularities. The Committee may also provide in an Agreement that in such event, the Optionee or Grantee will forfeit any compensation, gain or other value realized thereafter on the vesting, exercise or settlement of such Option or Award, the sale or other transfer of such Option or Award, or the sale of Shares acquired in respect of such Option or Award, and must promptly repay such amounts to the Company. The Committee may also provide in an Agreement that if the Optionee or Grantee receives any amount in excess of what should have been received under the terms of the Option or Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the Optionee or Grantee shall be required to promptly repay any such excess amount to the Company. Furthermore, to the extent required by applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of any securities exchange or inter-dealer quotation service on which the Shares are listed or quoted, or if so required pursuant to a written policy adopted by the Company, Options and Awards shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements.

18.    Effective Date. The effective date of the Plan shall be the date of its approval by shareholders following its adoption by the Board (the “Effective Date”). This Plan shall be effective only upon the approval by the affirmative vote of a majority of the votes cast at a meeting of shareholders at which a quorum is present to be held within twelve (12) months of the Board’s adoption of the Plan. Awards may be granted under the Plan after its adoption by the Board but prior to the Effective Date provided that all such Awards shall be null and void if the Plan is not approved by the requisite shareholder vote at the 2016 annual meeting. From and after the Effective Date of the Plan, no further awards shall be granted under the Prior Plan, and the Prior Plan shall remain in effect only so long as options or awards granted thereunder shall remain outstanding.

75	2016 Proxy Statement

ANNUAL MEETING OF SHAREHOLDERS OF

VALLEY NATIONAL BANCORP

April 28, 2016

Important Notice Regarding The Availability Of Proxy Materials For The Shareholder Meeting To Be Held On Thursday, April 28, 2016.
The Proxy Statement and the Annual Report are available at the following weblink:
www.proxydocs.com/VLY

ADMISSION TICKET

You may attend the meeting only if you own shares of common stock at the close of business on February 29, 2016. Attendance at the meeting is limited to shareholders or their proxy holders and Valley guests. Please bring this admission ticket with you to the meeting and allow ample time for the admission process.

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

↓ Please detach along perforated line and mail in the envelope provided. ↓

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE VALLEY BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED IN PROPOSAL 1.

1. ELECTION OF 13 DIRECTORS:

		FOR	AGAINST	ABSTAIN
1a	Andrew B. Abramson	☐	☐	☐
1b	Peter J. Baum	☐	☐	☐
1c	Pamela R. Bronander	☐	☐	☐
1d	Eric P. Edelstein	☐	☐	☐
1e	Mary J. Steele Guilfoile	☐	☐	☐
1f	Graham O. Jones	☐	☐	☐
1g	Gerald Korde	☐	☐	☐
1h	Michael L. LaRusso	☐	☐	☐
1i	Marc J. Lenner	☐	☐	☐
1j	Gerald H. Lipkin	☐	☐	☐
1k	Barnett Rukin	☐	☐	☐
1l	Suresh L. Sani	☐	☐	☐
1m	Jeffrey S. Wilks	☐	☐	☐

THE VALLEY BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSALS 2, 3 AND 4.

	FOR	AGAINST	ABSTAIN
5. A SHAREHOLDER PROPOSAL, IF PROPERLY PRESENTED AT THE ANNUAL MEETING	☐	☐	☐

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder: ____________ Date: ________ Signature of Shareholder: ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ADMISSION TICKET

You may attend the meeting only if you own shares of common stock at the close of business on February 29, 2016. Attendance at the meeting is limited to shareholders or their proxy holders and Valley guests. Please bring this admission ticket with you to the meeting and allow ample time for the admission process.

0

VALLEY NATIONAL BANCORP

PROXY

FOR THE ANNUAL MEETING OF SHAREHOLDERS

THURSDAY, APRIL 28, 2016

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ANDREW B. ABRAMSON, ERIC P. EDELSTEIN and GERALD KORDE and each of them, as Proxy, each with full power of substitution, to vote all of the stock of VALLEY NATIONAL BANCORP standing in the undersigned's name at the Annual Meeting of Shareholders of VALLEY NATIONAL BANCORP, to be held at 100 Furler Street, Totowa, NJ, on Thursday, April 28, 2016 at 9:00 a.m., local time, and at any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

This proxy will be voted as specified on the reverse side. If no choice is specified, the proxy will be voted FOR the election of all nominees for director listed on this proxy; FOR proposals 2, 3 and 4; and AGAINST proposal 5. Shares, if any, held for your account by the trustee for the dividend reinvestment plan will be voted in the same manner as you vote the shares in your name individually.

(Continued and to be signed on the reverse side.)

1.1 14475

ANNUAL MEETING OF SHAREHOLDERS OF

VALLEY NATIONAL BANCORP

April 28, 2016

PROXY VOTING INSTRUCTIONS

Vote online/phone until 11:59 PM EST the day before the meeting.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON THURSDAY, APRIL 28, 2016. The Proxy Statement and the Annual Report are available at the following weblink: www.proxydocs.com/VLY

↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ↓

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE VALLEY BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED IN PROPOSAL 1.

1. ELECTION OF 13 DIRECTORS:

		FOR	AGAINST	ABSTAIN
1a	Andrew B. Abramson	☐	☐	☐
1b	Peter J. Baum	☐	☐	☐
1c	Pamela R. Bronander	☐	☐	☐
1d	Eric P. Edelstein	☐	☐	☐
1e	Mary J. Steele Guilfoile	☐	☐	☐
1f	Graham O. Jones	☐	☐	☐
1g	Gerald Korde	☐	☐	☐
1h	Michael L. LaRusso	☐	☐	☐
1i	Marc J. Lenner	☐	☐	☐
1j	Gerald H. Lipkin	☐	☐	☐
1k	Barnett Rukin	☐	☐	☐
1l	Suresh L. Sani	☐	☐	☐
1m	Jeffrey S. Wilks	☐	☐	☐

THE VALLEY BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSALS 2, 3 AND 4.

	FOR	AGAINST	ABSTAIN
5. A SHAREHOLDER PROPOSAL, IF PROPERLY PRESENTED AT THE ANNUAL MEETING	☐	☐	☐

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder: ____________ Date: ________ Signature of Shareholder: ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Important Notice of Availability of Proxy Materials for the Shareholder Meeting of

VALLEY NATIONAL BANCORP

To Be Held On:

Thursday, April 28, 2016

100 Furler Street, Totowa, NJ

COMPANY NUMBER	
ACCOUNT NUMBER	
CONTROL NUMBER	

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before 4/1/2016.

Please visit www.proxydocs.com/VLY, where the following materials are available for view:

- Notice of Annual Meeting of Stockholders
- Proxy Statement
- Form of Electronic Proxy Card
- Annual Report on Form 10-K

TO REQUEST MATERIAL:
TELEPHONE: (800) 522-4100 EXT3380
E-MAIL: investorrelations@valleynationalbank.com
WEBSITE: valleynationalbank.com

TO VOTE:

ONLINE: To access your online proxy card, please visit **www.voteproxy.com** and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the meeting.

IN PERSON: You may vote your shares in person by attending the Annual Meeting.

TELEPHONE: To vote by telephone, please visit **www.voteproxy.com** to view the materials and to obtain the toll free number to call.

MAIL: You may request a card by following the instructions above.

THE VALLEY BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED IN PROPOSAL 1.

1. ELECTION OF 13 DIRECTORS:

1a Andrew B. Abramson

1b Peter J. Baum

1c Pamela R. Bronander

1d Eric P. Edelstein

1e Mary J. Steele Guilfoile

1f Graham O. Jones

1g Gerald Korde

1h Michael L. LaRusso

1i Marc J. Lenner

1j Gerald H. Lipkin

1k Barnett Rukin

1l Suresh L. Sani

1m Jeffrey S. Wilks

THE VALLEY BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSALS 2, 3 AND 4.

3. AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

Please note that you cannot use this notice to vote by mail.